EXHIBIT 4.1

COINMACH SERVICE CORP.,

as Issuer,

THE BANK OF NEW YORK,

as Trustee and Collateral Agent,

and

The Subsidiary Guarantors Party Hereto from Time to Time,

as Subsidiary Guarantors

INDENTURE

Dated as of November 24, 2004

11% Senior Secured Notes due 2024

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10; 12.02
	(b)(1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06; 12.02
	(d)	7.06
314	(a)	4.06; 4.08; 11.02; 12.04
	(b)	11.02
	(c)(1)	12.04
	(c)(2)	1204
	(c)(3)	N.A.
	(d)	12.04; 12.05
	(e)	N.A.
315	(a)	7.01(b)
	(b)	7.05; 12.02
	(c)	7.01(a)
	(d)	7.01(c)
	(e)	6.11
316	(a)(last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	12.01
	(c)	12.01

N.A. means Not Applicable

NOTE:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

NOTE:	This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

          INDENTURE, dated as of November 24, 2004, between Coinmach Service Corp., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as herein defined), and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”) and Collateral Agent (the “Collateral Agent”).

          The Company and the Subsidiary Guarantors have duly authorized the creation of an issue of $132,566,664.68 aggregate principal amount of 11% Senior Secured Notes due 2024 (the “Initial Notes” and, together with any Additional Notes (as herein defined), the “Notes”) and the Subsidiary Guarantees (as herein defined) and, to provide therefor, the Company and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes and Subsidiary Guarantees, when each are duly issued and executed by the Company and the Subsidiary Guarantors, as applicable, and authenticated and delivered hereunder, the valid and legally binding obligations of each of the Company and the Subsidiary Guarantors, respectively, and to make this Indenture a valid and legally binding agreement of each of the Company and the Subsidiary Guarantors, have been done.

          Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. Definitions.

          “9% Coinmach Corp. Notes” means the notes issued pursuant to the indenture, dated as of January 25, 2002, by and among Coinmach Corp., as issuer, the guarantors party thereto, and U.S. Bank, N.A., as trustee.

          “Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, and which Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Restricted Subsidiary of the Company or the time of such acquisition, merger or consolidation.

          “Additional IDS Notes” means Additional Notes that may be issued in connection with issuances or sales of IDSs.

          “Additional Notes” has the meaning provided in Section 2.02 and means any Notes issued after the Issue Date from time to time in accordance with the terms of this Indenture, including, without limitation, the provisions of Sections 2.02 and 4.12.

          “Administrative Agent” means the administrative agent under the Credit Agreement.

          “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

          “Affiliate Transaction” has the meaning provided in Section 4.11(a).

          “Agent” means any Registrar, Paying Agent or co-Registrar.

          “Agent Members” has the meaning provided in Section 2.01 and means, with respect to the Depository, a Person who has an account with the Depository.

          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer or exchange.

          “Asset Acquisition” means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          “Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person of (a) any Capital Stock of any Restricted

Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that asset sales or other dispositions shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5,000,000; (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article Five; (iii) any Restricted Payment permitted under Section 4.10 or any Permitted Investment; (iv) sales of franchises or the sale or lease of equipment, receivables or other assets acquired and held for resale, in all cases in the ordinary course of business; (v) any sale of Capital Stock or Indebtedness or other securities of an Unrestricted Subsidiary; (vi) any sale or transfer of properties or assets by the Company or a Restricted Subsidiary to the Company or any other Restricted Subsidiary; and (vii) sales or grants of licenses or similar rights in the ordinary course of business in respect of the Company’s or any Restricted Subsidiary’s intellectual property.

          “Authenticating Agent” has the meaning provided in Section 2.02.

          “Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

          “Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

          “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          “Business Day” means a day that is not a Legal Holiday.

          “Capital Expenditures” means, for any period, without duplication, the sum of:

     (1) the aggregate amount of all expenditures of any Person and its Restricted Subsidiaries for property, plant and equipment (excluding any property, plant and equipment acquired in connection with acquisitions, including advance location payments to location owners and excluding expenditures relating to additions to net assets related to acquisitions of businesses) that are recorded as fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and

     (2) the aggregate amount of all cash payments made during such period in respect of any Capitalized Lease Obligation allocable to the principal component thereof;

provided that the term “Capital Expenditures” shall not include (a) expenditures and payments made since the Issue Date in an aggregate amount not to exceed $35,000,000; (b) expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced; (c) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time; (d) a Capitalized Lease Obligation paid in respect of equipment that is leased in substitution for, or as replacement in connection with the trade-in of, existing similar equipment; (e) the purchase of plant, property or equipment made within one year of the sale of any asset in replacement of such asset to the extent purchased with the proceeds of such sale, and a Capitalized Lease Obligation paid in respect of such replaced asset; and (f) expenditures for property, plant and equipment that are financed to the extent of such financing, provided that all cash payments made during such period in respect of such financing and allocable to the principal component thereof shall be treated as a Capital Expenditure for such period.

          “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

          “Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          “Carry-Over Dividend Basket” shall initially equal $30,000,000; provided that

     (a) if during any fiscal quarter the aggregate amount of dividends paid on the Company’s Class A Common Stock pursuant to clause (7) of the second paragraph of Section 4.10 is less than the Quarterly Base Dividend Level calculated for such fiscal quarter, an amount equal to the difference between (1) the Quarterly Base Dividend Level for such fiscal quarter and (2) the aggregate amount of dividends paid on the Company’s Common Stock during such fiscal quarter shall be added to the Carry-Over Dividend Basket as of the last day of such fiscal quarter;

     (b) if during any fiscal quarter the Company’s Consolidated Interest Expense exceeds Distributable Cash Flow (the “Excess Amount”) for such fiscal quarter, the Carry-Over Dividend Basket shall be reduced by such Excess Amount as of the last day of such fiscal quarter; and

     (c) at the end of each fiscal quarter the Carry-Over Dividend Basket shall be reduced by an amount equal to all dividends paid in reliance on clause (8) of the second paragraph of Section 4.10 during such fiscal quarter.

          “Cash Equivalents” means (i) marketable direct obligations issued by, or unconditionally Guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Ratings Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

          “Change of Control” means the occurrence of one or more of the following events: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total outstanding Voting Stock of the Company as measured by voting power; provided that there shall be no Change of Control pursuant to this clause (i) if the Permitted Holders continue to have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stock-

holders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; provided, however, there shall be no Change of Control pursuant to this clause (ii) if during such two-year period the Permitted Holders continue to own, directly or indirectly, a majority of the Voting Stock of the Company as measured by voting power; or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) that are not controlled, directly or indirectly, by the Permitted Holders; or (iv) at any time prior to the occurrence of a Merger Event, the Company shall fail to own, directly or indirectly, at least 99% of the Capital Stock of Coinmach Corp.

          “Change of Control Date” has the meaning provided in Section 4.15(b).

          “Change of Control Offer” has the meaning provided in Section 4.15(a).

          “Change of Control Payment Date” has the meaning provided in Section 4.15(b)(2).

          “Class A Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

          “Class B Common Stock” means the Class B common stock of the Company, par value $0.01 per share.

          “Coinmach Corp.” means Coinmach Corporation, a Delaware corporation.

          “Collateral” means Collateral as such term is defined in the Security Agreement and as such term is defined in the Pledge Agreement and in each case any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations of the Company under the Notes or this Indenture or of Laundry Corp. under its Subsidiary Guarantee is granted or purported to be granted under any Collateral Agreement. After the occurrence of the Merger Event, “Collateral” shall only consist of the Post-Merger Event Collateral so long as the Liens created by the Collateral Agreements shall not have been released pursuant to Section 11.06(a)(i), (ii) or (iii).

          “Collateral Agent” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          “Collateral Agreements” means (i) prior to the occurrence of the Merger Event, the Security Agreement, the Pledge Agreement and each other agreement, including any Mortgage, pursuant to which a Lien is granted or purported to be granted by either the Company on any of its assets to secure its Obligations in respect of the Notes or the Indenture or Laundry Corp. on any of its assets to secure its Obligations in respect of its Subsidiary Guarantee or the Indenture and (ii) subsequent to the Merger Event, the Post-Merger Event Pledge Agreement, in each case as the same may be in force from time to time.

          “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          “Company” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

          “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

          “Consolidated EBITDA” means, with respect to any Person, for any period, the sum (without duplication) of:

     (i) Consolidated Net Income, and

     (ii) to the extent Consolidated Net Income has been reduced thereby (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), (b) Consolidated Interest Expense, and (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          “Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the “Four Quarter Period”) ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which internal financial statements are available (the “Transaction Date”) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

     (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, and

     (ii) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date), as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with such Asset Acquisition) occurred on the first day of the Four Quarter Period, and including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act; provided that the Consolidated EBITDA of any Person acquired shall be included only to the extent includible pursuant to the definition of “Consolidated Net Income.”

          If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such Guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such Guaranteed Indebtedness.

          Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio,”

     (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the average rate of interest on such Indebtedness during the Four Quarter Period ending on or prior to the Transaction Date; and

     (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          “Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          “Consolidated Interest Expense” means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period; (c) net cash costs under all Interest Swap Obligations (including amortization of fees), other than any cash costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date; (d) all capitalized interest; and (e) the interest portion of any deferred payment obligations for such period.

          “Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) after-tax gains and losses from Asset Sales or abandonments or re-

serves relating thereto, (b) after-tax items classified as extraordinary or nonrecurring gains, (c) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, (d) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person, (e) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date, (f) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (g) all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Restricted Subsidiaries of any securities of such Person or any of its Restricted Subsidiaries, (h) amortization charges resulting from purchase accounting adjustments with respect to transactions prior to the Issue Date, (i) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, (j) write downs resulting from the impairment of intangible assets, (k) the amount of amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness, (l) costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date, and (m) non-cash charges related to employee compensation.

          “Consolidated Non-Cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

          “Covenant Defeasance” has the meaning provided in Section 8.01(c).

          “Credit Agreement” means the Credit Agreement dated as of January 25, 2002, among Laundry Corp., Coinmach Corp., the lenders party thereto from time to time in their capacities as lenders thereunder and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as administrative agent and collateral agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether in whole or in part and whether with the original agents and lenders or other agents and lenders or otherwise including, without limitation, under any high yield financing), including, without limitation, to increase the amount of available borrowings thereunder (provided that any Indebtedness incurred pursuant to such increase is permitted under Section 4.12) or to add Restricted Subsidiaries of the Company as additional borrowers or Restricted Subsidiaries of the Company or other Persons as additional guarantors thereunder.

          “Credit Agreement Collateral Agent” means the collateral agent under the Credit Agreement.

          “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          “Depository” or “DTC” means The Depository Trust Company, its nominees and successors.

          “Disproportionality Test” means, as of any date, that either

     (i) at least 40% of the voting power and value of the Company’s then outstanding Common Stock is held separate and apart from any debt security of the Company or its Subsidiaries and not as part of the IDSs or any other units that include a debt instrument of the Company or its Subsidiaries; provided that the voting power and value of Common Stock held by Parent, GTCR-CLC, LLC, persons controlling or controlled by them, or affiliates of any of such entities or persons shall be considered held separate and apart from any such debt securities, IDSs or other such units only to the extent that the ownership by such entities and persons of the Common Stock of the Company, measured as the lesser of the percentages of the aggregate value or voting power of such entities and persons, exceeds the ownership by such entities and persons of Notes, including Additional Notes, if any, and other indebtedness of the Company and its Subsidiaries that ranks pari passu with the Notes, measured as a percentage of the aggregate principal amount of such Notes and other debt; or

     (ii) at least 40% in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) is held separate and apart from any Capital Stock of the Company or its Subsidiaries and not as part of the IDSs or any other units that include any Capital Stock of the Company or its Subsidiaries; provided that Notes held by Parent, GTCR-CLC, LLC, persons controlling or controlled by them, or affiliates of any of such entities or persons shall be considered held separate and apart from any such Capital Stock, IDSs or other such units only to the extent that ownership of the Notes by such entities and persons, measured as a percentage of the aggregate principal amount of the Notes, exceeds the ownership by such entities and persons of the Company’s then outstanding Common Stock, measured as the greater of the percentages of the aggregate value or voting power.

          “Disqualified Capital Stock” means that portion of any Capital Stock (other than the Class B Common Stock) which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Notes for cash.

          “Distributable Cash Flow” means, as of any date of determination, Consolidated EBITDA of the Company for the most recent fiscal quarter prior to such date of determination for which internal financial statements are available (less Consolidated Net Income used to make a Restricted Payment in reliance on and calculated in accordance with clause (iii)(w) of the first paragraph of Section 4.10) minus

     (1) the sum, without duplication, of:

     (a) cash tax payments in respect of federal and state income taxes,

     (b) Capital Expenditures,

     (c) cash principal payments on any Indebtedness of the Company or its Restricted Subsidiaries (other than (i) payments on intercompany obligations, (ii) payments made from amounts borrowed pursuant to Indebtedness or amounts received from the issuance or sale of Qualified Capital Stock, in each case that has refinanced, renewed or replaced such repaid Indebtedness in such period, (iii) payments made on Indebtedness under working capital facilities to the extent such amounts remain available to be reborrowed and (iv) payments made to redeem 9% Coinmach Corp. Notes or repay borrowings outstanding under the Credit Agreement, in each case pursuant to the Transactions),

     (d) net changes in Working Capital and

     (e) extraordinary cash charges,

plus

     (2) the sum of:

     (a) cash tax refunds in respect of federal and state income taxes and

     (b) extraordinary cash gains,

in each case of the Company on a consolidated basis for or in such fiscal quarter.

          “Domestic Restricted Subsidiary” means any Restricted Subsidiary of the Company incorporated or otherwise organized or existing under the laws of the United States, any state thereof or the District of Columbia.

          “Event of Default” has the meaning provided in Section 6.01.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          “Exchange Notes” means Additional Notes, if any, issued under Section 2.02 pursuant to a Registration Rights Agreement.

          “Exchange Offer” means the registration by the Company under the Securities Act pursuant to a registration statement of the offer by the Company to each Holder of Additional Notes, if any, to exchange all such Additional Notes held by such Holder for the Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of such Additional Notes held by such Holder, all in accordance with the terms and conditions of a Registration Rights Agreement.

          “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          “First Four Dividend Payments” means the dividend payments contemplated to be made by the Company on the Class A Common Stock on March 1, 2005, June 1, 2005, September 1, 2005 and December 1, 2005 for the partial quarterly dividend payment period ending December 31, 2004 and the full quarterly dividend payment periods ending March 31, 2005, June 30, 2005 and September 30, 2005, provided that the dollar amount of such dividend payments shall not exceed (i) if the Over-Allotment Option is not exercised, $12,934,003.50, (ii) if the Over-Allotment Option is exercised in full, $14,874,103.30 and (iii) if the Over-Allotment Option is exercised in part, the proportion of the amount set forth in clause (ii) that is allocable to the Class A Common Stock underlying the IDSs with respect to which the Over-Allotment Option was exercised.

          “GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

          “Global IDS” has the meaning provided in Section 2.17.

          “Global Note” has the meaning provided in Section 2.01.

          “Guarantee” means, as applied to any obligation of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the obligations of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation of another Person (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing).

          “Holder” means the Person in whose name a Note is registered on the Registrar’s books.

          “IDS” means a security issued or to be issued by the Company, representing (1) one share of Class A Common Stock of the Company and (2) $6.14 aggregate principal amount of Notes, Non-OID Additional Notes or OID Exchange Units, as the case may be (or a combination thereof), as may be adjusted from time to time in accordance with the provisions of this Indenture.

          “IDS Transfer Agent” has the meaning provided in Section 2.17.

          “incur” has the meaning provided in Section 4.12(a).

          “Indebtedness” means with respect to any Person, without duplication,

     (i) all Obligations of such Person for borrowed money,

     (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

     (iii) all Capitalized Lease Obligations of such Person,

     (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn-outs consistent with the Company’s past practice),

     (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction,

     (vi) Guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below,

     (vii) all Obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured,

     (viii) all Obligations under currency agreements and interest swap agreements of such Person and

     (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          “Independent Financial Advisor” means an investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Di-

rectors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee as directed by the Company.

          “Initial Notes” has the meaning provided in the Recitals to this Indenture.

          “Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          “Intercompany Note” means that certain intercompany note in an initial aggregate principal amount of $79,539,998.81 to be issued by Coinmach Corp. to the Company on the Issue Date, together with any additional intercompany note or notes evidencing Indebtedness owed by Coinmach Corp. to the Company, in each case providing for termination upon the occurrence of the Merger Event.

          “Intercompany Note Guaranty” has the meaning specified in the Intercompany Note.

          “Intercompany Note Guarantor” has the meaning specified in the Intercompany Note.

          “Intercompany Note Obligor” has the meaning provided in Section 4.12(b).

          “Intercreditor Agreement” means the Intercreditor Agreement among the Credit Agreement Collateral Agent, the Collateral Agent and Laundry Corp., dated as of the Issue Date, substantially in the form of Exhibit J hereto, as amended, supplemented or modified from time to time in accordance with its terms.

          “Interest Coverage Test” means that, as of any date of determination,

     (1) the Company’s Consolidated Interest Expense was less than 90% of its Distributable Cash Flow for the most recent fiscal quarter for which internal financial statements are available; and

     (2) the Company reasonably and in good faith determines that both (i) it and its Restricted Subsidiaries have cash or borrowings available under committed financing arrangements that do not become due and payable within the next four fiscal quarters in an amount greater than the Company’s reasonably anticipated Consolidated Interest Expense for the next two succeeding fiscal quarters on the Company’s and its Restricted Subsidiaries’ then outstanding Indebtedness and any Indebtedness that they intend to incur in the next two succeeding fiscal quarters; and (ii) amounts actually available to the Company from its Restricted Subsidiaries at such date, taken together with amounts expected to be received by it under the Intercompany Note over the next two succeeding fiscal quarters, will be sufficient to make cash interest payments on all Indebtedness of the Company then outstanding and any Indebtedness it intends to incur in the next two succeeding fiscal quarters.

          “Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

          “Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          “Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a Guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. “Investment” shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiaries, as the case may be. For the purposes of Section 4.10, (i) “Investment” shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          “Issue Date” means the date of original issuance of the Initial Notes.

          “Laundry Corp.” means Coinmach Laundry Corporation, a Delaware corporation.

          “Legal Defeasance” has the meaning provided in Section 8.01(b).

          “Legal Holiday” has the meaning provided in Section 12.07.

          “Legal Requirements” means, at any time, any and all judicial and administrative rulings and decisions, and any and all Federal, state and local laws, ordinances, rules, regulations, permits and certificates, of any Authority, in each case applicable, at such time to the Company, the Subsidiary Guarantors or the Collateral (or the ownership or use thereof).

          “Lenders” means the lenders under the Credit Agreement.

          “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest). After the occurrence of a Merger Event, “Lien” shall include Post Merger Event Liens.

          “Maturity Date” means December 1, 2024.

          “Merger Event” means either (1) the consolidation or merger of the Company and Laundry Corp. with and into Coinmach Corp., or (2) the consolidation or merger of Laundry Corp. and Coinmach Corp. with and into the Company.

          “Mortgage” means an agreement, including, but not limited to, a mortgage, deed of trust or deed to secure debt creating and evidencing a Lien on a Mortgaged Property, which shall be prepared by counsel to the Company and in customary form, with such schedules and including such provisions as shall be necessary to conform such document to applicable law or as shall be customary under applicable law.

          “Mortgaged Property” means the Real Property, if any, which shall be subject to a Mortgage delivered after the Issue Date pursuant to Section 4.26.

          “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relat-

ing to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          “Net Proceeds Offer” has the meaning provided in Section 4.16(a).

          “Net Proceeds Offer Amount” has the meaning provided in Section 4.16(a).

          “Net Proceeds Offer Payment Date” has the meaning provided in Section 4.16(a).

          “Net Proceeds Offer Trigger Date” has the meaning provided in Section 4.16(a).

          “Non-OID Additional Notes” has the meaning provided in Section 4.25(a).

          “Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

          “Note Lien” means any Lien on the Collateral in favor of the Trustee and the Holders securing the Obligations of the Company and Laundry Corp. under or in respect of this Indenture, the Notes, the Subsidiary Guarantee of Laundry Corp. and the Collateral Agreements.

          “Notes” has the meaning provided in the preamble to this Indenture and means the Initial Notes and the Additional Notes, if any, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the

Treasurer, the Controller or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

          “Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of Sections 12.04 and 12.05, as they relate to the making of an Officers’ Certificate.

          “Offshore Physical Notes” has the meaning provided in Section 2.01.

          “OID” means “original issue discount” as defined in Section 1273(a) of Internal Revenue Code of 1986, as amended.

          “OID Exchange” has the meaning provided in Section 4.25(a).

          “OID Exchange Units” has the meaning provided in Section 4.25(a).

          “Opinion of Counsel” means a written opinion from legal counsel, who may be counsel for the Company, complying with the requirements of Sections 12.04 and 12.05 as they relate to the giving of an Opinion of Counsel.

          “Over-Allotment Option” means the over-allotment option granted to the underwriters of the Initial Notes to purchase up to 2,749,999 additional IDSs to cover overallotments not later than 30 days after the date of the Prospectus.

          “Parent” means Coinmach Holdings, LLC, a Delaware limited liability company.

          “Paying Agent” has the meaning provided in Section 2.03.

          “Permitted Holders” means (i) GTCR-CLC, LLC or any Affiliate thereof and (ii) members of management and directors of the Company as of the Issue Date.

          “Permitted Indebtedness” means, without duplication, each of the following:

     (i) Indebtedness under (a) the Notes issued on the Issue Date and the Notes issued in connection with the exercise of the Over-Allotment Option in an aggregate principal amount not to exceed $149,451,658.54 and (b) the Subsidiary Guarantees in respect thereof;

     (ii) Indebtedness incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $350,000,000, less the amount of repayments actually made by the Company or any Restricted Subsidiary since the Issue Date with Net Cash Proceeds of an Asset

Sale in respect of Indebtedness under the Credit Agreement and (b) the product of 3.0 multiplied by the Consolidated EBITDA of the Company during the four full fiscal quarters ending on the last day of the most recent fiscal quarter for which internal financial statements are available;

     (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

     (iv) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

     (v) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (vi) Indebtedness of a Wholly Owned Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company (except for the Liens in favor of the Collateral Agent for the benefit of the Holders of Notes, the Trustee and the Collateral Agent and Permitted Liens of the type described in clause (xvi) of the definition of “Permitted Liens”); provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds any such Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company subject to no Lien (except for the Liens in favor of the Collateral Agent for the benefit of the Holders of Notes, the Trustee and the Collateral Agent and Permitted Liens of the type described in clause (xvi) of the definition of “Permitted Liens”); provided that (a) any such Indebtedness is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Wholly

Owned Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person holds any such Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

     (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

     (ix) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of bankers’ acceptances or represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in connection with self-insurance or similar requirements, security for workers’ compensation claims, completion guarantees, appeal bonds, bid and surety bonds, insurance obligations or bonds, and performance bonds and similar bonds or obligations, all incurred in the ordinary course of business (including, without limitation, to maintain any license or permits);

     (x) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business (including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $35,000,000 at any one time outstanding;

     (xi) Refinancing Indebtedness;

     (xii) Guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms of this Indenture;

     (xiii) Indebtedness arising from agreements of the Company or a Domestic Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually re-

ceived by the Company and such Domestic Restricted Subsidiary in connection with such disposition;

     (xiv) Indebtedness represented by Additional IDS Notes; provided that

     (a) as of the most recent fiscal quarter ending immediately prior to the date of issuance of such Additional IDS Notes for which internal financial statements are available and pro forma for the issuance of the IDSs of which such Additional IDS Notes form a part and the application of the proceeds from the sale of such IDSs, the Company would have been permitted under clause (7) of the second paragraph of Section 4.10 to pay a per share dividend with respect to all Class A Common Stock in an amount not less than the average per share dividend declared by the Company’s Board of Directors with respect to the Class A Common Stock for such fiscal quarter and the fiscal quarter immediately preceding such fiscal quarter, as adjusted for any separation, combination, reclassification or other like event with respect to the Class A Common Stock, and

     (b) as of any date of determination, the Company’s Consolidated Interest Expense, pro forma for the issuance of the IDSs as if they had been issued at the beginning of the applicable four-quarter period, would have been less than 90% of its Distributable Cash Flow for the most recently ended four full fiscal quarter period for which internal financial statements are available;

     (xv) notwithstanding anything to the contrary contained in clauses (xii) and (xiv) hereof, Indebtedness arising from the Subsidiary Guarantees by the Subsidiary Guarantors; and

     (xvi) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding (which amount may, but need not, be incurred in whole or in part under the Credit Agreement).

For purposes of determining compliance under Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such Section, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with such Section. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of Section 4.12.

          “Permitted Investments” means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company; (ii) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Notes and this Indenture; (iii) Investments in cash and Cash Equivalents; (iv) loans and advances to employees and non-executive officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of the amount outstanding on the Issue Date plus $1,000,000 at any one time outstanding; (v) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with this Indenture; (vi) additional Investments not to exceed $30,000,000 at any one time outstanding; (vii) Investments in the Notes and the 9% Coinmach Corp. Notes; (viii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (ix) Investments made by the Company or its Restricted Subsidiaries as a result of an Asset Sale made in compliance with Section 4.16; (x) any Investment existing on the Issue Date; (xi) any Investment made in exchange for the issuance of (a) Capital Stock, other than Disqualified Stock, of the Company or (b) IDSs; and (xii) Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or its Restricted Subsidiaries.

          “Permitted Liens” means the following types of Liens:

     (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

     (vi) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capitalized Lease Obligation;

     (vii) Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (x) of the definition of “Permitted Indebtedness”; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 180 days of such refinancing;

     (viii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

     (ix) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

     (x) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

     (xi) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

     (xii) Liens securing Indebtedness under Currency Agreements;

     (xiii) Liens securing Acquired Indebtedness incurred in accordance with Section 4.12; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

     (xiv) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

     (xv) Liens securing the Notes and the Subsidiary Guarantee of Laundry Corp.;

     (xvi) Liens securing borrowings under the Credit Agreement (whether incurred pursuant to clause (2) of the definition of “Permitted Indebtedness” or any other clause thereof or pursuant to Section 4.12) including any additional Obligations thereunder (which Liens may extend to all property now owned or hereafter acquired by the Company or any of its Subsidiaries);

     (xvii) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

     (xviii) Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the Notes, provided that the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens;

     (xix) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted under this definition and which has been incurred in accordance with Section 4.12; provided, however, that such Liens (a) are no less favorable to the Holders of Notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (b) do not extend to or cover any property or as-

sets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

     (xx) Liens securing assets of the Company in addition to that described in clauses (i) through (xix) above, so long as the aggregate principal amount of Indebtedness secured by Liens incurred pursuant to this clause (xx) would not exceed $25,000,000 at any one time outstanding.

          “Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          “Physical Note” means a certificated Note that does not bear the legends as set forth on Exhibit B hereto.

          “Pledge Agreement” means the pledge agreement, dated as of the Issue Date, made by the Company and Laundry Corp. in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders of Notes, substantially in the form of Exhibit I hereto, as amended, supplemented or modified from time to time in accordance with its terms.

          “Post-Merger Event Collateral” means, after the occurrence of the Merger Event, all of the Capital Stock of the direct Domestic Subsidiaries and 65% of each class of Capital Stock of the direct foreign Subsidiaries, in each case of the surviving entity of the Merger Event, as provided by the Post-Merger Event Pledge Agreement.

          “Post-Merger Event Lien” means a Lien on the Post-Merger Event Collateral created under the Post-Merger Event Pledge Agreement in favor of the Collateral Agent securing the Obligations of the Company under or in respect of this Indenture and the Notes.

          “Post-Merger Event Pledge Agreement” means the pledge agreement, dated as of the date of the Merger Event, made by the surviving entity of the Merger Event in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders of Notes, substantially in the form of Exhibit K hereto, as amended, supplemented or modified from time to time in accordance with its terms.

          “Preferred Stock” of any Person means any Capital Stock of such Person (other than, with respect to the Company, the Class A Common Stock and the Class B Common Stock) that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          “Premises” has the meaning provided in Section 4.26.

          “Primary Registered Offering” means an offering by the Company of its securities pursuant to a registration statement filed with Securities and Exchange Commission, but excluding an offering by the Company of Exchange Notes in exchange for Notes previously issued under this Indenture that are “restricted securities” as defined in Rule 144 under the Securities Act.

          “principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness.

          “Private Placement Legend” means the legend initially set forth on Restricted Securities in the form set forth in Exhibit B hereto.

          “Proceeds Purchase Date” has the meaning provided in Section 4.16(b).

          “Prospectus” means the Prospectus dated November 19, 2004 relating to the offering of the Initial Notes.

          “Purchase Money Indebtedness” means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

          “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock, including any such Capital Stock issued as part of an IDS or other unit (but, in the case of issuance as part of a unit, only to the extent of such Capital Stock).

          “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.

          “Quarterly Base Dividend Level” means, as of any date of determination, (1) 100% of Distributable Cash Flow minus (2) Consolidated Interest Expense for the most recent fiscal quarter prior to such date of determination for which internal financial statements are available.

          “Real Property” means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise.

          “Record Date” means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

          “Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption pursuant to this Indenture and the Notes.

          “Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.

          “Redemption Right” means the right of the Company under its certificate of incorporation to redeem its shares of Class B Common Stock under the circumstances and subject to the provisions of Section 4.21 and the terms and conditions set forth in the certificate of incorporation of the Company as in effect on the Issue Date and any amendment thereto so long as any such amendment in respect of such right is not adverse to the Holders.

          “Reference Date” has the meaning provided in Section 4.10.

          “Reference Treasury Dealer” means one of five independent investment banking firms of national reputation, or their respective affiliates, selected by the Company, which are primary U.S. Government securities dealers in The City of New York.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and ask prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m., New York time, on the third Business Day preceding such Redemption Date.

          “Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

          “Refinancing Indebtedness” means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 4.12 (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xii), (xiii), (xiv) or (xvi) of the definition of “Permitted Indebtedness”), in each case that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced; provided further that, with respect to clause (xiv) of the definition of “Permitted Indebtedness,” such Additional Notes have been separated from the Company’s Common Stock and no longer form part of an IDS.

          “Registrar” has the meaning provided in Section 2.03.

          “Registration Rights Agreement” means a registration rights agreement relating to Notes issued hereunder, between the Company, Parent and the Subsidiary Guarantors, as the same may be amended or modified from time to time in accordance with the terms thereof.

          “Regulation S” means Regulation S under the Securities Act.

          “Replacement Assets” has the meaning provided in Section 4.16(a).

          “Restricted Payment” has the meaning provided in Section 4.10.

          “Restricted Security” has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          “Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          “Rule 144A” means Rule 144A under the Securities Act.

          “Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          “Sales Right” means the right of a holder of Class B Common Stock under the certificate of incorporation of the Company to cause the Company to redeem such shares of Class B Common Stock, under the circumstances and subject to the provisions of Section 4.21 and the terms and conditions set forth in the certificate of incorporation of the Company as in effect on the Issue Date and any amendment thereto so long as any such amendment in respect of such right is not adverse to the Holders.

          “Satisfaction and Discharge” has the meaning provided in Section 8.02.

          “SEC” means the Securities and Exchange Commission.

          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          “Security Agreement” means the Security Agreement, dated as of the Issue Date, made by the Company and Laundry Corp. in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders of Notes, substantially in the form of Exhibit H hereto, as amended, supplemented or modified from time to time in accordance with its terms.

          “Separation Event of Default” means an Event of Default pursuant to clause (1), (2), (4) or (5) of Section 6.01; provided that

     (i) with respect to such clause (4), only an Event of Default pursuant to a default in the observance or performance of any of the covenants described under Sections 4.10 and 4.12 shall constitute a Separation Event of Default,

     (ii) with respect to such clause (5), only an Event of Default pursuant to a default with respect to the Intercompany Note shall constitute a Separation Event of Default, and

     (iii) solely for purposes of this definition, any event pursuant to such clause (4) or (5) shall constitute an Event of Default on the earlier to occur of (A) 31 days after the giving of written notice as described therein (or, in the case of such clause (5), 21 days after the giving of such notice) and (B) the passage of 120 days from the occurrence of the related Default.

          “Significant Subsidiary,” with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

          “Subsidiary,” with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          “Subsidiary Guarantee” has the meaning provided in Section 10.01.

          “Subsidiary Guarantor” means Laundry Corp. and each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor; provided that any Person constituting a Subsidiary Guarantor hereunder shall cease to constitute a Subsidiary Guarantor when its Subsidiary Guarantee is released in accordance with the terms of this Indenture.

          “Surviving Entity” has the meaning provided in Section 5.01(a).

          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise provided in Section 9.03.

          “Total Remaining Payments,” with respect to any Indebtedness means, as of any date, the sum of the aggregate amount of payments due on such Indebtedness from such date through the stated maturity of such Indebtedness.

          “Total Remaining Payments Tests” means, as of any date, that

     (1) the ratio of (A) the difference between (i) the Total Remaining Payments on all senior unsecured Indebtedness represented by the Intercompany Note that is pledged as Collateral for the Notes and (ii) the Total Remaining Payments on any obligations of Coinmach Corp. in respect of Indebtedness secured by Permitted Liens (other than Permitted Liens securing Indebtedness of the Company), to (B) the Total Remaining Payments on the outstanding Notes (including outstanding Additional Notes, if any), and

     (2) the ratio of (A) the principal amount of net Indebtedness determined in clause (1)(A) of this definition to (B) the principal amount of the outstanding Notes (including outstanding Additional Notes, if any), in each case are 1.0 to 1.0 or greater.

          “Transactions” means the transactions described under the section of the Prospectus entitled “The Transactions.”

          “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the quarterly equivalent yield to maturity or interpolated, on a day count basis, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such Redemption Date.

          “Trust Officer” means any officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          “Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          “2004 LTIP” means the 2004 Long Term Incentive Plan of Coinmach Corp. as the same may be amended, modified or supplemented from time to time in accordance with its terms.

          “Unrestricted Subsidiary” of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.10 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

          “U.S. Government Obligations” means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          “U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          “U.S. Physical Notes” has the meaning provided in Section 2.01.

          “Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          “Wholly Owned Restricted Subsidiary” of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

          “Wholly Owned Subsidiary” of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a foreign Subsidiary, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

          “Working Capital” means, at any date of determination, the consolidated assets of the Company and its Restricted Subsidiaries that are classified as current assets in accordance with GAAP, less the consolidated liabilities of the Company and its Restricted Subsidiaries which are classified as current liabilities in accordance with GAAP.

          SECTION 1.02. Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

     “indenture securities” means the Notes.

     “indenture security holder” means a Holder.

     “indenture to be qualified” means this Indenture.

     “indenture trustee” or “institutional trustee” means the Trustee.

     “obligor” on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03. Rules of Construction.

          Unless the context otherwise requires:

     (1) a term has the meaning assigned to it;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3) “or” is not exclusive;

     (4) words in the singular include the plural, and words in the plural include the singular; and

     (5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE TWO

THE NOTES

          SECTION 2.01. Form and Dating.

          The Initial Notes and Additional Notes issued pursuant to a Primary Registered Offering and the Trustee’s certificate of authentication related thereto shall be substantially in the form of Exhibit A hereto. Additional Notes that are Restricted Securities and the Trustee’s certificate of authentication related thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $6.14 and integral multiples thereof.

          The terms and provisions contained in the Notes, the forms of which are annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors, the Collateral Agent and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance of Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit B hereto (“Global Notes”), deposited with the Trustee, as custodian for the

Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit C hereto. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit C hereto or shall be issued in the form of certificated Notes in registered form set forth in Exhibit B hereto (the “Offshore Physical Notes”). Notes offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Notes offered and sold in reliance on Rule 144A may be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit B hereto (the “U.S. Physical Notes”). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the “Physical Notes.”

          Except as provided in Section 2.06 and 2.14, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

          Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of beneficial interest in any Global Note.

          SECTION 2.02. Execution and Authentication; Aggregate Principal Amount.

          Two Officers, or an Officer and an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for the Company by manual or facsimile signature.

          If an Officer or Assistant Secretary whose signature is on a Note was an Officer or Assistant Secretary at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $132,566,664.68 and (ii) subject to compliance with Section 4.12, one or more series of Notes for original issue after the Issue Date (such Notes to be substantially in the form of Exhibit A hereto or Exhibit B hereto) in an unlimited amount (“Additional Notes”) in each case upon written orders of the Company in the form of an Officers’ Certificate, which Officers’ Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with Section 4.12. In addition, each Officers’ Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, and shall further specify that such Notes shall be issued as Global Notes or Physical Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable in fully registered form only, without coupons.

          SECTION 2.03. Registrar and Paying Agent.

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New York), which shall initially be The Bank of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall no-

tify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. The Paying Agent or Registrar may resign upon 30 days’ notice to the Company.

          SECTION 2.04. Paying Agent To Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

          SECTION 2.05. Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

          SECTION 2.06. Transfer and Exchange.

          (a) When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met, including the requirements of Section 8-401(a)(1) of the Uniform Commercial Code. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Physical Notes or Global Notes at the Registrar’s or co-Registrar’s request.

No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

          The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

          (b) When Physical Notes are presented to the Registrar or co-Registrar with a request to register the transfer of such Physical Notes or to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Physical Notes surrendered for transfer or exchange:

     (i) shall be duly endorsed or accompanied by a written instrument or transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing; and

     (ii) are accompanied by the following additional information and documents, as applicable:

     (A) if such Physical Notes are being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

     (B) if such Physical Notes are being transferred to the Company, a certification to that effect.

          (c) A Physical Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Physical Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, together with written instructions directing the Trustee to make, or to direct the custodian for the Depository to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Physical Note and cause, or direct the custodian for the Depository to cause, in accordance with the standing instructions and procedures existing between the Depository and the custodian for the Depository, the aggregate principal amount of Notes represented by the Global Notes to be increased by the aggregate principal amount of the Physical Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Physical Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for certificated securities pursuant to Section 2.14, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

          (d) (a) Any Holder of a Global Note shall, by acceptance of such Global Note agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by (x) the Holder of such Global Note (or its agent) or (y) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

          (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the Applicable Procedures of the Depository therefor. A transferor or a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

          (ii) Notwithstanding any other provisions of this Article 2 (other than the provisions set forth in Section 2.14), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (e) At such time as all beneficial interests in a Global Note have either been exchanged for Physical Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depository to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Physical Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for the Depository for such Global Note)

with respect to such Global Note, by the Trustee or the custodian for the Depository, to reflect such reduction.

          (f) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or the co-Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or the co-Registrar shall be affected by notice to the contrary.

          (g) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

          SECTION 2.07. Replacement Notes.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. Every replacement Note shall constitute an additional obligation of the Company.

          SECTION 2.08. Outstanding Notes.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the

Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. Treasury Notes.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

          SECTION 2.10. Temporary Notes.

          In the event that Physical Notes are to be issued under the terms of this Indenture, until such Physical Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers’ Certificate. The Officers’ Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of Physical Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall, upon receipt of a written order of the Company pursuant to Section 2.02, authenticate Physical Notes in exchange for temporary Notes.

          SECTION 2.11. Cancellation.

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

          SECTION 2.12. CUSIP Number.

          A “CUSIP” number will be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number or any CUSIP number established with respect to any OID Exchange Units created in accordance with Section 4.25 and any related cancellation of previous CUSIP numbers assigned to Notes or OID Exchange Units, as the case may be.

          SECTION 2.13. Deposit of Moneys.

          Prior to 11:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

          SECTION 2.14. Physical Notes.

          (a) A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of Physical Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.06 and (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Note or if at any time the Depository ceases to be a “clearing agency” registered under the Exchange Act, and a successor depository is not appointed by the Company within 90 days of such notice or (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

          (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.14 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.14 shall be registered in such names as the Depository shall direct.

          (c) Subject to the provisions of Section 2.14(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          (d) In the event of the occurrence of any of the events specified in Section 2.14(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Physical Notes in fully registered form without interest coupons.

          (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to clause (b) or (c) above shall, except as otherwise provided by clauses (a)(i)(x) and (c) of Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit B.

          SECTION 2.15. Special Transfer Provisions.

          (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

     (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which the Company or any of its affiliates was the owner of such Note or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

     (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

          (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

     (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

     (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.15 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          SECTION 2.16. Tax Treatment.

          The Company agrees and, by acceptance of beneficial ownership interest in the Notes, each beneficial owner of Notes shall be deemed to have agreed (1) to treat the beneficial owners as owners of the Notes for all purposes, including the preparation and filing of any United States federal, state, local or foreign tax return, report or other information; (2) to treat the Notes as the Company’s indebtedness for all purposes; (3) to treat the acquisition of an IDS as the acquisition of the Note and the share of Class A Common Stock that are represented by the IDS; and (4) to report OID with respect to the Notes and any OID Exchange Units for United States federal income tax purposes consistently with the approach taken by the Company. Furthermore, by acceptance of beneficial ownership in the Initial Notes, each beneficial owner of Initial Notes agrees to allocate the purchase price of each IDS between the Note and the share of Class A Common Stock underlying such IDS for all purposes, including the preparation and filing of any United States federal, state, local or foreign tax return, report or other information, in accordance with the Company’s allocation, which, in the case of IDSs representing the Initial Notes and shares of Class A Common Stock, is $6.14 for each Initial Note and $7.50 for each share of Class A Common Stock underlying an IDS.

          SECTION 2.17. Formation of IDSs.

          IDSs shall be issued initially in the form of one or more permanent Global IDSs in registered form, substantially in the form set forth in Exhibit F hereto (the “Global IDSs”), deposited with the transfer agent for the IDSs (the “IDS Transfer Agent”), as custodian for the Depository, duly executed by the Company and authenticated by the IDS Transfer Agent. So long as not prohibited by the terms of the Global IDS, each beneficial Holder of any Initial Note or Non-OID Additional Note (or following an OID Exchange, any OID Exchange Unit) may combine or recombine such Notes or OID Exchange Units, as the case may be, with shares of Class A Common Stock to form IDSs by providing the IDS Transfer Agent a notice substantially in the form of Exhibit G hereto.

ARTICLE THREE

REDEMPTION

          SECTION 3.01. Notices to Trustee.

          If the Company elects or is required to redeem Notes pursuant to Paragraph 5 of the Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

          The Company shall give each notice provided for in this Section 3.01 at least 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers’ Certificate and Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

          SECTION 3.02. Selection of Notes To Be Redeemed.

          If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, unless the requirements of DTC or of the principal national securities exchange or automated securities quotation system, if any, on which such Notes are listed or quoted prohibit such method, in which case the selection of the Notes shall be made in accordance with the requirements of DTC or such exchange or system.

          The Trustee shall, in each case, make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          SECTION 3.03. Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.

          Each notice of redemption shall identify the Notes to be redeemed (including the CUSIP numbers relating to such Notes or the related OID Exchange Units, if applicable) and shall state:

     (1) the Redemption Date;

     (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

     (3) the name and address of the Paying Agent;

     (4) the subparagraph of the Notes pursuant to which such redemption is being made;

     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

     (6) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable redemption price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

     (7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

     (8) if fewer than all the Notes ate to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

          SECTION 3.04. Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant record dates referred to in the Notes.

          SECTION 3.05. Deposit of Redemption Price.

          On or before the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any,

of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

          SECTION 3.06. Notes Redeemed in Part.

          Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE FOUR

COVENANTS

          SECTION 4.01. Payment of Notes.

          The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 4.02. Maintenance of Office or Agency.

          The Company shall maintain the office or agency required under Section 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          SECTION 4.03. Corporate Existence.

          Except as otherwise permitted by Article Five, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of each such Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

          SECTION 4.04. Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall be come delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries’ properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Subsidiaries’ properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.05. Maintenance of Properties and Insurance.

          (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its properties in good working order and condition in all material respects (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.05 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

          (b) The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Subsidiaries in a prudent manner, with reputable insurers or with the government of the

United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

          SECTION 4.06. Compliance Certificate; Notice of Default.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company’s fiscal year, an Officers’ Certificate stating that a review of its activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether it has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s actual knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity. The Officers’ Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

          (b) The annual financial statements delivered pursuant to Section 4.08 shall be accompanied by a written report of the Company’s independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4.01, 4.04, 4.10, 4.11, 4.12 or 4.20 or Article Five insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee, at its address set forth in Section 12.02, by registered or certified mail or by telegram or facsimile transmission followed by hard copy by registered or certified mail an Officers’ Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

          SECTION 4.07. Compliance with Laws.

          The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          SECTION 4.08. Reports to Holders.

          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish the Holders of Notes:

     (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

     (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports,

in each case within the time periods specified in the SEC’s rules and regulations.

          SECTION 4.09. Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.10. Limitation on Restricted Payments.

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly,

     (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of Capital Stock of the Company to holders of such Capital Stock,

     (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock,

     (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, any Subsidiary Guarantee, the Intercompany Note or the Intercompany Note Guaranty, or

     (d) make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution),

     (i) a Default or an Event of Default shall have occurred and be continuing;

     (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12 (or, in the case of a Restricted Payment by Coinmach Corp. or any of its Restricted Subsidiaries, Coinmach Corp. is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12); or

     (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to December 31, 2004 and ending on the last day of the Company’s last fiscal quarter ending prior to the date the Restricted Payment occurs for which fi-

nancial statements are available (the “Reference Date”) (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds (excluding proceeds from the exercise of the Over-Allotment Option) received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to December 31, 2004 and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company or from the issuance of debt securities of the Company that have been converted into or exchanged for Qualified Capital Stock subsequent to the Issue Date and on or prior to the Reference Date; plus (y) without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to December 31, 2004 and on or prior to the Reference Date (excluding, in the case of clauses (iii)(x) and (y), any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, until and to the extent such borrowing is repaid).

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration of such dividend if the payment of such dividend would have been permitted on the date of declaration;

     (2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

     (3) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Company or any Restricted Subsidiary that is subordinate or junior in right of payment to the Notes, any Subsidiary Guarantee, the Intercompany Note or the Intercompany Note Guaranty either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or (B) Refinancing Indebtedness;

     (4) if no Default or Event of Default shall have occurred and be continuing, an Investment through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

     (5) if no Default or Event of Default shall have occurred and be continuing, Restricted Payments in an aggregate amount not to exceed $30,000,000;

     (6) if no Default or Event of Default shall have occurred and be continuing, the repurchase of Capital Stock from members of management or Parent not to exceed $2,000,000 in any fiscal year; provided that any amounts not used in such fiscal year may be carried forward one year (but not beyond one year with any carried over amounts being deemed to be used first in any fiscal year);

     (7) if no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends on shares of outstanding Common Stock of the Company up to an aggregate amount in any fiscal quarter not to exceed the Quarterly Base Dividend Level determined for the prior fiscal quarter so long as, as of any date of determination, the Interest Coverage Test is met;

     (8) if no Default or Event of Default shall have occurred and be continuing, the declaration and payment of dividends on shares of outstanding Common Stock of the Company up to an aggregate amount in any fiscal quarter not to exceed the Carry-Over Dividend Basket determined for the prior fiscal quarter to the extent not applied to reduce Capital Expenditures for such fiscal quarter for purposes of clause (b) of the definition of “Distributable Cash Flow,” so long as, as of any date of determination, the Interest Coverage Test is met;

     (9) any Restricted Payments in respect of Redemption Rights or Sales Rights permitted to be exercised pursuant to the terms of this Indenture;

     (10) distributions to Parent or payments on behalf of Parent for or in respect of (a) tax preparation, accounting, legal and administrative fees and expenses, including travel and similar reasonable expenses, incurred on behalf of the Company or its Restricted Subsidiaries or in connection with Parent’s ownership of the Company or its Restricted Subsidiaries, and (b) reasonable and customary directors’ fees to, and indemnity provided on behalf of, the directors of Parent, and reimbursement of customary and reasonable travel and similar expenses incurred in the ordinary course of business in an aggregate amount not to exceed $2,000,000 in any fiscal year;

     (11) payments to holders of the Capital Stock of the Company in lieu of the issuance of fractional shares of the Capital Stock of the Company;

     (12) if no Default or Event of Default shall have occurred and be continuing or would be caused thereby immediately following the making thereof, the First Four Dividend Payments; and

     (13) any Restricted Payment made in connection with the Transactions as described in the Prospectus.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (2)(ii), (3)(ii)(a), (5), (6), (7), (8) and (12) shall be included (without duplication) in such calculation.

          Not later than the date of making any Restricted Payment pursuant to the provisions of the first paragraph of this Section 4.10 and no less frequently than quarterly in the case of all other Restricted Payments, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company’s latest available internal quarterly financial statements.

          SECTION 4.11. Limitation on Transactions with Affiliates.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

          (b) All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $5,000,000 shall be approved by a majority of the disinterested members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market Value of more than $10,000,000, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (c) The restrictions set forth in paragraph (a) shall not apply to:

     (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

     (ii) transactions exclusively between or among the Company and any of its Wholly Owned Restricted Subsidiaries or exclusively between or among such Wholly Owned Restricted Subsidiaries, in each case so long as such transactions are not otherwise prohibited by this Indenture;

     (iii) any agreement as in effect as of the Issue Date or any amendment thereto or any replacement thereto, or any transaction contemplated thereby (including pursuant to any amendment thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

     (iv) Permitted Investments and Restricted Payments permitted by Section 4.10;

     (v) the exercise of Redemption Rights, Sales Rights and transactions pursuant to other agreements entered into on the Issue Date in connection with the Transactions; and

     (vi) employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans, including, but not limited to, issuance or grants under the 2004 LTIP of the Company or any Restricted Subsidiary of the Company entered into in the ordinary course of business.

          SECTION 4.12. Limitation on Incurrence of Additional Indebtedness.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, Guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness,

     (i) the Company or any Subsidiary Guarantor, concurrent with or subsequent to the effectiveness of its Subsidiary Guarantee, may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such In-

debtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0 and

     (ii) at any time prior to the occurrence of the Merger Event, Coinmach Corp. and any of its Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of Coinmach Corp. is greater than 2.0 to 1.0.

          (b) The Company will not, and will not permit any Subsidiary Guarantor or any Subsidiary that is an obligor or guarantor of the Intercompany Note (any “Intercompany Note Obligor”) to, directly or indirectly, incur any Indebtedness which is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor or Intercompany Note Obligor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes, any Subsidiary Guarantee, the Intercompany Note and the Intercompany Note Guaranty, as the case may be, in each case to the same extent and in the same manner as such Indebtedness is subordinated in right of payment to such other Indebtedness.

          (c) For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness incurred pursuant to and in compliance with this Section 4.12, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.12.

          (d) The Company will not issue indebtedness represented by Additional IDS Notes after the Issue Date (whether pursuant to clause (xiv) of the definition of “Permitted Indebtedness” or otherwise) unless at the same time and in connection therewith it receives an opinion of independent counsel nationally recognized in U.S. federal income tax matters to the effect that, based on customary assumptions and factual representations, such Additional IDS Notes and any Additional Notes issued in connection therewith will be treated as indebtedness for U.S. federal income tax purposes (although such opinion may be qualified in the same manner as the equivalent opinion received by the Company with respect to the Notes underlying the IDSs and the Notes not underlying IDSs issued on the Issue Date).

          (e) The Company will not issue Indebtedness represented by Additional IDS Notes after the Issue Date (other than pursuant to the Over-Allotment Option) unless at the same time and in connection therewith (i) it issues Additional Notes not underlying IDSs having an aggregate principal amount of not less than 11.1% of the aggregate principal amount of the Notes underlying such IDSs and (ii) the purchasers of such Additional Notes are required to make the same representations to the Company required of purchasers of Notes not underlying IDSs purchased on the Issue Date. The foregoing sentence shall not apply to issuances by the Company of IDSs from time to time after the Issue Date having an aggregate issue price not to exceed $200,000,000 and, to the extent issued as incentive compensation to directors or officers of the Company or any of its Subsidiaries, additional IDSs having an aggregate issue price not to exceed $5,000,000.

          SECTION 4.13. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

     (a) pay dividends or make any other distributions on or in respect of its Capital Stock, or with respect to any other interest or participation in, or measured by, its profits, to the Company or any of its Restricted Securities or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

     (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

     (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of:

     (1) applicable law;

     (2) this Indenture, the Notes, any Additional Notes and the Collateral Agreements;

     (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Restricted Subsidiary of the Company;

     (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

     (5) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date, including the Credit Agreement, the Intercreditor Agreement and the indenture governing the 9% Coinmach Corp. Notes;

     (6) an agreement (i) governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above and (ii) governing any other Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under this Indenture; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4) or (5);

     (7) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (9) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; or

     (10) customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Liens.

          SECTION 4.14. Limitation on Issuances of Certain Guarantees by, and Debt Securities of, Restricted Subsidiaries.

          (a) The Company will not permit any of its Restricted Subsidiaries to directly or indirectly Guarantee any Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a Subsidiary Guarantee. At any time prior to the occurrence of the Merger Event, the Company will not permit any Subsidiary of Coinmach Corp. to directly or indirectly Guarantee any Indebtedness of Coinmach Corp. unless such Subsidiary simultaneously executes and delivers a joinder to the Intercompany Note Guaranty.

          (b) Notwithstanding the provisions of clause (a) of this Section 4.14, Coinmach Corp. and each other Significant Subsidiary of the Company that is a Domestic Restricted Subsidiary shall, on the first day it is not prohibited from guaranteeing all Obligations outstanding under the Notes under the terms of its Indebtedness outstanding from time to time, execute and deliver a Subsidiary Guarantee. Any such Subsidiary Guarantee shall not be subordinated in right of payment to any Indebtedness of the Subsidiary providing the Subsidiary Guarantee. A Subsidiary (other than Coinmach Corp.) shall be deemed released from all of its obligations under its Subsidiary Guarantee at any such time that such Subsidiary is released from all of its obligations under all of its Guarantees in respect of other Indebtedness of the Company, as applicable.

          SECTION 4.15. Limitation on Change of Control.

          (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the offer described in paragraph (b) below (a “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the date of purchase.

          (b) Within 30 days following the date upon which the Change of Control occurred (the “Change of Control Date”), if the Company has not, prior to the Change of Control, sent a redemption notice for all of the Notes in accordance with Paragraph 5 of the Notes and Section 3.01, the Company shall send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

     (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered and not withdrawn will be accepted for payment;

     (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 61 days nor later than 90 days from the date such notice is mailed, other than as may be required by law) (the “Change of Control Payment Date”);

     (3) that any Note not tendered will continue to accrue interest;

     (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

     (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

     (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;

     (8) that Holders of IDSs electing to have a Note purchased pursuant to a Change of Control Offer will be required to separate its IDSs into shares of the Company’s Class A Common Stock and Notes; and

     (9) the circumstances and relevant facts regarding such Change of Control.

          On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Trustee shall promptly authenticate and mail to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 4.15, the Trustee shall act as the Paying Agent.

          (c) Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

          (d) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

          (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          SECTION 4.16. Limitation on Asset Sales.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company’s Board of Directors);

     (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and

     (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof either

     (A) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (“Replacement Assets”),

     (B) to permanently reduce Indebtedness under the Credit Agreement; provided that, to the extent the Asset Sale comprised assets of the Company, the transfer of any Net Cash Proceeds from the Company to Coinmach Corp. in order to reduce such Indebtedness is made in compliance with Section 4.20,

     (C) to the extent the Asset Sale comprised assets of a Restricted Subsidiary that is not a Subsidiary Guarantor or an Intercompany Note Obligor, to permanently reduce Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor or an Intercompany Note Obligor, or

     (D) a combination of prepayment and investment permitted by the foregoing clauses (iii)(A), (iii)(B) and (iii)(C);

provided, however, that (1) the 75% limitation set forth in clause (ii) of this paragraph shall not apply to any proposed Asset Sale for which an independent certified accounting firm shall certify to the Board of Directors of the Company and the Trustee that the after-tax cash portion of the consideration to be received by the company or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale Complied with the 75% limitation set forth in clause (ii) of this paragraph; (2) for purposes of this Section 4.16, Cash Equivalents shall include any Indebtedness under the Credit Agreement of the Company or any Restricted Subsidiary (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) that is assumed by the transferee and for which the Company or such Restricted Subsidiary is reasonably indemnified in connection with the relevant Asset Sale; and (3) any Asset Sale of the Intercompany Note or any Intercompany Note Guarantee, or any interest therein, shall be made in compliance with the terms of the Security Agreement or the Pledge Agreement, as applicable.

          On the 361st day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A), (iii)(B), (iii)(C) and (iii)(D) of the preceding paragraph (each, a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A), (iii)(B), (iii)(C) and (iii)(D) of the preceding paragraph (each, a “Net Proceeds Offer Amount”) shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (a “Net Proceeds Offer”) on a date (a “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that, notwithstanding the foregoing, (i) in the case of an Asset Sale comprising assets of a Restricted Subsidiary of the Company, the Company shall not be required to make a Net Proceeds Offer to the extent such Restricted Subsidiary is not permitted pursuant to its outstanding Indebtedness to make a Restricted Payment to the Company, and (ii) if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 4.16. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5,000,000 resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5,000,000, shall be applied as required pursuant to this paragraph).

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this Section 4.16, and shall comply with the provisions of this Section with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.16.

          Notwithstanding the first two paragraphs of this Section 4.16(a), the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraph to the extent that (i) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for Fair Market Value; provided that any cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the second paragraph of this Section 4.16(a).

          (b) Subject to the deferral of the Net Proceeds Offer Trigger Date contained in subsection (a) above, each notice of a Net Proceeds Offer pursuant to this Section 4.16 shall be mailed, by first class mail, by the Company not more than 25 days after the Net Proceeds Offer Trigger Date to all Holders at their last registered addresses as of a date within 15 days of the mailing of such notice, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer and shall state the following terms:

     (1) that the Net Proceeds Offer is being made pursuant to this Section 4.16 and that all Notes tendered, in whole or in part, will be accepted for payment; provided, however, that if the aggregate principal amount of Notes tendered in a Net Proceeds Offer plus accrued interest at the expiration of such offer exceeds the aggregate amount of the Net Proceeds Offer, the Company shall select the Notes to be purchased on a pro rata basis;

     (2) the purchase price (including the amount of accrued interest) and the purchase date (which shall be 20 Business Days from the date of mailing of notice of such Net Proceeds Offer, or such longer period as required by law) (the “Proceeds Purchase Date”);

     (3) that any Note not tendered will continue to accrue interest;

     (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Proceeds Purchase Date;

     (5) that Holders electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Proceeds Purchase Date;

     (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than five Business Days prior to the Proceeds Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased; and

     (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;

     (8) that Holders of IDSs electing to have a Note purchased pursuant to a Net Proceeds Offer will be required to separate its IDSs into shares of the Company’s Class A Common Stock and Notes; and

     (9) the circumstances and relevant facts regarding such Change of Control.

          On or before the Proceeds Purchase Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Net Proceeds Offer which are to be purchased in accordance with item (b)(1) above, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes to be purchased and (iii) deliver to the Trustee Notes so accepted together with an Officers’ Certificate stating the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any. For purposes of this Section 4.16, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Notes pursuant to a Net Proceeds Offer shall be returned by the Trustee to the Company.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 4.16 by virtue thereof.

          SECTION 4.17. Limitation on Preferred Stock of Restricted Subsidiaries.

          The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

          SECTION 4.18. Limitation on Liens.

          The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind (except for Permitted Liens) against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

          SECTION 4.19. Conduct of Business.

          The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar or reasonably related to the businesses (including, without limitation, route businesses) in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

          SECTION 4.20. Limitation on Equity Contributions to Restricted Subsidiaries; Obligations To Transfer Certain Proceeds.

          (a) At any time prior to the occurrence of the Merger Event that the Total Remaining Payments Tests are not met,

     (i) the Company shall not transfer any assets, directly or indirectly, to any Subsidiary other than Coinmach Corp.,

     (ii) if and to the extent any direct or indirect transfer of assets is made to Coinmach Corp., such transfer shall automatically be deemed to be Indebtedness incurred under the Intercompany Note (and Indebtedness under the Intercompany Note shall be increased by the Fair Market Value of any assets so transferred), and

     (iii) the net proceeds received by the Company from any offer and sale of IDSs, Capital Stock or Indebtedness of the Company shall:

     (1) in the case of any such net proceeds resulting from the issuance of IDSs or Class A Common Stock, be used to redeem shares of Class B Common Stock that are tendered to the Company in connection with the exercise of any Redemption Right related thereto by the Company or the exercise of any Sales Right related thereto by the holder thereof to the extent permitted by Section 4.21;

     (2) if and to the extent Coinmach Corp. is permitted to incur such Indebtedness under the terms of its other Indebtedness outstanding from time to time, be lent as promptly as practicable to Coinmach Corp. as Indebtedness under the Intercompany Note; or

     (3) any combination thereof.

          (b) Any such Indebtedness incurred or deemed incurred under the Intercompany Note pursuant to clause (a)(ii) or (a)(iii)(2) above shall have an aggregate principal amount equal to the amount of cash so transferred (or, in the case of assets not constituting cash, the Fair Market Value of such assets (which shall, to the extent involving assets with a Fair Market Value in excess of $5,000,000, be determined by the Board of Directors of the Company in its reasonable and good faith judgment, such determination to be evidenced by a Board Resolution)). If any such net proceeds remain outstanding and Coinmach Corp. is not permitted to incur such additional Indebtedness under the terms of its other Indebtedness, the Company may (x) retain such amounts until such time as such amounts may be applied in accordance with such clause (a)(iii)(2) above, (y) pay any portion of any interest then accrued and unpaid and principal on the Notes on the date such interest or principal becomes due and payable, or (z) any combination thereof.

          (c) Notwithstanding anything to the contrary in this Section 4.20, the Company shall be permitted to apply the proceeds of the offerings described in the Prospectus (including proceeds received in connection with the exercise of the Over-Allotment Option) to consummate the Transactions as described in the Prospectus.

          SECTION 4.21. Exercise of Redemption Rights and Sales Rights.

          The Company will not exercise any Redemption Rights or redeem any shares of Class B Common Stock that are tendered to the Company in connection with the exercise of any Sales Rights related thereto by the holder thereof prior to the date that is six months after the Issue Date. Thereafter, the Company will not exercise any Redemption Right or redeem any shares of Class B Common Stock that are tendered to the Company in connection with the exercise of any Sales Right related thereto, in each case unless:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (2) for the most recent fiscal quarter for which internal financial statements are available after giving pro forma effect to such exercise and the application of proceeds, if any, therefrom, the Company would have been permitted under clause (7) of the second paragraph of Section 4.10 to pay a per share dividend with respect to all Class A Common Stock in an amount not less than the average per share dividend declared by the Company’s Board of Directors with respect to the Class A Common Stock for such fiscal quarter and the fiscal quarter immediately preceding such fiscal quarter, as adjusted for any separation, combination, reclassification or other like event with respect to the Class A Common Stock;

     (3) the Consolidated Fixed Charge Coverage Ratio of the Company at the time of the exercise and after giving pro forma effect to such exercise and the application of proceeds, if any, therefrom would have been greater than 2.125 to 1.0; and

     (4) if such exercise occurs prior to the Merger Event, at the time of the exercise and immediately after giving effect thereto, either the Disproportionality Test or the Total Remaining Payments Tests are met.

          SECTION 4.22. Impairment of Security Interest.

          So long as the Liens under the Collateral Agreements shall not have been released pursuant to Section 11.06(a)(i), (ii) or (iii), subject to the Intercreditor Agreement, the Company shall not take or omit to take (or permit to be taken or omit to be taken) any action that would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral. Neither the Company nor Laundry Corp. shall grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent), to retain any interest whatsoever in the Collateral other than holders of Permitted Liens. Neither the Company nor Laundry Corp. will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person (other than a holder of a Permitted Lien) other than as permitted by this Indenture, the Notes, the Intercreditor Agreement and the Collateral Agreements. The Company shall, at its sole cost and expense, execute and deliver, and cause to be executed and delivered, all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, at its sole cost and expense, file, and cause to be filed, any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

          SECTION 4.23. Limitation on Repurchases and Payments for Consents.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly,

     (1) purchase, redeem or otherwise acquire or retire for value any Notes not underlying an IDS, or

     (2) pay or cause to be paid any consideration to or for the benefit of any Holder of Notes not underlying an IDS (including Notes that have separated from the IDSs after the Issue Date) for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Intercompany Note, the Intercompany Note Guaranty, any Collateral Agreement or the Intercreditor Agreement,

unless the purchase, redemption or acquisition is available to all Holders of Notes and the applicable consideration is offered to be paid and is paid to all Holders of Notes that accept such offer to purchase, redeem or otherwise acquire or retire for value or that consent, waive or agree to amend, in each case in the time frame set forth in the applicable offer or solicitation documents.

          SECTION 4.24. Limitation on Asset Transfers to Subsidiaries that Are Not Subsidiary Guarantors or Intercompany Note Obligors.

          The Company will not, and will not cause or permit any Subsidiary Guarantor or Intercompany Note Obligor to, directly or indirectly sell, convey, lease (other than operating leases entered into in the ordinary course of business), assign or otherwise transfer any asset of any such Person to any Subsidiary of the Company (other than any such Subsidiary that is a Domestic Restricted Subsidiary and is, or concurrently with such sale, conveyance, lease, assignment or other transfer will be, a Subsidiary Guarantor or Intercompany Note Obligor) following the Issue Date unless such sale, conveyance, lease, assignment or other transfer is made in compliance with Section 4.11 (without giving effect to clauses (c)(ii) and (c)(iv) thereof).

          SECTION 4.25. Subsequent Issuance.

          (a) Upon the issuance by the Company of Additional Notes with OID in a Primary Registered Offering, immediately following such issuance, a portion of each Holder’s Initial Notes, Additional Notes issued in a Primary Registered Offering without OID (if any) (the “Non-OID Additional Notes”) and/or such Additional Notes, as applicable, or beneficial interest therein, will automatically, without any action by such Holder, be exchanged (each, an “OID Exchange”) for a portion of each other Holder’s Initial Notes, Non-OID Additional Notes (if any) and/or such Additional Notes, such that immediately after the OID Exchange, each Holder will hold Initial Notes, Non-OID Additional Notes (if any) and such Additional Notes in the same proportion as the ratio of the then outstanding aggregate principal amount of the Initial Notes (and Non-OID Additional Notes, if applicable) to the then outstanding aggregate principal amount of such Additional Notes. The aggregate principal amount of Notes owned by each Holder will not change as a result of the OID Exchange. Immediately following the OID Exchange, the Company and the Trustee will instruct the Depositary to facilitate the combination of the Initial Notes, Non-OID Additional Notes (if any) and/or such Additional Notes into inseparable units (such units, and any units so created following any issuance described in paragraph (b) below, the “OID Exchange Units”).

          (b) After the occurrence of an OID Exchange and upon any subsequent issuance by the Company of Additional Notes in a Primary Registered Offering, immediately following such issuance a portion of each Holder’s OID Exchange Units and/or such Additional Notes, as applicable, will be automatically exchanged in accordance with the OID Exchange provisions in clause (a) above.

          (c) At least ten (10) Business Days prior to the closing of any transaction that is likely to result in an OID Exchange, the Company shall notify the Trustee and the Depositary in writing of its intention to consummate such transaction and shall instruct the Trustee and the Depositary to take any action necessary to effect the OID Exchange. Such notice may be revoked at any time prior to the date fixed for the OID Exchange by delivery of a notice in writing to the Trustee and the Depositary.

          (d) The Company agrees, and by acceptance of beneficial ownership in the Notes each such beneficial owner of Notes shall be deemed to have agreed, that (i) the Company will report any OID associated with Notes represented by the OID Exchange Units among all Holders of OID Exchange Units in proportion to their ownership of the aggregate principal amount of Notes represented by OID Exchange Units, and (ii) each beneficial owner of OID Exchange Units shall report such OID in this manner and shall not take an inconsistent position for any applicable tax purpose.

          (e) With respect to any Additional Notes exchanged in any OID Exchange, Holders may obtain the amount of OID in respect of such Additional Notes, the date of issuance, the issue price and the yield to maturity by submitting a written request to the Company.

          SECTION 4.26. Mortgages.

          So long as the Liens under the Collateral Agreements shall not have been released pursuant to Section 11.06(i), (ii) or (iii) and the Merger Event shall not have occurred, if the Company or Laundry Corp. acquires a fee interest in any Real Property (the “Premises”) after the Issue Date, with a purchase price of greater than $5,000,000:

     (a) the Company shall, or, if applicable, shall cause Laundry Corp. to, deliver to the Collateral Agent, as mortgagee, fully-executed counterparts of a Mortgage, dated as of the date of acquisition of such Real Property, duly executed by the Company or Laundry Corp., as the case may be, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby; and

     (b) the Collateral Agent shall have received a mortgagee’s title insurance policy in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by such Mortgage and issued by an insurer of national reputation selected by the Company, insuring that title to the Premises is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policy shall be accompanied by evidence of the payment in full of all premiums thereon.

ARTICLE FIVE

SUCCESSOR CORPORATION

          SECTION 5.01. Merger, Consolidation and Sale of Assets.

          (a) The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

     (i) either (1) the Company shall be the surviving or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”): (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, (A) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed and (B) by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee and the Collateral Agent, all Obligations of the Company under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

     (ii) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(i)(2)(y) of this Section 5.01 (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.12;

     (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(i)(2)(y) of this Section 5.01 (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

     (iv) the Company or the Surviving Entity shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          Notwithstanding anything in this Section 5.01 to the contrary, (1) the Company may merge with an Affiliate that has no material assets or liabilities and that is incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another state of the United States or the District of Columbia without complying with clause (a)(ii) of this Section 5.01, (2) the merger or consolidation of Coinmach Corp. with and into the Company need only comply with clause (a)(iv) of this Section 5.01, and (3) the merger or consolidation of the Company with and into Coinmach Corp. need only comply with clauses (a)(i)(2)(y) and (a)(iv) of this Section 5.01.

          SECTION 5.02. Successor Corporation Substituted.

          Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such, and the Company shall be released from the obligations under the Notes and this Indenture except in the case of a lease of the Company’s assets and except with respect to any obligations under the Notes and this Indenture that arise from, or related to, such transaction.

ARTICLE SIX

DEFAULT AND REMEDIES

          SECTION 6.01. Events of Default.

          An “Event of Default” shall occur if:

     (1) the Company fails to pay interest on any Notes when the same becomes due and payable and the Default continues for a period of 30 days;

     (2) the Company fails to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer or the failure to make any Sinking Fund payment);

     (3) the Company defaults in the observance or performance of any of the covenants described in Sections 4.08, 4.16 and 4.19 which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the aggregate outstanding principal amount of the Notes;

     (4) the Company defaults in the observance or performance of any other covenant or agreement contained in this Indenture or any Collateral Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the aggregate outstanding principal amount of the Notes (except in the case of a default with respect to Article Five, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

     (5) the Company fails to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10,000,000 or more at any time; provided that, for purposes of this clause (5), the failure to pay at final maturity any Indebtedness under the Intercompany Note and the Intercompany Note Guaranty, or the acceleration of the final stated maturity of any Indebtedness under the Intercompany Note and the Intercompany Note Guaranty (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by Coinmach Corp. of written notice of any such acceleration), shall be an Event of Default;

     (6) one or more judgments in an aggregate amount in excess of $10,000,000 (which are not covered by insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

     (7) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (B) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (E) makes a general assignment for the benefit of its creditors, or (F) takes any corporate action to authorize or effect any of the foregoing;

     (8) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law, which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any Significant Subsidiary, (B) appoint a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

     (9) any Collateral Agreement shall cease to be in full force and effect, or ceases to be effective in all material respects to grant a perfected Lien on the Collateral with the priority purported to be created thereby for 30 days after notice by the Trustee or the Holders of at least 25% of the aggregate outstanding principal amount of the Notes to the Company; and

     (10) any Subsidiary Guarantee of a Significant Subsidiary ceases following the delivery thereof to be in full force and effect or any Subsidiary Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Subsidiary Guarantee of a Significant Subsidiary is found to be invalid or any Subsidiary Guarantor that is a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor in accordance with the terms of this Indenture).

          SECTION 6.02. Acceleration.

          (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing and has not been waived pursuant to Section 6.04, then the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable.

          (b) If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          (c) At any time after a declaration of acceleration with respect to the Notes in accordance with this Section 6.02, the Holders of a majority in aggregate principal amount of the Notes, which majority includes, if a Separation Event of Default has occurred, Holders of at least 10% in aggregate principal amount of Notes that do not beneficially own (and are not Affiliates of a beneficial owner of) an equity interest of the Company (including but not limited to Capital Stock of the Company), may rescind and cancel such declaration and its consequences:

     (i) if the rescission would not conflict with any judgment or decree;

     (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

     (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

     (iv) if the Company has paid the Trustee and the Collateral Agent their reasonable compensation and reimbursed the Trustee and the Collateral Agent for their expenses, disbursements and advances; and

     (v) in the event of the cure or waiver of an Event of Default of the type described in Sections 6.01(7) or (8), the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.04. Waiver of Past Defaults.

          Subject to Sections 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the outstanding Notes, which majority includes, if a Separation Event of Default has occurred, Holders of at least 10% in aggregate principal amount of Notes that do not beneficially own (and are not Affiliates of a beneficial owner of) an equity interest of the Company (including but not limited to Capital Stock of the Company), by notice to the Trustee may waive any existing Default or Event of Default and its consequences, except a Default in the payment of principal of or interest on any Note as specified in clauses (1) and (2) of Section 6.01. When a Default or Event of Default is waived, it is cured and ceases.

          SECTION 6.05. Control by Majority.

          Subject to Section 2.09, the Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in Section 6.03. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that the Trustee reasonably believes conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 6.06. Limitation on Suits.

          A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

     (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

     (2) Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

     (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of satisfactory indemnity; and

     (5) during such 60-day period the Holders of a majority in principal amount of the outstanding Notes (and, in the case of any rescission and cancellation pursuant to Section 6.02(c) or a waiver pursuant to Section 6.04, Holders of at least 10% in the aggregate principal amount of the Notes that do not own (and are not Affiliates of a beneficial owner of) an equity interest of the Company (including but not limited to Capital Stock of the Company)) do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

          The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal and premium, if any, or interest on such Note on or after the respective due dates set forth in such Note (including upon acceleration thereof) or the institution of any proceeding with respect to this Indenture or any remedy hereunder, including without limitation acceleration, by the Holders of a majority in principal amount of outstanding Notes; provided that upon institution of any proceeding or exercise of any remedy, such Holders provide the Trustee with prompt notice thereof.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          SECTION 6.07. Rights of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee.

          If an Event of Default in payment of principal or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09. Trustee May File Proofs of Claim.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. The Company’s payment obligations under this Section 6.09 shall be secured in accordance with the provisions of Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities.

          If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money in the following order:

     First: to the Trustee for amounts due under Section 7.07;

     Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

     Third: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

     Fourth: to the Company,

or as a court of competent jurisdiction may direct.

          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

          SECTION 6.11. Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN

TRUSTEE

          SECTION 7.01. Duties of Trustee.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

     (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

     (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          SECTION 7.02. Rights of Trustee.

          Subject to Section 7.01:

     (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers’ Certificate or an Opinion of Counsel, or both, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

     (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney and to consult with the officers and representatives of the Company, including the Company’s accountants and attorneys at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

     (g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

     (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          SECTION 7.03. Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04. Trustee’s Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee’s certificate of authentication.

          SECTION 7.05. Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Net Proceeds Offer Payment Date pursuant to a Net Proceeds Offer and, except in the case of a failure to comply with Article Five, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

          SECTION 7.06. Reports by Trustee to Holders.

          Within 60 days after each May 15, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b) and (c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA § 313(d).

          SECTION 7.07. Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.

          Each of the Company and the Subsidiary Guarantors shall, jointly and severally, indemnify the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability, claim, damage or expense incurred by them except for such actions to the extent determined to have been caused by their own negligence, bad faith or willful misconduct, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Trustee in connection with such defense as reasonably determined by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its own negligence, bad faith or willful misconduct.

          To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

          SECTION 7.08. Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Promptly after that, the retiring Trustee shall, upon payment of its charges hereunder, transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09. Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

          SECTION 7.10. Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Company, as obligor of the Notes.

          SECTION 7.11. Preferential Collection of Claims Against Company.

          The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE EIGHT

SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 8.01. Legal Defeasance and Covenant Defeasance.

          (a) The Company may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in paragraph (d).

          (b) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and the Subsidiary Guarantors shall be deemed to have been released and discharged from their obligations (and all Liens on Collateral in connection with the issuance of the Notes) with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph payments in respect of the principal of and interest on such Notes when such payments are due and (ii) obligations listed in Section 8.03, subject to compliance with this Section 8.01. The Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

          (c) Upon the Company’s exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five, Sections 4.05 and 4.08, Sections 4.10 through 4.24 and Section 4.26 with respect to the outstanding Notes (including any such obligation that required that Collateral be provided by the Company to secure the Notes) on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or 6.01(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), and subject to the satisfaction of the conditions set forth in Section 8.03, Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6), 6.01(9) and 6.01(10) shall not constitute Events of Default.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

     (1) The Company shall have irrevocably deposited in trust with the Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, U.S. Legal Tender or U.S. Government Obligations or a combination thereof in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the outstanding Notes to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes to maturity or redemption;

     (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such Incurrence, and the granting of any Lien securing such Indebtedness);

     (3) Such deposit will not result in a Default under this Indenture or a breach or violation of, or constitute a default under, this Indenture (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such Incurrence, and the granting of any Lien securing such Indebtedness) or any other material instrument or agreement to which the Company or any of its Subsidiaries is a party or by which it or its property is bound;

     (4) (i) In the event the Company elects paragraph (b) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (ii) in the event the Company elects paragraph (c) hereof, the Company shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

     (5) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit under clause (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

     (6) The Company shall have delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that (A) the trust funds will not be subject to the rights of holders of Indebtedness of the Company other than the Notes and (B) assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder of Notes is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and

     (7) The Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.01(d)(4)(i) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

          In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

          SECTION 8.02. Satisfaction and Discharge.

          In addition to the Company’s rights under Section 8.01, the Company may terminate all of its obligations under this Indenture (and all Liens on Collateral in connection with the issuance of the Notes) (subject to Section 8.03) when:

     (1) either (a) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for that purpose an amount of money sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the stated maturity or redemption date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

     (3) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or redemption, as the case may be; and

     (4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with,

(the satisfaction of the conditions set forth in clauses (1) through (4) above is referred to herein as a “Satisfaction and Discharge”).

          SECTION 8.03. Survival of Certain Obligations.

          Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in Section 8.01 or 8.02, the respective obligations of the Company and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.13, 2.16, 4.01, 4.02 and 6.07, Article Seven and Sections 8.05, 8.06 and 8.07 shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee and the Collateral Agent under Sections 7.07, 8.05, 8.06 and 8.07 shall survive such satisfaction and discharge. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

          SECTION 8.04. Acknowledgment of Discharge by Trustee.

          Subject to Section 8.07, after (i) the conditions of Section 8.01 or 8.02 have been satisfied, (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon written request shall acknowledge in writing the discharge of the Company’s obligations under this Indenture except for those surviving obligations specified in Section 8.03.

          SECTION 8.05. Application of Trust Moneys.

          The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to Section 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture and the terms of the irrevocable trust agreement established pursuant to Section 8.01, to the payment of principal of and interest on the Notes. Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.01(d) which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.06. Repayment to the Company; Unclaimed Money.

          Subject to Sections 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent will pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers’ Certificate any money held by it for the payment of principal or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          SECTION 8.07. Reinstatement.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.01 or 8.02; provided, however, that if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01. Without Consent of Holders.

          The Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee together may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees and, with the consent of the Collateral Agent, the Collateral Agreements, without notice to or consent of any Holder:

     (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not in the opinion of the Trustee adversely affect the rights of any Holder in any material respect;

     (2) to comply with Article Five;

     (3) to provide for uncertificated Notes or Subsidiary Guarantees in addition to or in place of certificated Notes or Subsidiary Guarantees;

     (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (5) to comply with the provisions of the Depositary or the Trustee with respect to the provisions of this Indenture and the Notes relating to transfers and exchanges of Notes or beneficial interests in the Notes;

     (6) to make any change that would provide any additional benefits or rights to the Holders or that does not adversely affect the rights of any Holder;

     (7) to make such technical changes necessary to permit or cause the exchange of a portion of any Notes not issued in a Primary Registered Offering for a portion of any OID Exchange Units, and the exchange of a portion of any OID Exchange Units for a portion of any Notes not issued in a Primary Registered Offering, in each case, on similar terms as are provided for in the OID Exchange provisions of Section 4.25(a) to the extent that such exchanges are not then prohibited by applicable law or the rules, regulations and policies of the SEC; or

     (8) to provide for issuance of Exchange Notes hereunder;

provided that the Company has delivered to the Trustee an Opinion of Counsel and an Officers’ Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

          Notwithstanding the foregoing, in formulating its opinion in regards to Section 9.01(1), the Trustee shall be entitled to rely on such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel.

          SECTION 9.02. With Consent of Holders.

          Subject to Section 6.07, the Company and the Subsidiary Guarantors, when authorized by a Board Resolution, and the Trustee together, with the written consent of the

Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes, may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees and, with the consent of the Collateral Agent, the Collateral Agreements and the Intercreditor Agreement, without notice to any other Holders. Subject to Sections 6.04 and 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company and the applicable Subsidiaries with any provision of this Indenture, the Notes, the Collateral Agreements or the Intercreditor Agreement without notice to any other Holder, except that no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, shall, without the consent of each Holder of each Note affected thereby:

     (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture, the Notes, the Collateral Agreements or the Intercreditor Agreement;

     (2) reduce the rate of or change or have the effect of changing the time for payment of interest, including default interest, on any Notes (other than any advance notice requirement with respect to any redemption);

     (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

     (4) make any Notes payable in money other than that stated in the Notes;

     (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of a class of Notes to waive Defaults or Events of Default;

     (6) after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or make and consummate a mandatory Sinking Fund redemption or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

     (7) modify or change any provision of this Indenture or the related definitions or of the Intercreditor Agreement affecting the ranking of the Notes or any Subsidiary Guarantee in a manner which adversely affects the Holders;

     (8) release any Subsidiary Guarantor that is a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

     (9) release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          SECTION 9.03. Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture, the Notes or the Subsidiary Guarantees or of the Collateral Agreements or the Intercreditor Agreement shall comply with the TIA as then in effect.

          SECTION 9.04. Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          SECTION 9.05. Notation on or Exchange of Notes.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

          SECTION 9.06. Trustee To Sign Amendments, Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee.

ARTICLE TEN

GUARANTEE

          SECTION 10.01. Guarantee.

          Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as a “Subsidiary Guarantee”), to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, upon redemption, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.03. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Subsidiary Guarantee, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantee.

          SECTION 10.02. Release of a Subsidiary Guarantor.

          In the event (i) all or substantially all of the assets, or all of the Capital Stock, of a Subsidiary Guarantor is sold by the Company and such transaction complies with Section 4.16, or (ii) of the consolidation or merger of a Subsidiary Guarantor with or into any Person in compliance with Section 10.04, or (iii) of any transaction complying with the provisions relating to the release of a Subsidiary Guarantee under Section 4.14(b), or (iv) of the designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with this Indenture, the Subsidiary Guarantee of such Subsidiary Guarantor will be released. Furthermore, upon the occurrence of Legal Defeasance, Covenant Defeasance or Satisfaction and

Discharge in accordance with Article Eight, each Subsidiary Guarantor shall be released from its Subsidiary Guarantee.

          The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers’ Certificate certifying as to the compliance with this Section 10.02. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article Ten.

          SECTION 10.03. Limitation of Subsidiary Guarantor’s Liability.

          Each Subsidiary Guarantor and by its acceptance hereof each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 10.05, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance.

          SECTION 10.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

          No Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Subsidiary Guarantee and this Indenture in connection with any transaction complying with Section 4.16 or the provisions relating to the release of a Subsidiary Guarantee under Section 4.14) will, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor unless:

     (1) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

     (2) such entity assumes (a) by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Subsidiary Guarantee and (b) in the case where such consolidation or merger involved Laundry Corp. and Laundry Corp. was not the surviving entity, by amendment, supplement or other instrument (in form and substance reasonably satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee and the Collateral Agent, all Obligations of Laundry Corp. under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to such surviving entity;

     (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.01(a)(ii).

          Any merger or consolidation of (i) a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor or (ii) a Subsidiary Guarantor or the Company with an Affiliate organized solely for the purpose of reincorporating such Subsidiary Guarantor or the Company in another jurisdiction in the United States or any state thereof or the District of Columbia need only comply with (A) clause (a)(iv) of Section 5.01, and (B) in the case of a merger or consolidation involving (x) the Company as described in clause (ii) of this paragraph, clause (a)(i)(2)(y) of Section 5.01 and (y) a Subsidiary Guarantor as described in clause (ii) of this paragraph, clause (2) of this Section 10.04.

          SECTION 10.05. Contribution.

          In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a pro rata contribution from each other Subsidiary Guarantor hereunder based on the net assets of each other Subsidiary Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Subsidiary Guarantees.

          SECTION 10.06. Waiver of Subrogation.

          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          SECTION 10.07. Evidence of Guarantee.

          To evidence their guarantees to the Holders set forth in this Article Ten, each of the Subsidiary Guarantors hereby agrees to execute the notation of Subsidiary Guarantee in substantially the form included in the Notes attached hereto as Exhibits A and B. Each such notation of Subsidiary Guarantee shall be signed on behalf of each Subsidiary Guarantor by an Officer or an assistant Secretary.

          Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          If an Officer or assistant Secretary whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

          SECTION 10.08. Waiver of Stay, Extension or Usury Laws.

          Each Subsidiary Guarantor covenants that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE ELEVEN

COLLATERAL AND COLLATERAL AGREEMENTS

          SECTION 11.01. Approval of Collateral Agreements; Representations and Warranties; No Preference Among Holders.

          (a) So long as the Liens under the Collateral Agreements shall not have been released pursuant to Section 11.06(a)(i), (ii) or (iii), the due and punctual payment of the principal of and premium (if any) and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption, special redemption or otherwise, and interest on the overdue principal of and premium (if any) and interest on the Notes and performance of all other Obligations of the Company and Laundry Corp. to the Collateral Agent, the Holders and the Trustee under this Indenture, the Notes and the Subsidiary Guarantee of Laundry Corp. according to the terms hereunder or thereunder, shall be secured by Note Liens on the Collateral to the extent and with the effect provided herein and in the Collateral Agreements, including any Mortgage required pursuant to Section 4.26.

          (b) By its acceptance of its Notes and the Subsidiary Guarantees, each Holder, the Collateral Agent and the Trustee consents and agrees (i) upon the occurrence of the Merger Event (x) the Lien on the assets of the surviving entity securing the Obligations represented thereby shall be released and (y) to the extent the Liens under the Collateral Agreements shall not have been released pursuant to Section 11.06(a)(i), (ii) or (iii), the only security for the Notes following the Merger Event will be a second priority Lien on the Post-Merger Event Collateral and (ii) to the substance of the terms and provisions of the Collateral Agreements and the Intercreditor Agreement in the forms attached hereto (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect on the Issue Date or amended from time to time in accordance with their terms (with such changes as are required by applicable Legal Requirements in the relevant jurisdiction or jurisdictions on any such date). Each Holder and the Trustee appoints the Collateral Agent to act as its collateral agent with respect to the Collateral and further authorizes and directs the Collateral Agent to enter into each Collateral Agreement and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.

          (c) The Company represents, covenants and agrees that it and Laundry Corp. have, and shall at all times have, full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm the property constituting the Collateral from time to time pursuant to the Collateral Agreements to which such Persons are party, free and clear of all Liens other than Permitted Liens. The Company agrees that it shall, and shall cause Laundry Corp. to, (i) forever warrant and defend the title to the same against the claims of all Persons (except as to Permitted Liens) and (ii) execute, acknowledge and deliver to the Collateral Agent such further assignments, transfers, assurances or other instruments as the Collateral Agent may reasonably require and perform all such acts as may be required by the Collateral Agent to confirm to the Collateral Agent such Lien on the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Collateral Agent, the Trustee and the Holders under the Collateral Agreements, this Indenture, the Notes and the Subsidiary Guarantee of Laundry Corp. according to the intent and purposes herein and therein expressed. The Company further represents, covenants and agrees that each Collateral Agreement, when delivered, registered, recorded and filed as provided in Section 11.02(c), will create valid and perfected Liens (subject to Permitted Liens) on the Collateral subject thereto.

          (d) As among the Holders, the Collateral as constituted from time to time shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any Holder over any other Holder by reason of differences in time of issuance of the Notes held by such Holders, sale or otherwise, as security for the Obligations of the Company and Laundry Corp., to the Collateral Agent, the Holders and the Trustee under this Indenture, the Notes and the Subsidiary Guarantee of Laundry Corp.

          SECTION 11.02. Documentation and Recording; Opinions of Counsel; Further Assurances.

          (a) So long as the Liens under the Collateral Agreements shall not have been released pursuant to Section 11.06(a)(i), (ii) or (iii), the Company and Laundry Corp. shall execute and comply with the terms of each Collateral Agreement.

          (b) Concurrent with the consummation of the Merger Event, the surviving entity thereof shall, at its own expense, deliver or cause to be delivered to the Collateral Agent (with a copy to the Trustee):

     (i) an Officers’ Certificate stating that the Merger Event has occurred, and confirming that all actions required to be taken under this clause (b) to create and perfect the Post-Merger Event Lien on the Post-Merger Event Collateral in accordance with the requirements hereof and of the Post-Merger Event Pledge Agreement (other than the execution and delivery by the Collateral Agent of the Post-Merger Event Pledge Agreement) have been taken;

     (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all recordings, filings and other actions necessary to create and perfect such Post-Merger Event Lien have been taken;

     (iii) two originally executed copies of the Post-Merger Event Pledge Agreement (which upon its receipt thereof by the Collateral Agent, shall in each case be executed by the Collateral Agent, and one fully executed copy thereof shall be delivered by the Collateral Agent to the surviving entity of the Merger Event), together with (A) all certificated securities (as defined in the Uniform Commercial Code as in effect in the State of New York on the date thereof) constituting Post-Merger Event Collateral thereunder and stock powers or other instruments of transfer executed in blank by the surviving entity of the Merger Event and (B) an issuer acknowledgement, substantially in the form of Exhibit 2 to the Post-Merger Event Pledge Agreement, duly executed by each issuer of uncertificated securities (as defined in the Uniform Commercial Code as in effect in the State of New York on the date thereof) constituting Post-Merger Event Collateral thereunder; and

     (iv) a copy of a UCC-1 financing statement listing the surviving entity of the Merger Event, as debtor, and the Collateral Agent, as secured party, and describing the Post-Merger Event Collateral as the “collateral” covered thereby that shall have been filed in such filing office as shall be necessary to perfect the Post-Merger Event Lien on the Post-Merger Event Collateral;

provided, however, that in connection with the execution and delivery of the Post-Merger Event Pledge Agreement, the Post-Merger Liens shall be subject to any Permitted Lien and not in limitation but in furtherance thereof, the Collateral Agent shall execute a replacement Intercreditor Agreement (or an amendment to the existing Intercreditor Agreement) as requested by the Credit Agreement Collateral Agent to the extent necessary to subordinate the Post-Merger Liens to the Liens in favor of the Credit Agreement Collateral Agent to the same extent provided under the Intercreditor Agreement as in effect immediately prior to the Merger Event.

          (c) Notwithstanding anything else to the contrary herein, the surviving entity of the Merger Event shall not be required to fulfill its obligations under Section 5.01(a)(i)(2)(y)(B) if it shall have fulfilled its obligations under clause (b) above.

          (d) The Company shall deliver or cause to be delivered to the Collateral Agent and the Trustee on or immediately prior to each anniversary of the Issue Date, an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (x) this Indenture, the Collateral Agreements and all supplemental indentures and amendments thereto, and (y) financing statements, continuation statements, fixture filings or other instruments of further assurance, as is necessary to maintain the Lien created by each such Collateral Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary to perfect such Lien, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

          (e) Concurrently with delivery of the Opinion or Opinions of Counsel referred to in paragraph (d) of this Section 11.02, the Company shall cause this Indenture and each Collateral Agreement, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be necessary or reasonably required by the Collateral Agent in order to perfect the Liens.

          (f) If, at any time, the Collateral Agreements do not create the Liens required by or otherwise do not comply with this Section 11.02, the Company and Laundry Corp. shall, as soon as reasonably practicable and from time to time, at the Company’s expense, (i) execute and deliver, and file and record with all applicable Authorities, such additional Collateral Agreements, (ii) use its reasonable best efforts to obtain any approvals or consents and remove any restrictions or encumbrances and (iii) take such other steps, as in each case may be necessary such that all Collateral is at all times subject to the Liens required by and otherwise complies with this Section 11.02.

          SECTION 11.03. Possession of the Collateral.

          (a) The Company may possess, manage, operate and enjoy the Collateral in accordance with the terms of this Indenture, the Notes, the Subsidiary Guarantees, and the Collateral Agreements and the Intercreditor Agreement.

          (b) Subject to any continuing requirements of the Intercreditor Agreement, all amounts received by the Collateral Agent as proceeds of any part of the Collateral (including Net Cash Proceeds in the case of an Asset Sale) and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Collateral Agent in accordance with this Indenture and any Collateral Agreement shall be held by the Collateral Agent as security for the Obligations of the Company and Laundry Corp. under this Indenture, the Notes, the Subsidiary Guarantees, if any, and the Collateral Agreements until applied in accordance with the terms of this Indenture, the Collateral Agreements or the Credit Agreement, as applicable.

          SECTION 11.04. Suits To Protect the Collateral.

          Subject to any continuing requirements of the Intercreditor Agreement, the Collateral Agent shall have power to institute in its name and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Collateral Agreements, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of itself, the Trustee and the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Collateral Agreements, or be prejudicial to the interests of the Collateral Agent, the Holders or the Trustee.

          SECTION 11.05. Release of Liens.

          (a) The Collateral Agent shall not at any time release Collateral from the Liens created by this Indenture and the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the Collateral Agreements.

          (b) The release of any Collateral from the Lien of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements. To the extent applicable, the Company shall comply with TIA § 314(c) and § 314(d) relating to the release of property from the Lien of the Collateral Agreements and relating to the substitution therefor of any property to be subjected to the Lien of the Collateral Agreements. Any certificate or opinion required by TIA § 314(c) or § 314(d) may be made by an Officer of the Company, except in cases where TIA § 314(c) or § 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company.

          SECTION 11.06. Specified Releases of Collateral.

          (a) The Liens created by the Collateral Agreements shall automatically be released:

     (i) upon payment in full of all principal, premium, if any, and interest on the Notes and of all other obligations for the payment of money due and owing to the Collateral Agent, the Trustee or the Holders under this Indenture, the Notes, the Subsidiary Guarantees, if any, and the Collateral Agreements;

     (ii) upon a Satisfaction and Discharge in accordance with Article Eight;

     (iii) upon a Legal Defeasance or Covenant Defeasance in accordance with Article Eight; or

     (iv) following the occurrence of the Merger Event (other than the Post-Merger Event Liens on the Post-Merger Event Collateral that arise as a result of compliance by the surviving entity of the Merger Event with its obligations under Section 11.02(b)).

Upon payment specified in clause (i) above, or upon delivery by the Company to the Collateral Agent of an Officers’ Certificate and an Opinion of Counsel, each to the effect that at least one of such conditions precedent (other than the condition precedent set forth in clause (iv) above) has been complied with (and which may be the same Officers’ Certificate and Opinion of Counsel required by Article Eight), together with such documentation, if any, as may be required by the TIA (including, without limitation, TIA § 314(c) or § 314(d)) or reasonably required by the Collateral Agent prior to the release of such Collateral, the Collateral Agent shall forthwith take all action that is necessary or reasonably requested by the Company (in each case at the expense of the Company) to release and reconvey to the Company without recourse, representation or warranty of any kind all of the Collateral, and shall deliver such Collateral in its possession to the Company and shall execute and deliver to the Company releases and satisfactions with respect to such released Collateral, in recordable or fileable form, to the extent reasonably requested by the Company.

          (b) In addition to paragraph (a) above, the Liens on the Collateral will be automatically released with respect to any asset constituting Collateral:

     (i) that is sold or otherwise disposed of by the Company or Laundry Corp. to a Person other than the Company or Laundry Corp. in a transaction not prohibited by this Indenture at the time of such sale or disposition; or

     (ii) other than as described in paragraph (a) above, that is released from its Lien in accordance with the Credit Agreement and in accordance with the Intercreditor Agreement (whether pursuant to a foreclosure or other exercise of remedies by the secured parties under the Credit Agreement or otherwise); or

     (iii) to the extent permitted by the Credit Agreement, if the Company or Laundry Corp. provides substitute assets with at least an equivalent fair value, as determined in good faith by the Board of Directors of the Company, and such assets are made subject to the Lien in accordance with the Collateral Agreements.

          SECTION 11.07. Sharing of Collateral.

          Subject to the terms of this Indenture and the Collateral Agreements, any Collateral securing this Indenture, the Notes and the Subsidiary Guarantee of Laundry Corp., if any, may be shared by any other Indebtedness of the Company and Laundry Corp., including Additional Notes issued under this Indenture, incurred after the Issue Date so long as such Indebtedness is incurred in accordance with this Indenture, including Section 4.12, and the Lien thereon constitutes a Permitted Lien.

          SECTION 11.08. Sufficiency of Release.

          All purchasers and grantees of any property or rights purporting to be released in accordance herewith shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Collateral Agreements.

          SECTION 11.09. Actions by the Collateral Agent.

          Subject to the provisions of the Collateral Agreements and Article Eight, the Collateral Agent may in its sole discretion and without the consent of the Trustee or the Holders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive all amounts payable in respect of the obligations of the Company and any Restricted Subsidiaries under the Collateral Agreements and this Indenture. The Collateral Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture or the Collateral Agreements, and such suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and those of the Trustee and the Holders in the Collateral. No duty beyond that set forth in Section 7.01 is imposed on the Collateral Agent pursuant to this Section 11.09. Each Holder hereby authorizes the Collateral Agent and the Trustee to enter into the Collateral Agreements and the Intercreditor Agreement.

          SECTION 11.10. Intercreditor Agreement.

          This Article Eleven and the Collateral Agreements are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.

ARTICLE TWELVE

MISCELLANEOUS

          SECTION 12.01. TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 12.02. Notices.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company:

Coinmach Service Corp. 303 Sunnyside Boulevard, Suite 70 Plainview, New York 11803 Attn: Chief Executive Officer Facsimile Number: (516) 349-9125

if to the Trustee:

The Bank of New York 101 Barclay Street Floor 8W New York, New York 10286 Attn: Corporate Trust Administration Facsimile Number: (212) 815-5707

          Each of the Company and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 12.03. Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

          SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

     (1) an Officers’ Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (2) an Opinion of Counsel stating that, in the opinion of such counsel, subject to customary assumptions and exclusions, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been satisfied.

          SECTION 12.05. Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers’ Certificate required by Section 4.06, shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided that an Opinion of Counsel may rely on an Officers’ Certificate or a certificate of public officials with respect to matters of fact.

          SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 12.07. Legal Holidays.

          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at any particular place of payment, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 12.08. Governing Law.

          THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

          SECTION 12.09. No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 12.10. No Recourse Against Others.

          A past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company or of the Trustee shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration of the Notes.

          SECTION 12.11. Successors.

          All agreements of the Company and the Subsidiary Guarantors in this Indenture, the Notes, and the Subsidiary Guarantees shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 12.12. Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          SECTION 12.13. Severability.

          In case any one or more of the provisions in this Indenture, the Notes or in the Subsidiary Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 12.14. Force Majeure.

          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[Signature page follows.]

SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

COINMACH SERVICE CORP.
By:	/s/ Robert M. Doyle
	Name:	Robert M. Doyle
	Title:	Chief Financial Officer

COINMACH LAUNDRY CORPORATION, as a Subsidiary Guarantor
By:	/s/ Robert M. Doyle
	Name:	Robert M. Doyle
	Title:	Chief Financial Officer

THE BANK OF NEW YORK, as Trustee and Collateral Agent
By:	/s/ Julie Salovitch-Miller
	Name:	Julie Salovitch-Miller
	Title:	Vice President

S-1

EXHIBIT A

FORM OF UNRESTRICTED NOTE

[THE COMPANY MAY SUBSEQUENTLY ISSUE NOTES THAT ARE IDENTICAL IN ALL MATERIAL RESPECTS TO THIS NOTE BUT HAVE ORIGINAL ISSUE DISCOUNT. IN SUCH CASE, THE HOLDER OF THIS NOTE WILL BE DEEMED TO HAVE EXCHANGED A PORTION OF ITS NOTES OF THE COMPANY FOR SUCH NEWLY ISSUED NOTES WITH ORIGINAL ISSUE DISCOUNT. THE AGGREGATE PRINCIPAL AMOUNT OF NOTES OWNED BY SUCH HOLDER, HOWEVER, WILL NOT CHANGE AS A RESULT OF SUCH DEEMED EXCHANGE. WITH RESPECT TO SUCH NEWLY ISSUED NOTES WITH ORIGINAL ISSUE DISCOUNT, A HOLDER MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE ISSUE PRICE AND THE YIELD TO MATURITY BY SUBMITTING A WRITTEN REQUEST TO THE COMPANY.]

CUSIP No.:

COINMACH SERVICE CORP.

11% SENIOR SECURED NOTE DUE 2024

No.	$

          COINMACH SERVICE CORP., a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to or registered assigns, the principal sum of [ ] Dollars on December 1, 2024.

          Interest Payment Dates: March 1, June 1, September 1 and December 1.

          Record Dates: February 25, May 25, August 25 and November 25.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

COINMACH SERVICE CORP.
By:
Name:
Title:

By:
Name:
Title:

Dated:

Certificate of Authentication

          This is one of the 11% Senior Secured Notes due 2024 referred to in the within-mentioned Indenture.

                                                                                                                   THE BANK OF NEW YORK, as Trustee

Dated:                                                                                                         By:
                                                                                                                             Authorized Signatory

(REVERSE OF UNRESTRICTED NOTE)

11% Senior Secured Note due 2024

          1. Interest. COINMACH SERVICE CORP., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid on this Note or if no interest has been paid, from [           ], 20[ ]. The Company will pay interest quarterly in arrears on each Interest Payment Date, commencing [           ], 20[ ]. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. Method of Payment. The Company shall pay interest on the Notes to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

          3. Paying Agent and Registrar. Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

          4. Indenture. The Company issued the Notes and Laundry Corp. issued its Subsidiary Guarantee under an Indenture, dated as of November 24, 2004 (the “Indenture”), between the Company, the Subsidiary Guarantors party thereto from time to time, the Trustee and the Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          5. Optional Redemption; Sinking Fund.

          (a) Make-Whole Redemption. At any time prior to December 1, 2009, the Company may, at its option, redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to the sum of the present values of the redemption price of such Notes at the first optional Redemption Date described below and all required interest payments, excluding accrued but unpaid interest, due on such Notes through such first optional Redemption Date, discounted to the date of such redemption on a quarterly basis, assuming 360-day years consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

          (b) Redemption at Scheduled Prices. On or after December 1, 2009, the Company may, at its option, redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices, expressed as percentages of principal amount set forth below plus accrued and unpaid interest, on the Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2009	105.500%
2010	103.667%
2011	101.833%
2012 and thereafter	100.000%

          (c) Tax Redemption. At any time, the Company may, at its option, redeem all, but not part, of the Notes, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the Redemption Date if, for U.S. federal income tax purposes, the Company is not, or would not be, permitted to deduct the interest payable on the Notes from its income.

          (d) Sinking Fund. As a mandatory sinking fund (the “Sinking Fund”), the Company will redeem on December 1 of each of the years 2016 to 2019, inclusive, Notes in an aggregate principal amount equal to 10% of the aggregate principal amount of the Notes originally issued under the Indenture at a Redemption Price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to the Redemption Date. The Company may, at its option, credit against the aggregate principal amount of the Notes to be redeemed in connection with any Sinking Fund redemption (to the extent not previously credited) the aggregate principal amount of Notes:

(i)	previously or contemporaneously redeemed by it pursuant to the provisions described under paragraph (a), (b) or (c) (or previously or contemporaneously called for redemption pursuant to such provisions so long as the Redemption Price therefor shall have been deposited in trust for that purpose in accordance with the Indenture); and

(ii)	previously or contemporaneously acquired by it (and delivered to the Trustee for cancellation), whether by privately negotiated transactions, by way of tender offers (including Change of Control Offers and Net Proceeds Offers) or otherwise, in either case described in clauses (i) and (ii) above other than through mandatory Sinking Fund redemptions; provided, however, that the Company may only credit purchases of separate notes pursuant to clause (ii) above to the extent that, as of the Business Day immediately preceding the date on which a Sinking Fund redemption is required, such purchases did not result in the aggregate principal amount of Notes underlying IDSs exceeding 90% of the aggregate principal amount of all Notes outstanding on such date.

          6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

          7. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. Transfer; Exchange. The Notes are in registered form without coupons. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

          9. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

          10. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          11. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture, the Notes and the Collateral Agreements (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

          12. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Subsidiary Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for certificated Notes or Subsidiary Guarantees in addition to or in place of uncertificated Notes or Subsidiary Guarantees, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          14. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Subsidiary Guarantees, the

Collateral Agreements, if applicable, and the Indenture, the predecessor will be released from those obligations.

          15. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          16. Trustee and Collateral Agent Dealings with Company. Each of the Trustee and the Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee or the Collateral Agent.

          17. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration of this Note.

          18. Subsidiary Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors.

          19. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          20. Governing Law. The Laws of the State of New York shall govern this Note, the Subsidiary Guarantees and the Indenture, without regard to principles of conflict of laws.

          21. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Coinmach Service Corp., 303 Sunnyside Blvd., Suite 70, Plainview, New York 11803, Attn: Chief Executive Officer.

ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint                                    agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                                                                                         Signed:
                                                                                                                             (Sign exactly as name appears on the
                                                                                                                             other side of this Note)

Signature Guarantee:

[OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [	]
Section 4.16 [	]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$

Dated:

	NOTICE:	The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.
Signature Guarantee:

FORM OF SUBSIDIARY GUARANTEE

          [Name of Subsidiary Guarantor] and its successors under the Indenture, jointly and severally with any other Subsidiary Guarantors, hereby irrevocably and unconditionally guarantee, on a senior [secured] a [unsecured] b basis, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Coinmach Service Corp. (the “Company”) to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) have agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

          No stockholder, employee, officer, director or incorporator, as such, past, present or future, of [name of Subsidiary Guarantor] shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator. Each Holder by accepting this Subsidiary Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Subsidiary Guarantees. This Subsidiary Guarantee shall be binding upon [name of Subsidiary Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

[a]	Insert if Subsidiary Guarantor is Coinmach Laundry Corporation.

[b]	Insert if Subsidiary Guarantor is not Coinmach Laundry Corporation.

          THE TERMS OF ARTICLE TEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

          This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF SUBSIDIARY GUARANTOR]
By:
Name:
Title:

EXHIBIT B

FORM OF RESTRICTED NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO COINMACH SERVICE CORP. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”)) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF COINMACH SERVICE CORP. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (E) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE. IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND COINMACH CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO

AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

[THE COMPANY MAY SUBSEQUENTLY ISSUE NOTES THAT ARE IDENTICAL IN ALL MATERIAL RESPECTS TO THIS NOTE BUT HAVE ORIGINAL ISSUE DISCOUNT. IN SUCH CASE, THE HOLDER OF THIS NOTE WILL BE DEEMED TO HAVE EXCHANGED A PORTION OF ITS NOTES OF THE COMPANY FOR SUCH NEWLY ISSUED NOTES WITH ORIGINAL ISSUE DISCOUNT. THE AGGREGATE PRINCIPAL AMOUNT OF NOTES OWNED BY SUCH HOLDER, HOWEVER, WILL NOT CHANGE AS A RESULT OF SUCH DEEMED EXCHANGE. WITH RESPECT TO SUCH NEWLY ISSUED NOTES WITH ORIGINAL ISSUE DISCOUNT, A HOLDER MAY OBTAIN THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE ISSUE PRICE AND THE YIELD TO MATURITY BY SUBMITTING A WRITTEN REQUEST TO THE COMPANY.]

CUSIP No.:

COINMACH SERVICE CORP.

11% SENIOR SECURED NOTE DUE 2024

No. $

          COINMACH SERVICE CORP., a Delaware corporation (the “Company,” which term includes any successor entity), for value received promises to pay to            or registered assigns, the principal sum of [ ] Dollars on December 1, 2024.

          Interest Payment Dates: March 1, June 1, September 1 and December 1.

          Record Dates: February 25, May 25, August 25 and November 25.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

COINMACH SERVICE CORP.
By:
Name:
Title:

By:
Name:
Title:

Dated:

Certificate of Authentication

     This is one of the 11% Senior Secured Notes due 2024 referred to in the within-mentioned Indenture.

                                                                                                                  THE BANK OF NEW YORK, as Trustee

Dated:                                                                                                        By:
                                                                                                                             Authorized Signatory

(REVERSE OF RESTRICTED NOTE)

11% Senior Secured Note due 2024

     1. Interest. COINMACH SERVICE CORP., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid on this Note or if no interest has been paid, from [               ], 20[   ]. The Company will pay interest quarterly in arrears on each Interest Payment Date, commencing [               ], 20[   ]. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. Method of Payment. The Company shall pay interest on the Notes to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

     3. Paying Agent and Registrar. Initially, The Bank of New York (the “Trustee”) will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

     4. Indenture. The Company issued the Notes and Laundry Corp. issued its Subsidiary Guarantee under an Indenture, dated as of November 24, 2004 (the “Indenture”), between the Company, the Subsidiary Guarantors party thereto from time to time, the Trustee and the Collateral Agent. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

     5. Optional Redemption; Sinking Fund.

     (a) Make-Whole Redemption. At any time prior to December 1, 2009, the Company may, at its option, redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to the sum of the present values of the redemption price of such Notes at the first optional Redemption Date described below and all required interest payments, excluding accrued but unpaid interest, due on such Notes through such first optional Redemption Date, discounted to the date of such redemption on a quarterly basis, assuming 360-day years consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest to the Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

     (b) Redemption at Scheduled Prices. On or after December 1, 2009, the Company may, at its option, redeem all or part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices, expressed as percentages of principal amount set forth below plus accrued and unpaid interest, on the Notes redeemed, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on December 1 of the years indicated below:

Year	Percentage
2009	105.500%
2010	103.667%
2011	101.833%
2012 and thereafter	100.000%

     (c) Tax Redemption. At any time, the Company may, at its option, redeem all, but not part, of the Notes, upon not less than 30 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the Redemption Date if, for U.S. federal income tax purposes, the Company is not, or would not be, permitted to deduct the interest payable on the Notes from its income.

     (d) Sinking Fund. As a mandatory sinking fund (the “Sinking Fund”), the Company will redeem on December 1 of each of the years 2016 to 2019, inclusive, Notes in an aggregate principal amount equal to 10% of the aggregate principal amount of the Notes originally issued under the Indenture at a Redemption Price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to the Redemption Date. The Company may, at its option, credit against the aggregate principal amount of the Notes to be redeemed in connection with any Sinking Fund redemption (to the extent not previously credited) the aggregate principal amount of Notes:

(i)	previously or contemporaneously redeemed by it pursuant to the provisions described under paragraph (a), (b) or (c) (or previously or contemporaneously called for redemption pursuant to such provisions so long as the Redemption Price therefor shall have been deposited in trust for that purpose in accordance with the Indenture); and

(ii)	previously or contemporaneously acquired by it (and delivered to the Trustee for cancellation), whether by privately negotiated transactions, by way of tender offers (including Change of Control Offers and Net Proceeds Offers) or otherwise, in either case described in clauses (i) and (ii) above other than through mandatory Sinking Fund redemptions; provided, however, that the Company may only credit purchases of separate notes pursuant to clause (b) above to the extent that, as of the Business Day immediately preceding the date on which a Sinking Fund redemption is required, such purchases did not result in the aggregate principal amount of Notes underlying IDSs exceeding 90% of the aggregate principal amount of all Notes outstanding on such date.

     6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address.

     Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

     7. Offers to Purchase. Sections 4.15 and 4.16 of the Indenture provide that, after certain Asset Sales (as defined in the Indenture) and upon the occurrence of a Change of Control (as defined in the Indenture), and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

     8. Registration Rights. Pursuant to a Registration Rights Agreement among the Company, the Guarantors and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company’s Series B 11% Senior Secured Notes due 2024 (the “Exchange Notes”), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Initial Notes. The Holders of the Restricted Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of a Registration Rights Agreement.

     9. Transfer; Exchange. The Notes are in registered form without coupons. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

     10. Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

     11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     12. Discharge Prior to Redemption or Maturity. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture, the Notes and the Collateral Agreements (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

     13. Amendment; Supplement; Waiver. Subject to certain exceptions, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Subsidiary Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for certificated Notes or Subsidiary Guarantees in addition to or in place of uncertificated Notes or Subsidiary Guarantees, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

     14. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional

Indebtedness or Liens, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

     15. Successors. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Subsidiary Guarantees, the Collateral Agreements, if applicable, and the Indenture, the predecessor will be released from those obligations.

     16. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

     17. Trustee and Collateral Agent Dealings with Company. Each of the Trustee and the Collateral Agent under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee or the Collateral Agent.

     18. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration of this Note.

     19. Subsidiary Guarantees. Payment of principal and interest (including interest on overdue principal and overdue interest, if lawful) is unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors.

     20. Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

     21. Governing Law. The Laws of the State of New York shall govern this Note, the Subsidiary Guarantees and the Indenture, without regard to principles of conflict of laws.

     22. Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     23. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

     The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Coinmach Service Corp., 303 Sunnyside Blvd., Suite 70, Plainview, New York 11803, Attn: Chief Executive Officer.

ASSIGNMENT FORM

     If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

__________________________________________________________________________________________________________________
(Print or type name, address and zip code and
social security or tax ID number of assignee)

and irrevocably appoint___agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:__________________________________________Signed:____________________________________________________________
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:___________________________

[OPTION OF HOLDER TO ELECT PURCHASE]

     If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

Section 4.15 [          ]
Section 4.16 [          ]

     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$_______________________________________

Dated: __________________________________
NOTICE:
The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser’s bank or broker.

Signature Guarantee: _______________________

FORM OF SUBSIDIARY GUARANTEE

     [Name of Subsidiary Guarantor] and its successors under the Indenture, jointly and severally with any other Subsidiary Guarantors, hereby irrevocably and unconditionally guarantee, on a senior [secured] a [unsecured] b basis, (i) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Coinmach Service Corp. (the “Company”) to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise and (iii) have agreed to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

     No stockholder, employee, officer, director or incorporator, as such, past, present or future, of [name of Subsidiary Guarantor] shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator. Each Holder by accepting this Subsidiary Guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and Subsidiary Guarantees. This Subsidiary Guarantee shall be binding upon [name of Subsidiary Guarantor] and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

[a]	Insert if Subsidiary Guarantor is Coinmach Laundry Corporation.

[b]	Insert if Subsidiary Guarantor is not Coinmach Laundry Corporation.

     THE TERMS OF ARTICLE TEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     This Subsidiary Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF SUBSIDIARY GUARANTOR]
By:	_______________________________
Name:
Title:

EXHIBIT C

FORM OF LEGEND FOR GLOBAL NOTES

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

      THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

C-1

EXHIBIT D

FORM OF CERTIFICATE TO BE
DELIVERED IN CONNECTION WITH
TRANSFERS TO NON-QIB ACCREDITED INVESTORS

___________, ____

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

Re:	Coinmach Service Corp. (the “Company”)
Income Deposit Securities (the “IDSs”)

Ladies and Gentlemen:

          In connection with our proposed purchase of $___aggregate principal amount of the Notes, we confirm that:

      1. We have received a copy of the Prospectus (the “Prospectus”), dated November 19, 2004, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled “Transfer Restrictions” of the Prospectus.

      2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of November 24, 2004 relating to the Notes (the “Indenture”) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

      3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within three years after the original issuance of the Notes or the last date on which the Note is owned by an affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

      4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled “Transfer Restrictions” of the Offering Memorandum.

      5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

      6. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

      7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

          This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Very truly yours,

[Name of Transferee]

By:

Authorized Signature

EXHIBIT E

FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Administration

Re:	Coinmach Service Corp. (the “Company”)
Income Deposit Securities (the “IDSs”)

Ladies and Gentlemen:

          In connection with our proposed sale of $        aggregate principal amount of the Notes, we confirm that Such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

      (1) the offer of the Notes was not made to a person in the United States;

      (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

      (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

      (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

      (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

E-1

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferee]

By:

Authorized Signature

E-2

EXHIBIT F

FORM OF GLOBAL IDS

          THIS CERTIFICATE IS A GLOBAL INCOME DEPOSIT SECURITY (“IDS”) AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS CERTIFICATE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

          EACH IDS INITIALLY CONSISTS OF ONE SHARE OF CLASS A COMMON STOCK, $0.01 PAR VALUE, OF COINMACH SERVICE CORP. (THE “CLASS A COMMON STOCK”) (SUBJECT TO ADJUSTMENT IN CASE OF A STOCK SPLIT, RECOMBINATION OR RECLASSIFICATION OF THE CLASS A COMMON STOCK AS REFLECTED IN SCHEDULE B HERETO) AND $6.14 PRINCIPAL AMOUNT OF THE 11% SENIOR SECURED NOTES DUE 2024 OF COINMACH SERVICE CORP. (THE “NOTES”). THE CLASS A COMMON STOCK AND NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER UNTIL SEPARATED IN ACCORDANCE WITH THE TERMS OF THIS CERTIFICATE.

COINMACH SERVICE CORP.

18,333,333 IDSs

No. 1	CUSIP NO.:19259W 10 7
ISIN: US19259W1071

          Coinmach Service Corp., a Delaware corporation (the “Company”), hereby certifies that Cede & Co., or its registered assigns, is the registered owner of the number of Income Deposit Securities (“IDSs”) listed on Schedule A hereto.

          Each IDS consists of one share of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) (subject to adjustment in case of a stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $6.14 principal amount of 11% senior secured notes due 2024 of the Company (the “Notes”). The global Note and global Class A Common Stock certificate constituting part of this IDS Certificate are each attached hereto. The terms of (i) the Notes are governed by an Indenture (the “Indenture”) dated as of November 24, 2004, among the Company, the Subsidiary Guarantors party thereto from time to time and The Bank of New York as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”) and are subject to the terms and provisions contained therein, and (ii) the Class A Common Stock is governed by the certificate of incorporation of the Company (the “Certificate of Incorporation”), and is subject to the terms and provisions contained therein, to all of which terms and provisions the owner of a beneficial interest (each a “holder”) in this IDS Certificate consents by acceptance hereof. The Company will furnish to any holder of this IDS Certificate upon written request and without charge a copy of the Indenture and the Certificate of Incorporation.

          Upon the occurrence of a stock split, stock divided or reclassification of the Class A Common Stock, the IDS will automatically reflect such event and the Company will notify the IDS transfer agent and DTC in writing of such event and instruct them to reflect the resulting changes on Schedule B hereto. Upon the occurrence of any such event, the Company shall provide a notice, which notice may be in the form of a press release or other public announcement, or file with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K or any other applicable form, in either case, disclosing the changes in the ratio of Class A Common Stock to principal amount of Notes as a result of such event.

          This IDS Certificate is not valid unless countersigned and registered by the IDS transfer agent and registrar.

AUTOMATIC SEPARATION:

          Each IDS will automatically and permanently separate into one share of Class A Common Stock (subject to adjustment in case of a stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $6.14 principal amount of Notes on November 24, 2019.

          In addition, each IDS will automatically and permanently separate into one share of Class A Common Stock (subject to adjustment in case of a stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $6.14 principal amount of Notes on (i) the date of any redemption or repurchase by the Company of all of the Notes in accordance with the Indenture (in the case of a redemption or repurchase of less than all of the Notes, including without limitation a redemption of a portion of the Notes pursuant to the Sinking Fund (as defined in the Indenture), solely those IDSs associated with the Notes redeemed or repurchased shall separate); and (ii) the date on which all remaining principal on the Notes becomes due and payable.

          In addition, each IDS will automatically be separated (subject to recombination as described below under “Recombination”) into one share of Class A Common Stock (subject to adjustment in case of a stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $6.14 principal amount of Notes on (i) the occurrence of a Separation Event of Default (as defined in the Indenture); (ii) the last business day of any calendar month prior to the Merger Event (as defined in the Indenture), if on such day neither (A) the Disproportionality Test (as defined in the Indenture) nor (B) the Total Remaining Payments Tests (as defined in the Indenture) are met; and (iii) the date of notice to the Company that the designated securities depositary for the IDSs either (A) is unwilling or unable to continue as securities depository with respect to the IDSs or (B) will cease to be a registered clearing agency under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in either case the Company is unable to find a successor depository.

          As promptly as practicable following the Company becoming aware of the occurrence of any such event, the Company shall provide a notice, which notice may be in the form of a press release or other public announcement, or file with the SEC a Current Report on Form 8-K or any other applicable form, in either case, disclosing the automatic separation as a result of such event.

          Furthermore, upon the issuance by the Company of additional Notes pursuant to the Indenture in a Primary Registered Offering (as defined in the Indenture) (i) with OID (as defined in the Indenture) or (ii) subsequent to an “OID Exchange” (as defined below) (in each such case, “New Notes”), (A) the IDSs represented by this IDS Certificate will be automatically separated into the Class A Common Stock and the Notes represented hereby, (B) this IDS Certificate shall be canceled, and (C) a new IDS Certificate(s) will be issued to the record holder of this IDS Certificate (an “OID Exchange”) representing the same number of IDSs (“New IDSs”). Each New IDS will consist of one share of Class A Common Stock (subject to adjustment in the case of a stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $6.14 principal amount of a combination of the Notes, Non-OID Additional Notes (as defined in the Indenture), if any, and New Notes (“OID Exchange Units”) in proportion to the aggregate principal balances thereof.

VOLUNTARY SEPARATION:

          The holder of this IDS Certificate is entitled, at any time from the earliest to occur of (i) January 8, 2005, (ii) the acceptance by such holder of a Change of Control Offer (as defined in the Indenture), and (iii) the acceptance by such holder of a Net Proceeds Offer (as defined in the Indenture), to separate the IDSs represented by this IDS Certificate or any portion thereof for one share of Class A Common Stock (subject to adjustment in case of stock split, recombination or reclassification of the Class A Common Stock as reflected in Schedule B hereto) and $6.14 principal amount of Notes for each IDS (provided, however, that with respect to clause (ii) and (iii) above, such events will cause solely those IDSs associated with the Notes that the holder shall have elected to be repurchased in such Change of Control Offer or Net Proceeds Offer to separate), and the Company will take such action as is necessary to facilitate such voluntary separation. A holder of this IDS Certificate may not accept a Change of Control Offer or a Net Proceeds Offer or obtain a Class A Common Stock certificate without the separation of the applicable IDSs.

COMBINATION AND RECOMBINATION:

          Any holder of Class A Common Stock and Notes or Non-OID Additional Notes or, following any OID Exchange, OID Exchange Units, is entitled, at any time and from time to time prior to November 24, 2019, to combine such holder’s Class A Common Stock and Notes or Non-OID Additional Notes or, following any OID Exchange, OID Exchange Units, to form IDSs; provided, however, that (i) in the event the IDSs were automatically separated as a result of the occurrence of a Separation Event of Default, IDSs may thereafter only be created or recombined after the related Default or Event of Default (each as defined in the Indenture) has been cured or waived in accordance with the provisions of the Indenture; (ii) in the event the IDSs were automatically separated on a date prior to the occurrence of the Merger Event on which neither the Disproportionality Test nor the Total Remaining Payments Tests were met, IDSs may thereafter only be created or recombined on or after the first to occur of the Merger Event and a date on which either of such tests is once again met; (iii) in the event the IDSs were automatically separated because either the designated securities depositary for the IDSs (A) was unwilling or unable to continue as securities depositary with respect to the IDSs or (B) ceased to be a registered clearing agency under the Exchange Act, IDSs may thereafter only be created or recombined at such time as the Company has established a successor depositary willing and able to provide such services to the Company; and (iv) any holder whose ownership of shares of Class A Common Stock is represented by a stock certificate issued to such holder, prior to recombining such shares of Class A Common Stock with Notes or Non-OID Additional Notes or, following any OID Exchange, OID Exchange Units, in order to form IDSs, must surrender such stock certificate to the IDS transfer agent in order that such shares of Class A Common Stock be included in the global stock certificate(s) representing the shares of Class A Common Stock underlying IDSs. As promptly as practicable following the Company becoming aware of the occurrence of any event that permits the recombination of IDSs, the Company shall provide a notice, which notice may be in the form of a press release or other public announcement, file with the SEC a

Current Report on Form 8-K or any other applicable form, in either case, disclosing that IDSs may be recombined as a result of such event.

[Signature pages follow]

Dated: November 24, 2004

COINMACH SERVICE CORP.

By:

Name:
Title:

Dated: November 24, 2004

Countersigned and registered:

THE BANK OF NEW YORK
   as IDS Transfer Agent and Registrar

By:

Name:
Title:

Schedule A

NUMBER OF IDSs

          The number of IDSs represented by this global IDS Certificate is 18,333,333. The following increases or decreases have been made:

Number of IDSs
	prior to	Increase	Decrease	Number of IDSs after
Date	increase/decrease	amount	amount	increase/decrease	Signature

Schedule B

NUMBER OF SHARES OF CLASS A COMMON STOCK UNDERLYING ONE IDS

          The number of shares of Class A Common Stock underlying each IDS represented by this Certificate is initially one (1). The following adjustments have been made since the original issue date of the IDSs:

Number of shares of Class A
Number of shares of Class A		Common Stock underlying
Common Stock underlying		each IDS following the
each IDS prior to adjustment	Event triggering adjustment	adjustment

EXHIBIT G

FORM OF NOTICE TO BE
DELIVERED IN CONNECTION WITH COMBINATION/
RECOMBINATION OR SEPARATION OF IDSS

___________, ____

The Bank of New York
101 Barclay Street
Floor 8W
New York, New York 10286
Attention: Corporate Trust Administration

Re:	Coinmach Service Corp. (the “Company”)
Income Deposit Securities (the “IDSs”)

Ladies and Gentlemen:

          We hereby request that:

      (1) [You separate ___IDSs owned by the undersigned into ___shares of Class A Common Stock and ___11% Senior Secured Notes due 2024, in each case, of the Company.]

      (2) [You recombine ___shares of Class A Common Stock and ___11% Senior Secured Notes due 2024 a, in each case, of the Company and owned by the undersigned, to form ___IDSs.]

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

[a]	Must be Initial Notes, Non-OID Additional Notes or OID Exchange Units.

G-1

          This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Very truly yours,

[Name of Holder]

By:

Authorized Signature

G-2

EXHIBIT H

FORM OF

SECURITY AGREEMENT

among

COINMACH SERVICE CORP.,

COINMACH LAUNDRY CORPORATION

and

THE BANK OF NEW YORK,
as Collateral Agent

Dated as of ____________

TABLE OF CONTENTS

		Page
	ARTICLE I

	SECURITY INTERESTS
Section 1.1.	Grant of Security Interests	6
Section 1.2.	Power of Attorney	7

	ARTICLE II

	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1.	Necessary Filings	8
Section 2.2.	No Liens	8
Section 2.3.	Other Financing Statements	8
Section 2.4.	Chief Executive Office; Records; Corporate Name; Jurisdiction of Incorporation	9
Section 2.5.	Location of Inventory and Equipment	9
Section 2.6.	Recourse	9
Section 2.7.	Trade Names; Change of Name	9
Section 2.8.	Benefit to Laundry Corp	10

	ARTICLE III

	SPECIAL PROVISIONS CONCERNING
	ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS
	AND CERTAIN OTHER TYPES OF COLLATERAL

Section 3.1.	Additional Representations and Warranties	10
Section 3.2.	Maintenance of Records	10
Section 3.3.	Direction to Account Debtors; Contracting Parties, etc.	11
Section 3.4.	Modification of Terms, etc.	11
Section 3.5.	Collection	12
Section 3.6.	Further Actions	12
Section 3.7.	Special Provisions Regarding Certain Types of Collateral	12

	ARTICLE IV

	SPECIAL PROVISIONS CONCERNING MARKS

Section 4.1.	Additional Representations and Warranties	16
Section 4.2.	Licenses and Assignments	16
Section 4.3.	Infringements	16
Section 4.4.	Preservation of Trademarks	17

		Page
Section 4.5.	Maintenance of Registration	17
Section 4.6.	Future Registered Marks	17
Section 4.7.	Remedies	17

	ARTICLE V

	SPECIAL PROVISIONS CONCERNING
	PATENTS AND COPYRIGHTS

Section 5.1.	Additional Representations and Warranties	18
Section 5.2.	Licenses and Assignments	18
Section 5.3.	Infringements	18
Section 5.4.	Maintenance of Patents	19
Section 5.5.	Prosecution of Patent Application	19
Section 5.6.	Other Patents and Copyrights	19
Section 5.7.	Remedies	19

	ARTICLE VI

	PROVISIONS CONCERNING ALL COLLATERAL

Section 6.1.	Protection of Collateral Agent’s Security	19
Section 6.2.	Warehouse Receipts Non-negotiable	20
Section 6.3.	Further Actions	20
Section 6.4.	Financing Statements	20

	ARTICLE VII

	REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

Section 7.1.	Remedies; Obtaining the Collateral Upon Default	21
Section 7.2.	Remedies; Disposition of the Collateral	22
Section 7.3.	Waiver of Claims	23
Section 7.4.	Application of Proceeds	24
Section 7.5.	Remedies Cumulative	24
Section 7.6.	Discontinuance of Proceedings	24
Section 7.7.	Additional Remedies With Respect to Collateral Located in Louisiana	25

	ARTICLE VIII

	INDEMNITY

Section 8.1.	Indemnity	26
Section 8.2.	Indemnity Obligations Secured by Collateral; Survival	27

		Page
	ARTICLE IX

	DEFINITIONS

	ARTICLE X

	MISCELLANEOUS

Section 10.1.	Notices	34
Section 10.2.	Waiver; Amendment	35
Section 10.3.	Obligations Absolute	35
Section 10.4.	Successors and Assigns	35
Section 10.5.	Headings Descriptive	35
Section 10.6.	Severability	35
Section 10.7.	GOVERNING LAW	35
Section 10.8.	Pledgor’s Duties	36
Section 10.9.	Termination; Release	36
Section 10.10.	Counterparts	37
Section 10.11.	The Collateral Agent	15
Section 10.12.	Intercreditor Agreement	37

SECURITY AGREEMENT

          SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of ___, by COINMACH SERVICE CORP. (the “Company”), a Delaware corporation having an office at 303 Sunnyside Boulevard, Plainview, New York 11803, and COINMACH LAUNDRY CORPORATION (“Laundry Corp.” and, together with the Company, the “Pledgors”) in favor of THE BANK OF NEW YORK (“BNY”), as Collateral Agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”) for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the indenture, dated as of the date hereof (as amended, modified or supplemented from time to time (the “Indenture”), between the Company, the subsidiary guarantors party thereto from time to time and BNY as trustee (the “Trustee”) and as Collateral Agent shall be used herein as so defined.

R E C I T A L S:

               1. The Company intends to issue on the date hereof $132,566,664.68 aggregate principal amount of its 11% Senior Secured Notes due 2024 pursuant to the Indenture (together with any additional 11% Senior Secured Notes due 2024 issued from time to time in accordance with the Indenture, the “Senior Secured Notes”).

               2. The obligations of the Company under the Indenture and the Senior Secured Notes will be guaranteed by Laundry Corp. in accordance with the Indenture.

               3. Laundry Corp. will receive substantial benefits from the proceeds of the Senior Secured Notes and has agreed to grant to the Collateral Agent Liens on and security interests in the Collateral owned by it to secure its Obligations (as defined below).

               4. Laundry Corp. has previously granted a Lien and pledged all of its right, title and interest in and relating to the Capital Stock of Coinmach Corporation (“Coinmach Corp.”), a Delaware corporation, and Proceeds thereof (collectively, the “Shared Collateral”) in favor of Deutsche Bank Trust Company Americas (“DB Trust”), as collateral agent (the “Credit Agreement Collateral Agent”) under the Credit Agreement (as amended, modified or supplemented from time to time, the “Credit Agreement”) dated as of January 25, 2002, among Laundry Corp., Coinmach Corp., the lenders party thereto from time to time in their capacities as lenders thereunder, DB Trust, as administrative agent and the Credit Agreement Collateral Agent.

               5. It is a condition precedent to the purchase of the Senior Secured Notes that the Pledgors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Creditors (as defined below).

               6. It is a condition precedent to the effectiveness of certain amendments to the Credit Agreement and to the Holdings Pledge Agreement (as defined therein) necessary to permit the grant by Laundry Corp. hereunder of the Liens in favor of the Collateral Agent on the Shared Collateral that Laundry Corp. shall have executed and delivered a certain intercreditor agreement (the “Intercreditor Agreement”) dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time) among Laundry Corp., the Collateral Agent and the Credit Agreement Collateral Agent.

               7. The Pledgors desire to enter into this Agreement in order to satisfy the condition described in the preceding paragraph and to secure the payment and performance of all the Obligations.

A G R E E M E N T:

               NOW, THEREFORE, in consideration of the above-described extensions of credit to be made to the Pledgors and other benefits accruing to the Pledgors, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE THIRTEEN

SECURITY INTERESTS

               SECTION 13.01. Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of the Obligations, each Pledgor does hereby collaterally assign and transfer unto the Collateral Agent for the benefit of the Secured Creditors, and does hereby grant to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest of first priority (subject to Liens evidenced by Permitted Filings and other Permitted Liens) in, all of the right, title and interest of such Pledgor in, to and under all of the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

     (i) all Equipment;

     (ii) all Inventory;

     (iii) all Contracts, together with all Contract Rights thereunder;

     (iv) all Instruments;

     (v) all General Intangibles;

     (vi) all Accounts;

     (vii)all Insurance Policies;

     (viii)all Intellectual Property;

     (ix) all Chattel Paper;

     (x) all Investment Property and Financial Assets;

     (xi) all Deposit Accounts, including, without limitation, the Cash Collateral Account established for the Pledgors and all monies, securities and instruments deposited or required to be deposited in such Cash Collateral Account;

     (xii) all Letter-of-Credit Rights;

     (xiii) all Goods;

     (xiv) all Commercial Tort Claims, including, without limitation, each Specified Commercial Tort Claim;

     (xv) all Documents;

     (xvi) all Fixtures;

     (xvii) all Supporting Obligations relating to any and all of the foregoing;

     (xviii) all books, records, ledgers, printouts, computer recording media, data files, tapes, file materials and other papers containing information relating to any and all items of Collateral; and

     (xix) to the extent not covered by clauses (i) through (xviii) of this sentence, all other personal property whether tangible or intangible wherever located; and

     (xx) all Proceeds of any and all of the foregoing.

               (b) The security interests of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which each Pledgor may acquire at any time during the continuation of this Agreement.

               SECTION 13.02. Power of Attorney. Each Pledgor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Pledgor or as otherwise provided herein), to take any action and to execute any instrument which is necessary or which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

ARTICLE FOURTEEN

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

          Each Pledgor represents, warrants and covenants, as of the date hereof, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

          SECTION 14.01. Necessary Filings. All filings, registrations and recordings necessary or appropriate to create, preserve, protect and perfect the security interest granted by each Pledgor to the Collateral Agent hereby in respect of the Collateral are set forth in Schedule 7 to the Perfection Certificate. To the knowledge of each Pledgor, such filings, registrations and recordings have been filed, registered or recorded or concurrently herewith are being filed, registered or recorded, and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral constitutes or shall constitute, upon such filing, registration or recordings, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (except that the Collateral may be subject to the security interests evidenced by the financing statements disclosed on Schedule 5 to the Perfection Certificate (the “Permitted Filings”) and to any other Permitted Liens), and is or shall be entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code to the extent complied with or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

          SECTION 14.02. No Liens. Each Pledgor is, and as to Collateral acquired by it from time to time after the date hereof such Pledgor will be, the owner of all of the Collateral pledged by it hereunder free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Liens created hereby, Permitted Liens or Liens evidenced by the Permitted Filings), and such Pledgor shall use its good faith efforts to defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent.

          SECTION 14.03. Other Financing Statements. As of the date hereof, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) on file or of record in any relevant jurisdiction covering or purporting to cover any interest of any kind in the Collateral except as disclosed in Schedules 5 and 7 to the Perfection Certificate and as may be filed in connection with Permitted Liens. So long as the Termination Date has not occurred, no Pledgor shall execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Pledgor or in respect of Permitted Liens.

          SECTION 14.04. Chief Executive Office; Records; Corporate Name; Jurisdiction of Incorporation. (a) As of the date hereof, the chief executive office of each Pledgor is located at the address set forth on Schedule 2(a) to the Perfection Certificate.

          The exact legal name, type of organization and jurisdiction of organization (together with the organizational identification number, if any, issued by such jurisdiction to each Pledgor) of each Pledgor is set forth in Schedule 1(a) to the Perfection Certificate. No Pledgor shall “reincorporate” or “reorganize” or otherwise cause the Collateral to be transferred to a Person incorporated or organized in another state except to the extent (i) permitted pursuant to the provisions of the Indenture, (ii) it shall have given to the Collateral Agent not less than 10 days’ prior written notice of its intention so to do, clearly describing such transaction and providing such other information in connection therewith as the Collateral Agent may reasonably request, (iii) with respect to such transaction, such Pledgor shall have taken all action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted and perfected hereby at all times fully perfected and in full force and effect and (iv) the Collateral Agent shall have been provided with evidence that all other actions (including, without limitation, the payment of all filing fees and taxes, if any, payable in connection with such actions) have been taken, in order to perfect (and maintain the perfection and priority of) the security interest granted hereby.

          SECTION 14.05. Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof by each Pledgor is located at one of the locations shown on the Schedules to Section 2 of the Perfection Certificate. No Pledgor shall establish a new location for Equipment and/or Inventory that shall cause the security interest of the Collateral Agent in such Equipment and/or Inventory granted hereby (x) to be unperfected or (y) to lose its priority.

          SECTION 14.06. Recourse. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Pledgor contained herein or in the Senior Secured Notes or the Indenture, and otherwise in writing in connection herewith or therewith.

          SECTION 14.07. Trade Names; Change of Name. No Pledgor has or operates in any jurisdiction under, or in the preceding five years has not had or has not operated in any jurisdiction under, any trade names, fictitious names or other names (including, without limitation, any names of divisions or operations), except its legal name and such other trade, fictitious or other names as are listed on Schedules 1(b) and 1(c) to the Perfection Certificate. No Pledgor shall change its legal name or assume or operate in any jurisdiction under any trade, fictitious or other name in any manner which might make any financing statement or continuation statement filed in connection therewith seriously misleading within the meaning of Section 9-507 of the UCC except those names listed on Schedule 1(b) and 1(c) to the Perfection Certificate and new names (including, without limitation, any names of divisions or operations) established in accordance with the last sentence of this Section 2.7. No Pledgor shall assume or operate in any jurisdiction under any new trade, fictitious or other name that would make any financing statement or continuation statement filed in connection therewith, Section 9-507 of the UCC until (i) it shall have given to the Collateral Agent not less than 10 days’ prior written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name shall be used and (ii) with respect to such new name, it shall have taken all reasonable action to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

          SECTION 14.08. Benefit to Laundry Corp. Laundry Corp. will receive substantial benefits from the proceeds of the Senior Secured Notes.

ARTICLE FIFTEEN

SPECIAL PROVISIONS CONCERNING
ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS
AND CERTAIN OTHER TYPES OF COLLATERAL

          SECTION 15.01. Additional Representations and Warranties. As of the time when each of its Accounts arises, each Pledgor shall be deemed to have represented and warranted that such Account, and all records, papers and documents relating thereto (if any) are genuine and in all material respects what they purport to be, and that all papers and documents (if any) relating thereto to the actual knowledge of such Pledgor (i) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will evidence true and valid obligations, enforceable in accordance with their respective terms and (iv) will be in compliance and will conform in each case in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

          SECTION 15.02. Maintenance of Records. Each Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of its Accounts and Contracts, including, but not limited to, the originals or copies of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Pledgor will make the same available on such Pledgor’s premises to the Collateral Agent for inspection, at such Pledgor’s own cost and expense, at any and all reasonable times; provided, however, if no Event of Default has occurred and is then continuing, the Collateral Agent shall give such Pledgor reasonable prior written notice of any such inspection. Upon the occurrence and during the continuance of an Event of Default and upon the reasonable request of the Collateral Agent, each Pledgor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of an Event of Default and the delivery by the Collateral Agent of notice thereof to the Company in accordance with Article Six of the Indenture to the extent such notice is required pursuant to Article Six of the Indenture, if the Collateral Agent so directs, each Pledgor shall legend its Accounts and the Contracts, as well as all books, records and documents of such Pledgor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

     SECTION 15.03. Direction to Account Debtors; Contracting Parties, etc. Upon the occurrence and during the continuance of an Event of Default and delivery of notice thereof to the Company in accordance with Article Six of the Indenture to the extent such notice is required pursuant to Article Six of the Indenture, and if the Collateral Agent so directs each Pledgor, to the extent permitted by applicable law, each Pledgor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Pledgor. Without notice to or assent by any Pledgor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses (including reasonable attorneys’ fees) of collection, whether incurred by any Pledgor or the Collateral Agent, shall be borne by the Pledgors.

          SECTION 15.04. Modification of Terms, etc. Except as otherwise provided in the Indenture, no Pledgor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify any term relating to such indebtedness or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, except as permitted by Section 3.5. Except as otherwise provided in the Indenture, each Pledgor will duly fulfill all obligations on its part to be fulfilled under or in connection with the Accounts and Contracts and will do nothing to impair in any material respect the rights of the Collateral Agent in the Accounts or Contracts. Notwithstanding anything to the contrary in this Agreement, each Pledgor may forgive or cancel the indebtedness described in Schedule 12 to the Perfection Certificate and owed to it as of the date hereof, together with interest thereon, by any employee, officer or any of its Restricted Subsidi aries consistent with past practice of Laundry Corp., in each case to the extent not prohibited by the Indenture.

          SECTION 15.05. Collection. Each Pledgor shall endeavor to cause to be collected from the account debtor named in each of its Accounts or obligor under any of its Contracts, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract, except that, unless an Event of Default has occurred and is continuing and the Collateral Agent has delivered notice thereof to the Company in accordance with Article Six of the Indenture to the extent such notice is required pursuant to Article Six of the Indenture, and unless such notice prohibits the following, such Pledgor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, as such Pledgor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by any Pledgor or the Collateral Agent, shall be borne by the Pledgors.

          SECTION 15.06. Further Actions. Each Pledgor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted as may be required hereunder or as the Collateral Agent may reasonably require.

          SECTION 15.07. Special Provisions Regarding Certain Types of Collateral.

     (a) Deposit Accounts, Securities Accounts and Commodity Accounts. (i) Each Pledgor hereby represents, warrants and covenants that (A) it does not maintain any Securities Accounts or Commodity Accounts with any Securities Intermediary or Commodity Intermediary other than the Securities Accounts and/or Commodity Accounts listed in Schedule 16 to the Perfection Certificate and (B) it shall not in the future maintain any Securities Accounts or Commodity Accounts except with any Securities Intermediary or Commodity Intermediary in accordance with the provisions of this Section 3.7. Each Pledgor hereby represents and warrants that it does not maintain any Deposit Accounts other than the Deposit Accounts listed in Schedule 16 to the Perfection Certificate (the “Existing Deposit Accounts”). Each Pledgor agrees that, consistent with its ex isting practice, it shall (i) deposit all amounts collected in the ordinary course of its business into the Existing Deposit Accounts and (ii) ensure that no funds in an aggregate amount exceeding $500,000 are on deposit for more than five Business Days in any Deposit Account with respect to which the Collateral Agent does not have control and that no funds in an aggregate amount exceeding $3,000,000 are on deposit for more than five Business Days in all Deposit Accounts with respect to which the Collateral Agent does not have control. No Pledgor shall hereafter establish and maintain any Deposit Account, Securities Account or Commodity Account with any Depository Bank, Securities Intermediary or Commodity Intermediary, respectively, unless (1) such Pledgor shall have given the Collateral Agent 10 days’ prior written notice of its intention to establish such new Deposit Account, Securities Accounts or Commodity Accounts with such Depository Bank, Securities Intermediary or Commodity Intermediary, (2) such Depository Bank, Securities Intermediary or Commodity Intermediary shall be reasonably acceptable to the Collateral Agent and (3) in the case of a new Deposit Account, Securities Account or Commodity Account, the Pledgor shall have used commercially reasonable efforts to cause such Depository Bank, Securities Intermediary or Commodity Intermediary to enter into a Control Agreement. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within one (1) Business Day of actual receipt thereof, deposit any cash or Investment Property and any new securities, instruments, documents or other property by reason of ownership of the Investment Property received by it into a Deposit Account, Securities Account or Commodity Account subject to Collateral Agent’s control.

     Each Pledgor hereby acknowledges and agrees that notwithstanding any provisions hereof or any other circumstance to the contrary, the Pledgors will use commercial reasonable efforts to cause the Collateral Agent at all times to (A) have “control” (as defined in Section 8-106 of the UCC) of all Investment Property, as confirmed in one or more Control Agreements in respect thereof, and (B) be authorized to direct the applicable Securities Intermediary or Commodity Intermediary with respect to such Investment Property to comply without further consent of such Pledgor or any investment manager or any other Person acting or purporting to act for any Pledgor being required, with all Entitlement Orders originated by the Collateral Agent with respect to the Investment Property. The Collateral Agent hereby agrees that it shall not issue any Entitlement Orders to any Securities Intermediary or Commodity Intermediary in respect of the Investment Property except in connection with the Collateral Agent’s exercise of remedies upon the occurrence of an Event of Default.

     (i) Each Pledgor hereby acknowledges and agrees that notwithstanding any provisions hereof or any other circumstance to the contrary, the Pledgors will use commercially reasonable efforts to cause the Collateral Agent at all times to (A) have “control” (as defined in Section 9-104 of the UCC) of all Deposit Accounts, as confirmed in the Control Agreement in respect thereof, and (B) be authorized to direct the institution maintaining such Deposit Account to comply without further consent of any Pledgor or any person acting or purporting to act for any Pledgor being required, with all instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account. The Collateral Agent hereby agrees that it shall not issue any such instructions to the institution maintaining the Deposit Account except in connection with the Collateral Agent’s exercise of remedies upon the occurrence of an Event of Default.

     (ii) So long as no Event of Default has occurred and is continuing, each Pledgor may trade, sell, exchange, lend, apply or transfer funds or Investment Property from any Deposit Account, Securities Account or Commodity Account, in each case to the extent not inconsistent with the other provisions hereof or the provisions of the Indenture; and

     (iii) As between the Collateral Agent and each Pledgor, such Pledgor shall bear the investment risk with respect to the Investment Property, and the risk of loss of, damage to, or the destruction of any cash or the Investment Property, whether in the possession of, or maintained as a security entitlement or deposit by, or subject to the control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary or a Depository Bank, such Pledgor or any other Person; provided, however, that nothing contained in this Section 3.7(a)(v) shall release or relieve any Securities Intermediary, Commodity Intermediary or Depository Bank of its duties and obligations to such Pledgors or any other Person under the applicable Control Agreement or under applicable law. Each Pledgor shall promptly pay all charges and fees of whatever kind or nature with respect to the cash or Investment Property pledged by it or under this Agreement. In the event such Pledgor shall fail to make such payment contemplated in the immediately preceding sentence, the Collateral Agent may do so for the account of such Pledgor and such Pledgor shall promptly reimburse and indemnify the Collateral Agent from all costs and expenses incurred by the Collateral Agent under this Section 3.7(a)(v) in accordance with Section 8.1 hereof.

     (b) Instruments and Tangible Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper in an amount in excess of $250,000, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall forthwith endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank. As of the date hereof, such Instruments and Tangible Chattel Paper are set forth on Schedule 12 to the Perfection Certificate.

     (c) Electronic Chattel Paper and Transferable Records. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case in an amount in excess of $250,000, the Pledgor acquiring such Electronic Chattel Paper or Transferable record shall promptly notify the Collateral Agent thereof and shall take such action as is necessary to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with each Pledgor that the Collateral Agent will permit such Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by any Pledgor with respect to such electronic chattel paper or transferable record.

     (d) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued in favor of such Pledgor in an amount in excess of $250,000, such Pledgor shall promptly notify the Collateral Agent thereof and arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such Letter of Credit.

     (e) Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount in excess of $250,000, such Pledgor shall immediately notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement.

     (f) Motor Vehicles. At any time after the occurrence and during the continuance of an Event of Default, each Pledgor shall deliver to the Collateral Agent originals of the certificates of title or ownership for the motor vehicles (and any other Equipment covered by Certificates of Title or ownership owned by it) with the Collateral Agent listed as lienholder therein.

     (g) Intercompany Note and Intercompany Note Guaranty. No Pledgor shall:

     (i) sell, convey, transfer or assign (or otherwise engage in any other transfer for value of) the Intercompany Note or Intercompany Note Guaranty or any of its interest therein;

     (ii) amend, supplement, or waive any provision of the Intercompany Note or the Intercompany Note Guaranty, other than any amendment, supplement or waiver which would not have an adverse effect on the interests of the Collateral Agent or any other Secured Creditor, the Indenture or the Senior Secured Notes, or subordinate its rights under the Intercompany Note or the Intercompany Note Guaranty to the rights of any other creditor of Coinmach Corp.;

     (iii) compromise, reduce, forgive or release or extend the time for payment of any obligation of Coinmach Corp. under the Intercompany Note or of any Intercompany Note Guarantor under the Intercompany Note Guaranty; or

     (iv) take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of Coinmach Corp. under the Intercompany Note or any Intercompany Note Guarantor under the Intercompany Note Guaranty.

ARTICLE SIXTEEN

SPECIAL PROVISIONS CONCERNING MARKS

          SECTION 16.01. Additional Representations and Warranties. Each Pledgor represents and warrants that, as of the date hereof, it is the true and lawful exclusive owner of its Trademarks listed in Schedule 14(a) to the Perfection Certificate and that said listed Trademarks include all the United States federal registrations or applications registered in the United States Patent and Trademark Office. Each Pledgor represents and warrants that, to the best of its knowledge, it owns or is licensed to use or is not prohibited from using all Trademarks that it uses. Each Pledgor further warrants that it is aware of no third party claim that any aspect of such Pledgor’s present or contemplated business operations infringes or will infringe any Trademark. Each Pledgor represents and warrants that it is the owner of record of all United States registrations and applications listed in Schedule 14(a) to the Perfection Certificate and that said registrations are valid, subsisting, have not been canceled and that such Pledgor is not aware of any third-party claim that any of said registrations is invalid or unenforceable. Each Pledgor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default and delivery of notice thereof to the Company in accordance with Article Six of the Indenture to the extent such notice is required pursuant to Article Six of the Indenture, and delivery of notice of its intention to exercise any or all of its rights under this Section 4.1, any document which may be required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each Trademark and associated Goodwill, and record the same.

          SECTION 16.02. Licenses and Assignments. Other than the license agreements listed on Schedule 14(a) to the Perfection Certificate, nonexclusive license agreements and any extensions or renewals thereof, each Pledgor hereby agrees not to divest itself of any right under any Significant Trademark.

          SECTION 16.03. Infringements. Each Pledgor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who may be infringing or otherwise violating any of such Pledgor’s rights in and to any Significant Trademark, or with respect to any party claiming that such Pledgor’s use of any Significant Trademark violates any property right of that party, in each case to the extent that such Pledgor reasonably believes that such infringement or violation is material to its business. Each Pledgor further agrees, if consistent with good business practice and unless otherwise agreed by the Collateral Agent, diligently to prosecute any Person infringing any Significant Trademark to the extent that such Pledgor reasonably believes that such infringement is material to its business.

          SECTION 16.04. Preservation of Trademarks. Each Pledgor agrees to use its Significant Marks in interstate commerce during the time in which this Agreement is in effect, sufficiently to preserve such Significant Trademarks as trademarks or service marks registered under the laws of the United States.

          SECTION 16.05. Maintenance of Registration. Each Pledgor shall, at its own expense, diligently process all documents required by the Trademark Act of 1946, 15 U.S.C. §§ 1051 et seq. to maintain trademark registration, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its Significant Trademarks pursuant to 15 U.S.C. §§ 1058(a), 1059 and 1065, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all reasonable administrative and judicial remedies.

          SECTION 16.06. Future Registered Marks. If any Trademark registration issues hereafter to any Pledgor as a result of any application now or hereafter pending before the United States Patent and Trademark Office, within thirty (30) days of receipt of such certificate such Pledgor shall deliver a copy of such certificate, and a grant of security interest in such Trademark to the Collateral Agent, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

          SECTION 16.07. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may but is not obligated, upon delivery to the Company of written notice thereof in accordance with Article Six of the Indenture to the extent such notice is required by Article Six of the Indenture, and delivery of notice of its intention to exercise any or all of its rights under this Section 4.7, take any or all of the following actions: (i) declare the entire right, title and interest of each Pledgor in and to each of the Trademarks and the Goodwill of the business associated therewith, together with all trademark rights and rights of protection to the same, vested, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Trademarks and the Goodwill of each Pledgor’s business symbolized by the Trademarks and the right to carry on the business and use the assets of each Pledgor in connection with which the Trademarks have been used; and (iii) direct each Pledgor to refrain, in which event such Pledgor shall refrain, from using the Trademarks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Pledgor’s corporate name to eliminate therefrom any use of any Trademark and execute such other and further documents necessary to further confirm this and to transfer ownership of the Trademarks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.

ARTICLE SEVENTEEN

SPECIAL PROVISIONS CONCERNING
PATENTS AND COPYRIGHTS

          SECTION 17.01. Additional Representations and Warranties. Each Pledgor represents and warrants that to the best of its knowledge, as of the date hereof, it is the true and lawful exclusive owner of all rights in its Patents listed in Schedule 14(a) to the Perfection Certificate and in the Copyrights listed in Schedule 14(b) to the Perfection Certificate hereto, that said Patents include all the United States patents and applications for United States patents that such Pledgor now owns and that said Copyrights constitute all the United States Copyrights registered with the United States Copyright Office and applications for United States copyrights that the Pledgor now owns. Each Pledgor represents and warrants that to the best of its knowledge, as of the date hereof, it owns or is licensed to practice under all Patents and Copyrights that it now uses or practices under. Such Pledgor further warrants that it is aware of no third party claim that any aspect of such Pledgor’s present or contemplated business operations infringes or will infringe any Patent or any Copyright. Each Pledgor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default and delivery of notice thereof to the Company in accordance with Article Six of the Indenture to the extent such notice is required pursuant to Article Six of the Indenture, and delivery of notice of its intention to exercise any or all of its rights under this Section 5.1, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and Copyright, and record the same.

          SECTION 17.02. Licenses and Assignments. Other than the license agreements listed on Schedules 14(a) and 14(b) to the Perfection Certificate, nonexclusive license agreements and any extensions or renewals thereof, each Pledgor hereby agrees not to divest itself of any right under any Significant Patent or Significant Copyright.

          SECTION 17.03. Infringements. Each Pledgor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Pledgor with respect to any infringement or other violation of such Pledgor’s rights in any Significant Patent or Significant Copyright, or with respect to any claim that practice of any Significant Patent or Significant Copyright violates any property right of that party, in each case to the extent that such Pledgor reasonably believes that such infringement or violation is material to its business. Each Pledgor further agrees, consistent with good business practice to use its comercially reasonable efforts to prosecute any Person infringing any Significant Patent or Significant Copyright to the extent that such Pledgor reasonably believes that such infringement is material to its business, which consent shall not be unreasonably withheld.

          SECTION 17.04. Maintenance of Patents. At its own expense, each Pledgor shall make timely payment of all post-issuance fees required pursuant to 15 U.S.C. § 41 to maintain in force rights under each Significant Patent.

          SECTION 17.05. Prosecution of Patent Application. At its own expense, each Pledgor shall diligently prosecute all applications for Significant Patents listed in Schedule 14(a) to the Perfection Certificate and shall not abandon any such application prior to exhaustion of all reasonable administrative and judicial remedies.

          SECTION 17.06. Other Patents and Copyrights. Within 30 days of acquisition of any Patent or Copyright, or of filing of an application for any Patent or Copyright, each Pledgor shall deliver to the Collateral Agent a copy of such Patent or Copyright or such application, as the case may be, with a grant of security as to such Patent or Copyright, as the case may be, confirming the grant thereof hereunder, the form of such confirmatory grant to be substantially the same as the form hereof.

          SECTION 17.07. Remedies. If an Event of Default shall occur and be continuing and Collateral Agent has delivered notice thereof to the Company in accordance with Article Six of the Indenture to the extent such notice is required pursuant to Article Six of the Indenture, the Collateral Agent may by written notice to the Company, take any or all of the following actions: (i) declare the entire right, title, and interest of each Pledgor in each of its Patents and Copyrights vested, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct each Pledgor to refrain, in which event such Pledgor shall refrain, from practicing the Patents and Copyrights directly or indirectly, and such Pledgor shall execute such other and further documents as necessary to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

ARTICLE EIGHTEEN

PROVISIONS CONCERNING ALL COLLATERAL

          SECTION 18.01. Protection of Collateral Agent’s Security. No Pledgor will do anything to impair in any material respect the rights of the Collateral Agent in the Collateral. Each Pledgor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Pledgor’s own expense to the extent and in the manner provided in the Indenture. If such Pledgor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if such Pledgor shall fail to so endorse and deposit all policies with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation), upon prior notice to such Pledgor, to procure such insurance and such Pledgor agrees to promptly reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance. The Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 or as otherwise provided in the Indenture. Each Pledgor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Pledgor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Pledgor unless such loss or damage is finally judicially determined to have been incurred by reason of the gross negligence or willful misconduct of any Secured Creditor or any agent of any Secured Creditor or the failure of a Secured Creditor, in exercising its remedies hereunder, to act in a commercially reasonable manner.

          SECTION 18.02. Warehouse Receipts Non-negotiable. Each Pledgor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

          SECTION 18.03. Further Actions. Each Pledgor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which is necessary or which the Collateral Agent may reasonably deem necessary or advisable to perfect, preserve or protect its security interest in the Collateral in accordance with the terms hereof.

          SECTION 18.04. Financing Statements. Each Pledgor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary to establish and maintain a valid, enforceable, first priority perfected security interest (subject to Permitted Liens) in the Collateral as provided herein and the other rights and security contemplated hereby all in accordance with the Uniform Commercial Code as enacted in any and all applicable jurisdictions or any other ap plicable law. Each Pledgor will pay any applicable filing fees, recordation taxes and related expenses. Each Pledgor authorizes the Collateral Agent to file any such financing statements without the signature of such Pledgor where permitted by law including, without limitation, the filing of financing statements describing the Collateral as “all assets in which the Debtor now owns or hereafter acquires rights.”

ARTICLE NINETEEN

REMEDIES UPON OCCURRENCE OF EVENT OF DEFAULT

          SECTION 19.01. Remedies; Obtaining the Collateral Upon Default. Each Pledgor agrees that, if any Event of Default shall have occurred and be continuing and the Collateral Agent shall have delivered to the Company notice thereof in accordance with Article Six of the Indenture to the extent such notice is required pursuant to Article Six of the Indenture, and delivery of notice of its intention to exercise any or all of its rights under this Section 7.1, then and in every such case, subject to any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law, shall have all rights as a secured creditor under the Uniform Commercial Code in all applicable jurisdictions and may, but without any obligation, also (subject to laws and regulations governing the national security of the United States):

          (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from such Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Pledgor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Pledgor; possession of machinery shall, however, be subject to the terms of the Location Leases; and

          (b) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Pledgor in respect of such Collateral; and

          (c) withdraw all monies, securities and instruments in the Cash Collateral Account for application to the Obligations in accordance with Section 7.4; and

          (d) sell, assign or otherwise liquidate, or direct such Pledgor to sell, assign or otherwise liquidate, any or all of its Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation; and

          (e) take possession of the Collateral or any part thereof, by directing such Pledgor in writing to deliver the same to the Collateral Agent at any commercially reasonable place or places designated by the Collateral Agent, in which event such Pledgor shall at its own expense:

                    (i) forthwith cause the Collateral pledged by it to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent, and

                    (ii) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2, and

                    (iii) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

     (f) license or sublicense (to the extent not in violation of the license), whether on an exclusive or nonexclusive basis, any Trademarks, Patents or Copyrights included in the Collateral;

it being understood that such Pledgor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Pledgor of said obligation.

          SECTION 19.02. Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any commercially reasonable overhaul or repair made by or at the direction of the Collateral Agent. To the extent permitted by any requirement of law, the Collateral Agent and the Secured Creditors or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days’ notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition. Each Pledgor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Pledgor’s reasonable expense.

          SECTION 19.03. Waiver of Claims. Except as otherwise provided in this Agreement, EACH PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH SUCH PLEDGOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Pledgor hereby further waives, to the extent permitted by law:

          (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct or failure to act, in exercising its remedies hereunder, in a commercially reasonable manner;

          (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

          (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Pledgor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws unless such action or threatened action is not commercially reasonable.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of each Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Pledgor other than any Collateral remaining after the occurrence of the Termination Date.

          SECTION 19.04. Application of Proceeds. (a) All moneys collected by the Collateral Agent (or, to the extent any Pledge Agreement or any other Collateral Agreement to which any Pledgor is a party requires proceeds of Collateral under such agreement to be applied in accordance with the provisions of this Agreement, the pledgee or secured creditor under such other agreement) upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied in the order set forth in Section 6.10 of the Indenture. Any balance of such Proceeds remaining after the occurrence of the Termination Date, shall be paid over to the applicable Pledgor or to whomsoever may be lawfully entitled to receive the same.

          (b) It is understood and agreed that each Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations, except to the extent that such proceeds are not applied by the Collateral Agent in accordance with this Agreement and the Indenture.

          SECTION 19.05. Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Senior Secured Notes or the Indenture or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy, renewal or extension of any of the Obligations and no course of dealing between any Pledgor and the Collateral Agent or any holder of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

          SECTION 19.06. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case each Pledgor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

          SECTION 19.07. Additional Remedies With Respect to Collateral Located in Louisiana. Upon the occurrence and during the continuance of any Event of Default and provided that the Collateral Agent shall have delivered to the Company notice thereof in accordance with Article Six of the Indenture to the extent such notice is required pursuant to Article Six of the Indenture, and delivery of notice of its intention to exercise any or all of its rights under this Section 7.7, the Collateral Agent shall be entitled to exercise any one or more of the following remedies (all of which are cumulative):

          (a) Default Remedies. In addition to the rights of the Collateral Agent with respect to possessory collateral, the Collateral Agent shall have the right, in accordance with the Indenture, to accelerate payment of all amounts that each Pledgor may then owe to the Secured Creditors, which will then entitle the Collateral Agent to foreclose under this Agreement under ordinary or executory process procedures, or under the seizure and disposition remedies set forth in R.S. 6:965 et, seq. (where applicable), and to cause the Collateral to be immediately seized wherever found, and sold with or without appraisal, in regular session of court or in vacation, in accordance with applicable Louisiana law, without the necessity of further demanding payment from such Pledgor, or of notifying such Pledgor, or placing such Pledgor in default. For purposes of foreclosure under Louisiana executory process procedures, such Pledgor confesses judgment and acknowledges to be indebted to the Secured Creditors up to the full amount of the Obligations, in principal, interest, costs, expenses, attorney’s fees and other fees and charges and all other amounts secured by this Agreement. To the extent permitted under applicable Louisiana law, each Pledgor additionally: (A) waives any benefit of appraisal as provided under Articles 2332, 2336, 2723 and 2724 of the Louisiana Code of Civil Procedure, and all other laws with regard to appraisal upon judicial sale, recognizing that no appraisal shall be required prior to sale; (B) waives the demand and three days’ delay as provided under Articles 2639 and 2721 of the Louisiana Code of Civil Procedure; (C) waives the notice of seizure as provided under Articles 2293 and 2721 of the Louisiana Code of Civil Procedure; (D) waives the three (3) days’ delay provided under Articles 2331 and 2722 of the Louisiana Code of Civil Procedure; and (E) waives all other benefits provided under Articles 2331, 2722 and 2723 of the Louisiana Code of Civil Procedure and all other Articles not specifically mentioned above. Each Pledgor further agrees that any declaration of fact made by authentic act before a Notary Public by a person declaring that such facts are within his or her knowledge shall constitute authentic evidence of such facts for purposes of foreclosure under applicable Louisiana law, such Pledgor further agrees that the Collateral Agent may appoint a keeper of the Collateral in the event of foreclosure.

          Should the Collateral for any reason be located in another state at or following any Event of Default, each Pledgor agrees that the Collateral Agent may, in accordance with the terms hereof, take possession of the Collateral in any manner then permitted under the laws of the state in which the Collateral is then located or under the laws of Louisiana as then applicable, including R.S. 6:965 et seq. Should the Collateral Agent for any reason have or acquire possession of the Collateral at or following default, the Collateral Agent may sell the Collateral at public or private sale as authorized by Louisiana law or the applicable provisions of the Uniform Commercial Code or similar laws in effect in the state where the Collateral is then located. If the Collateral Agent is required by law to give any Pledgor notice of the public or private sale of the Collateral, each Pledgor agrees that the requirements of reasonable notice shall be met if the Collateral Agent mails such notice to such Pledgor at the Company’s address as shown in this Agreement at least ten (10) days before the time of any public sale or, if disposition is by private sale, at least ten (10) days before the time after which private sale may occur. If public sale is held, there will be sufficient compliance with all requirements of notice to the public by a single publication in a newspaper in general circulation in the parish or county where the Collateral is then located. This notice should include the time and place of sale, and a brief description of the property to be sold.

          (b) Proceeds; Surplus; Deficiencies. The Collateral Agent shall apply any proceeds derived or to be derived from the sale, collection or other disposition of the Collateral in the manner provided in Section 7.4 hereof. The Pledgors shall be entitled to any surplus if one results after application of the proceeds and the Pledgors shall remain liable for any deficiency.

ARTICLE TWENTY

INDEMNITY

          SECTION 20.01. Indemnity. (a) Each Pledgor, jointly and severally, agrees to indemnify, reimburse and hold the Collateral Agent, each Secured Creditor and their respective successors, assigns, employees, agents and servants (hereinafter in this Section 8.1 referred to individually as an “Indemnitee” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses of counsel retained by the Collateral Agent) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnities arising out of this Agreement, the Notes or the Indenture or any other document executed in connection herewith and therewith or in any other way connected with the administration of the transactions contemplated hereby and thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), any contract claim or, to the maximum extent permitted under applicable law, the violation of the laws of any country, state or other governmental body or unit, or any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage); provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for expenses to the extent finally judicially determined to have been incurred by reason of the gross negligence or willful misconduct of such Indemnitee. Each Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, such Pledgor shall assume full responsibility for the defense thereof. In addition, the Collateral Agent may retain its own counsel, whose fees and expenses shall be paid jointly and severally by the Pledgors. Each Indemnitee agrees to use its commercially reasonable efforts to promptly notify the Company of any such assertion of which such Indemnitee has knowledge.

          (b) Without limiting the application of Section 8.1(a), each Pledgor agrees to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, reasonable premiums for insurance with respect to the Collateral and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral as set forth herein and in the Indenture.

          (c) Without limiting the application of Section 8.1(a) or (b), each Pledgor agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by such Pledgor in this Agreement or the Indenture, or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or the Indenture as set forth herein and in the Indenture.

          (d) If and to the extent that the obligations of any Pledgor under this Section 8.1 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

          SECTION 20.02. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnification obligations of each Pledgor contained in this Article VIII shall continue in full force and effect notwithstanding the occurrence of the Termination Date.

ARTICLE TWENTY-ONE

DEFINITIONS

          (a) The following terms which are capitalized herein shall have the meanings given to them in the Uniform Commercial Code. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

                              “Account”

                              “Chattel Paper”

                              “Commercial Tort Claim”

                              “Commodity Account”

                              “Commodity Intermediary”

                              “Deposit Account”

                              “Documents”

                              “Electronic Chattel Paper”

                              “Entitlement Holder”

                              “Entitlement Order”

                              “Equipment”

                              “Financial Asset”

                              “Fixtures”

                              “General Intangibles”

                              “Goods”

                              “Inventory”

                              “Investment Property”

                              “Letter-of-Credit Right”

                              “Letter of Credit”

                              “Payment Intangible”

                              “Securities Account”

                              “Securities Intermediary”

                              “Security”

                              “Security Entitlement”

                              “Supporting Obligations”

                              “Tangible Chattel Paper”

          (b) The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

          “Agreement” shall mean this Security Agreement as the same may be modified, supplemented or amended from time to time in accordance with its terms.

          “Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with the Collateral Agent for the benefit of the Secured Creditors.

          “Coinmach Corp.” shall have the meaning provided in the fourth paragraph of the Agreement.

          “Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

          “Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

          “Company” shall have the meaning provided in the first paragraph of this Agreement.

          “Contract Rights” shall mean all rights of each Pledgor (including, without limitation, all rights to payment) under each Contract.

          “Contracts” shall mean all contracts between each Pledgor and one or more additional parties (including, without limitation, (i) each partnership agreement to which such Pledgor is a party and (ii) any Interest Swap Obligations), but excluding (x) licenses to the extent that the terms thereof prohibit the assignment of, or granting of a security interest in, such licenses and (y) location contracts which have not, with the Collateral Agent’s approval, been assigned to the Collateral Agent but, in each of the cases described in clauses (x) and (y) of this definition, excluding the right to receive any payment (including, without limitation, Accounts, General Intangibles and Payment Intangibles) or any other rights referred to in Sections 9-406(f), 9-407(a) or 9-408(a) of the Uniform Commercial Code (or any successor provisions of any jurisdiction or any other applicable law); provided, however, that at such time as such license is no longer subject to such prohibition, such license shall (without any act or delivery by any Person) constitute a Contract hereunder.

          “Control Agreement” shall mean an agreement in form and substance reasonably acceptable to the Collateral Agent sufficient to establish “control” (as defined in Section 8-106 of the Uniform Commercial Code with respect to Securities Accounts, as defined in Section 9-104 of the Uniform Commercial Code with respect to Deposit Accounts, and as defined in Section 9-106 of the Uniform Commercial Code with respect to Commodity Accounts) over any applicable Investment Property (including, without limitation, any Securities Account or Commodity Account) or Deposit Account.

          “Copyrights” shall mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law and whether established or registered in the United States or any other country) now owned or hereafter created or acquired by or assigned to such Pledgor, whether published or unpublished, and all copyright registrations and applications made by such Pledgor including, without limitation, the copyrights, registrations and applications listed in Schedule 14(b) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any copyrights, (ii) reissues, renewals, continuations and extensions thereof, (iii) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present or future infringements thereof.

          “Credit Agreement Collateral Agent” shall have the meaning provided in the fourth paragraph of this Agreement.

          “Depository Bank” shall have the meaning provided to the term “bank” in Article 9 of the Uniform Commercial Code.

          “Existing Deposit Accounts” shall have the meaning provided in Section 3.7 of this Agreement.

          “Goodwill” shall mean, collectively, with respect to each Pledgor, the goodwill connected with such Pledgor’s business including, without limitation, (i) all goodwill connected with the use of and symbolized by any of the Intellectual Property in which such Pledgor has any interest and (ii) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any person or entity, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets which relate to such goodwill.

          “Holders” shall have the meaning provided in the first paragraph of this Agreement.

          “Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

          “Indenture” shall have the meaning provided in the first paragraph of this Agreement.

          “Instrument” shall have the meaning provided to such term in Article 9 of the Uniform Commercial Code as in effect on the date hereof in the State of New York but shall not include any Location Leases.

          “Insurance Policies” shall mean, collectively, with respect to each Pledgor, all insurance policies held by such Pledgor or naming such Pledgor as insured, additional insured or loss payee, all such insurance policies entered into after the date hereof, other than insurance policies (or certificates of insurance evidencing such insurance policies) relating to health and welfare insurance and life insurance policies in which such Pledgor is not named as beneficiary (i.e., insurance policies that are not “Key Man” insurance policies) and all rights, claims and recoveries relating thereto (including, without limitation, all dividends, returned premiums and other rights to receive money in respect of any of the foregoing).

          “Intellectual Property” shall mean, collectively, the Patents, Trademarks, Copyrights, Licenses and Goodwill.

          “Intercreditor Agreement” shall have the meaning provided in the sixth paragraph of the Agreement.

          “Laundry Corp.” shall have the meaning provided in the first paragraph of this Agreement.

          “Licenses” shall mean, collectively, with respect to each Pledgor, all license and distribution agreements and covenants not to sue with any other party with respect to any Patent, Trademark, or Copyright or any other patent, trademark or copyright, whether such Pledgor is a licensor or licensee, distributor or distributee under any such license or distribution agreement, including, without limitation, the license and distribution agreements listed in Schedules 14(a) and 14(b) to the Perfection Certificate, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements or violations thereof and (iv) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights or any other patents, trademarks or copyrights.

          “Location Leases” shall mean leases, licenses or other agreements pursuant to which any Pledgor leases, licenses or otherwise obtains the right to use any real property at which Collateral constituting personal property is located.

          “Obligations” shall mean the collective reference to the unpaid principal of and interest on the Senior Secured Notes and all other obligations and liabilities of any Pledgor (including, without limitation, any increase in the aggregate principal amount of the Senior Secured Notes, together with any interest accruing at the then applicable rate provided in the Indenture or the Senior Secured Notes after the maturity of the Notes and interest accruing at the then applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent or any Secured Creditor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Senior Secured Notes, the Guarantees, this Agreement, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by such Pledgor pursuant to the terms of any of the foregoing agreements).

          “Patents” shall mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications and registrations made by such Pledgor (whether established or registered or recorded in the United States or any other country), including, without limitation, the patents, patent applications, registrations and recordings listed in Schedule 14(a) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including, without limitation, damages and payments for past, present or future infringements thereof, (v) rights corresponding thereto throughout the world, and (vi) rights to sue for past, present or future infringements thereof.

          “Perfection Certificate” shall mean that certain Perfection Certificate dated the Closing Date, delivered by the Company and Laundry Corp. in favor of the Collateral Agent (for the benefit of the Secured Creditors).

          “Permitted Filings” shall have the meaning provided in Section 2.1 of this Agreement.

          “Pledgors” shall have the meaning provided in the first paragraph of this Agreement.

          “Proceeds” shall have the meaning provided to such term in the Uniform Commercial Code as in effect in the State of New York on the date hereof or under other relevant law and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of Governmental Authority) (iii) instruments representing obligations to pay amounts in respect of any Collateral, (iv) products of the Collateral and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

          “Secured Creditors” shall mean the Collateral Agent, the Trustee and the Holders.

          “Senior Secured Notes” shall have the meaning provided in the first paragraph of this Agreement.

          “Significant Copyrights” shall mean those Copyrights which each Pledgor believes in its reasonable judgment to be material to its business.

          “Significant Patents” shall mean those Patents which each Pledgor believes in its reasonable judgment to be material to its business.

          “Significant Trademarks” shall mean those Trademarks which each Pledgor believes in its reasonable judgment to be material to its business.

          “Specified Commercial Tort Claims” shall mean each Commercial Tort Claim with respect to which the applicable Pledgor has complied with the provisions of Section 3.8(e).

          “Termination Date” means the earliest to occur of the date on which (a) all Obligations have been paid in full in cash; (b) the Company exercises its legal defeasance option or covenant defeasance option described in Section 8.01 of the Indenture; (c) the satisfaction and discharge of the Indenture occurs in accordance with Section 8.02 thereof and (d) the Merger Event occurs.

          “Trademarks” shall mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, designs, certification marks, trade dress, uniform resource locations (URLs), domain names, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country) including, without limitation, the registrations and applications listed in Schedule 14(a) to the Perfection Certificate, together with any and all (i) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (ii) reissues, continuations, extensions and renewals thereof, (iii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including, without limitation, damages, claims and payments for past, present or future infringements thereof, (iv) rights corresponding thereto throughout the world and (v) rights to sue for past, present and future infringements thereof.

          “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” shall also mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

ARTICLE TWENTY-TWO

MISCELLANEOUS

          SECTION 22.01. Notices. All such notices and communications hereunder shall be telecopied or delivered by messenger or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or as overnight courier, as the case may be, or sent by overnight, telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Collateral Agent shall not be effective until received by the Collateral Agent. All notices, requests, demands or other communications shall be in writing and addressed as follows:

(a)	if to any Pledgor, at:

Coinmach Service Corp. 303 Sunnyside Boulevard, Suite 70 Plainview, New York 11803 Attention: Robert M. Doyle

with a copy to:

Coinmach Corporation 521 East Morehead Street Charlotte, North Carolina 28202 Attention: Stephen R. Kerrigan

with a copy to:

Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019 Attention: Ronald S. Brody, Esq.

(b)	if to the Collateral Agent:

The Bank of New York 101 Barclay Street Floor 8W New York, New York 10286 Attention: Corporate Trust Administration

          SECTION 22.02. Waiver; Amendment. None of the terms and conditions of this Agreement may be changed, waived, modified or varied any manner whatsoever except in accordance with Article Nine of the Indenture.

          SECTION 22.03. Obligations Absolute. The obligations of each Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Pledgor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or the Indenture except as specifically set forth in a waiver granted pursuant to Section 10.2 hereof; or (c) any amendment to or modification of the Senior Secured Notes or the Indenture or any security for any of the Obligations; whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

          SECTION 22.04. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Collateral Agent, each Secured Creditor and each Pledgor and their respective successors and assigns, provided that no Pledgor may transfer or assign any or all of its rights or obligations hereunder without the written consent of the Collateral Agent or otherwise in compliance with the Indenture. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement, the Senior Secured Notes and the Indenture regardless of any investigation made by the Secured Creditors or on their behalf.

          SECTION 22.05. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          SECTION 22.06. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 22.07. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          SECTION 22.08. Pledgor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of such Pledgor under or with respect to any Collateral except to the extent directly resulting from the Collateral Agent’s gross negligence or willful misconduct or failure to act, in exercising its remedies hereunder, in a commercially reasonable manner.

          SECTION 22.09. Termination; Release. (a) On the Termination Date, this Agreement and the security interest created hereby shall terminate, and the Collateral Agent shall, at the request and expense of the Pledgors, promptly execute and deliver to the applicable Pledgor as promptly thereafter as reasonably practicable a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the applicable Pledgor (without recourse and without any representation or warranty) such of the Collateral of such Pledgor as may be in the possession of the Collateral Agent or any of its sub-agents and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any proceeds of Collateral at the time held by the Collateral Agent or any of its sub-agents hereunder.

          (b) In the event that any part of the Collateral is sold in connection with a sale not prohibited by the Indenture or released in accordance with Article Eleven of the Indenture and the proceeds of such sale or sales or from such release are applied in accordance with, and to the extent required by, the Indenture, to the extent required to be so applied, such Collateral will be sold or released, free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the applicable Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

          (c) At any time that any Pledgor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.9(b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer stating that the release of the respective Collateral is permitted pursuant to Section 10.9(a) or (b).

          (d) The Collateral Agent shall have no liability whatsoever to any Holder as a result of any release of Collateral by it in accordance with this Section 10.9.

          SECTION 22.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Collateral Agent.

          SECTION 22.11. The Collateral Agent. (a) The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. In connection with its appointment and acting hereunder, the Collateral Agent shall be entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

          (b) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

          (c) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or wilful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

          (d) The Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

          SECTION 22.12. Intercreditor Agreement(a) . (a) The Liens granted hereunder in favor of the Collateral Agent for the benefit of the Secured Creditors in respect of the Shared Collateral and the exercise of any right or remedy related thereto hereunder shall be subject, in each case, to the terms of the Intercreditor Agreement.

          (b) In the event of any conflict between the terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern.

          (c) Notwithstanding anything to the contrary herein, any provision hereof that requires any Pledgor to (i) deliver any Shared Collateral to the Collateral Agent or (ii) provide that the Collateral Agent have control over such Shared Collateral may be satisfied by (A) the delivery of such Shared Collateral by such Pledgor to the Credit Agreement Collateral Agent for the benefit of the Lenders and the Collateral Agent for the benefit of the Secured Creditors pursuant to Section 5.4 of the Intercreditor Agreement and (B) providing that the Credit Agreement Collateral Agent be provided with control with respect to such Shared Collateral of such Pledgor for the benefit of the Lenders and the Collateral Agent for the benefit of Secured Creditors pursuant to Section 5.4 of the Intercreditor Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

COINMACH SERVICE CORP,
as the Company and a Pledgor

By:

Name.
Title

COINMACH LAUNDRY CORPORATION,
as Guarantor and Pledgor

By:

Name.
Title

THE BANK OF NEW YORK,
as Collateral Agent

By:

Name.
Title

EXHIBIT I

FORM OF

PLEDGE AGREEMENT

          PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of ___, made by COINMACH SERVICE CORP. (the “Company”), a Delaware corporation, and COINMACH LAUNDRY CORPORATION (“Laundry Corp.” and, together with the Company, the “Pledgors”), a Delaware corporation, in favor of THE BANK OF NEW YORK (“BNY”), a New York banking corporation, as Collateral Agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the security agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Security Agreement”), between the Pledgors and the Collateral Agent shall be used herein as so defined.

R E C I T A L S :

          1. The Company intends to issue on the date hereof $132,566,664.68 aggregate principal amount of its 11% Senior Secured Notes due 2024 pursuant to the Indenture (as defined) (together with any additional 11% Senior Secured Notes due 2024 issued from time to time in accordance with the Indenture, the “Senior Secured Notes”). “Indenture” means the indenture, dated as of the date hereof, as amended, modified or supplemented from time to time, between the Company, the subsidiary guarantors party thereto from time to time and BNY as trustee (the “Trustee”) and as Collateral Agent.

          2. The obligations of the Company under the Indenture and the Senior Secured Notes will be guaranteed by Laundry Corp. in accordance with the Indenture.

          3. Laundry Corp. will receive substantial benefits from the proceeds of the Senior Secured Notes and has agreed to grant to the Collateral Agent Liens on and security interests in the Collateral owned by it to secure its Obligations (as defined below).

          4. Laundry Corp. has previously granted a Lien and pledged all of its right, title and interest in and relating to the Capital Stock of Coinmach Corporation (“Coinmach Corp.”), a Delaware corporation, and Proceeds thereof (collectively, the “Shared Collateral”) in favor of Deutsche Bank Trust Company Americas (“DB Trust”), as collateral agent (the “Credit Agreement Collateral Agent”) under the Credit Agreement (as amended, modified or supplemented from time to time, the “Credit Agreement”) dated as of January 25, 2002, among Laundry Corp., Coinmach Corp., the lenders party thereto from time to time in their capacities as lenders thereunder, DB Trust, as administrative agent and the Credit Agreement Collateral Agent.

          5. It is a condition precedent to the purchase of the Senior Secured Notes that the Pledgors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders from time to time of the Senior Secured Notes (collectively, the “Secured Creditors”).

          6. It is a condition precedent to the effectiveness of certain amendments to the Credit Agreement and to the Holdings Pledge Agreement (as defined therein) necessary to permit the grant by Laundry Corp. hereunder of the Liens in favor of the Collateral Agent on the Shared Collateral that Laundry Corp. shall have executed and delivered a certain intercreditor agreement (the “Intercreditor Agreement”) dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time) among Laundry Corp., the Collateral Agent and the Credit Agreement Collateral Agent.

          7. The Pledgors desire to enter into this Agreement in order to satisfy the condition described in the preceding paragraph and to secure the payment and performance of all the Obligations.

A G R E E M E N T :

          NOW, THEREFORE, in consideration of the above-described extensions of credit to be made to the Pledgors and other benefits accruing to the Pledgors, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

          THREE-ARTICLE TWENTY SECURITY FOR OBLIGATIONS. THIS AGREEMENT IS MADE BY EACH PLEDGOR FOR THE BENEFIT OF THE SECURED CREDITORS TO SECURE THE FULL AND PROMPT PAYMENT AND PERFORMANCE WHEN DUE (WHETHER AT THE STATED MATURITY, BY ACCELERATION OR OTHERWISE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE) OF THE OBLIGATIONS, WHETHER OUTSTANDING ON THE DATE OF THIS AGREEMENT OR EXTENDED FROM TIME TO TIME AFTER THE DATE OF THIS AGREEMENT.

          FOUR-ARTICLE TWENTY DEFINITION OF STOCK, INTERESTS, NOTES, SECURITIES, ETC.; REPRESENTATIONS AND WARRANTIES. AS USED HEREIN,

     (1) the term “Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of whatever class at any time owned by each Pledgor of each Domestic Corporation and (y) with respect to corporations that do not constitute Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock of whatever class at any time owned by each Pledgor of each Foreign Corporation, in each case described in clauses (i)(x) and (i)(y) of this sentence, together with the certificates representing such shares and any interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such shares; provided that, except as provided in the last sentence of this Section 2, such Pledgor shall not be required to pledge hereunder more than 65%

     of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote,

     (2) the term “Interests” shall mean (x) with respect to limited liability companies, partnerships or other entities (other than corporations) organized under the laws of the United States or any State or territory thereof (each, a “Domestic Non-Corporate Entity”), all of the issued and outstanding membership interests, partnership interests or other interests of whatever class at any time owned by each Pledgor of each Domestic Non-Corporate Entity and (y) with respect to limited liability companies, partnerships or other entities (other than corporations) that do not constitute Domestic Non-Corporate Entities (each, a “Foreign Non-Corporate Entity”), all of the issued and outstanding membership interests, partnership interests or other interests of whatever class at any time owned by each Pledgor of each Foreign Non-Corporate Entity, in each case described in clauses (ii)(x) and (ii)(y) of this sentence, together with all rights, privileges, authority and powers of such Pledgor in and to each such Domestic Non-Corporate Entity or Foreign Non-Corporate Entity or under the membership, partnership or other operative agreement of each such entity, and the certificates, instruments and agreements, if any, representing such membership, partnership or other equity interests; provided that, except as provided in the last sentence of this Section 2, such Pledgor shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of interests of any Foreign Non-Corporate Entity entitled to vote, and

     (3) the term “Notes” shall mean (x) all promissory notes at any time issued to each Pledgor by any of its Subsidiaries (including the Intercompany Note), together with all certificates or instruments evidencing such promissory notes and all proceeds thereof, and all accessions thereto and substitutions therefor and (y) except as provided in the last sentence of this Section 2, such Pledgor shall not be required to pledge hereunder any promissory notes issued to such Pledgor by any Subsidiary of such Pledgor which is a Foreign Corporation or Foreign Non-Corporate Entity.

          If and to the extent that the Collateral Agent receives or holds stock certificates representing more than 65% of the total combined voting power of all classes of capital stock or other interests of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote, the Collateral Agent agrees to act as bailee and custodian for the benefit of the applicable Pledgor with respect to any portion of such capital stock or other interest representing more than 65% of the total combined voting power of all classes of capital stock or other interest of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote except as otherwise provided in the last sentence of this Section 2. As used herein, the term “Securities” shall mean all of the Stock, Interests and Notes.

          Each Pledgor represents and warrants, as to the stock of corporations, interests in non-corporate entities and promissory notes owned by such Pledgor, that on the date hereof (a) the Stock consists of the number and type of shares of the stock of the corporations as described in Part I of Schedule A hereto; (b) such Stock constitutes that percentage of the applicable class of stock issued and outstanding capital stock of the issuing corporation as is set forth in Part I of Schedule A hereto; (c) the Notes consist of the promissory notes described in Part II of Schedule A hereto; (d) the Interests consist of the type of interests of the non-corporate entities as described in Part III of Schedule A hereto; (e) such Interests constitute that percentage of the issues interests of the issuing non-corporate entities as described in Part III of Schedule A hereto; and (f) such Pledgor is the holder of record and sole beneficial owner of the Stock, the Interest and the Notes and there exist no options or preemptive rights in respect of any of the Securities. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge (x) of 66-2/3% or more (or would be adjusted to permit a pledge of less than 66-2/3%) of the total combined voting power of all classes of capital stock of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote and (y) of any promissory note issued by any Subsidiary of each Pledgor which is a Foreign Corporation or Foreign Non-Corporate Entity without causing the undistributed earnings of such Foreign Corporation or Foreign Non-Corporate Entity as determined for Federal income taxes to be treated as a deemed dividend to such Pledgor for Federal income tax purposes and without causing any other material adverse tax consequences to the applicable Pledgor or any of its Subsidiaries or Affiliates, then the 65% limitation set forth in the provisions to clauses (i) and (ii) and the limitation set forth in clause (iii)(y) of this Section 2 shall no longer be applicable (or shall be adjusted as appropriate) and such Pledgor shall duly pledge and deliver to the Collateral Agent such of the Securities not theretofore required to be pledged hereunder or the Collateral Agent shall return such Securities, as applicable.

          FIVE-ARTICLE TWENTY PLEDGE OF SECURITIES, ETC.

          SECTION 25.01. Pledge. To secure the payment and performance when due of all of the Obligations and for the purposes set forth in Section 1, each Pledgor (i) hereby grants to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest in and to all of the right, title and interests of such Pledgor in, to and under the Collateral (as hereinafter defined), (ii) hereby pledges and deposits with the Collateral Agent the Securities owned by such Pledgor on the date hereof, and, subject to Section 24, delivers to the Collateral Agent certificates therefor, duly endorsed in blank in the case of promissory notes and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of capital stock, or such other instruments of transfer as are reasonably acceptable to the Collateral Agent and (iii) hereby collaterally assigns, transfers, hypothecates and sets over to the Collateral Agent all of such Pledgor’s right, title and interest in and to such Securities (and in and to the certificates or instruments evidencing such Securities and the other Collateral), to be held by the Collateral Agent as collateral security for the Obligations, upon the terms and conditions set forth in this Agreement.

          SECTION 25.02. Subsequently Acquired Securities. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, such Pledgor will promptly thereafter (and in any event within five Business Days) pledge and deposit such Securities (or certificates or instruments representing Securities) as security with the Collateral Agent and deliver to the Collateral Agent certificates or instruments therefor, duly endorsed in blank in the case of promissory notes, and accompanied by undated stock powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of capital stock, or such other instruments of transfer as are reasonably acceptable to the Collateral Agent, and will promptly thereafter (and in any event within five Business Days) deliver to the Collateral Agent a pledge amendment duly executed by a principal executive officer of such Pledgor in substantially the form of Exhibit 1 hereto (each, a “Pledge Amendment”) describing such Securities and certifying that the same have been duly pledged with the Collateral Agent hereunder. Subject to the last sentence of Section 2, no Pledgor shall be required at any time to pledge hereunder any promissory notes issued to such Pledgor by a Subsidiary which is a Foreign Corporation or Foreign Non-Corporate Entity or more than 65% of the total combined voting power of all classes of capital stock or other interests of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote.

          SECTION 25.03. Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, each Pledgor shall promptly (and in any event within ten Business Days) notify the Collateral Agent thereof, and shall promptly (and in any event within ten Business Days) take all actions reasonably required to perfect the security interest of the Collateral Agent under applicable law. Each Pledgor further agrees to take such actions as are necessary or that the Collateral Agent deems reasonably necessary or desirable to effect the foregoing (including, without limitation, causing the issuer of such uncertificated Securities to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Securities hereunder substantially in the form of Exhibit 2 hereto) and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel to the Collateral Agent with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Collateral Agent.

          SECTION 25.04. Definitions of Pledged Stock; Pledged Notes; Pledged Securities and Collateral. As used herein, “Collateral” shall mean all of the following property of each Pledgor, whether now existing or owned or hereafter arising or acquired:

     (1) all Stock at any time pledged or required to be pledged hereunder (hereinafter called the “Pledged Stock”);

     (2) all Interests at any time pledged or required to be pledged hereunder (hereinafter called the “Pledged Interests”);

     (3) all Notes at any time pledged or required to be pledged hereunder (hereinafter called the “Pledged Notes”; together with all Pledged Stock and Pledged Interests are hereinafter called the “Pledged Securities”);

     (4) all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities (collectively, “Distributions”);

     (5) without affecting the obligations of such Pledgor under any provision prohibiting such action hereunder or under the Indenture, in the event of any consolidation or merger in which any Person listed in Schedule A hereto is not the surviving entity, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership or other entity owned by such Pledgor (unless such successor is such Pledgor itself) formed by or resulting from such consolidation or merger; and

     (6) all Proceeds (as defined under the Uniform Commercial Code as in effect in any relevant jurisdiction (the “UCC”) or under other relevant law) of any of the foregoing, and in any event, including, without limitation, any and all (a) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent or to any Pledgor from time to time with respect to any of the Collateral, (b) payments (in any form whatsoever) made or due and payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of a Governmental Authority), (c) instruments representing obligations to pay amounts in respect of any Collateral, (d) products of the Collateral and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, including any securities and moneys received and at any time held by the Collateral Agent hereunder.

          SIX-ARTICLE TWENTY APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO APPOINT ONE OR MORE SUB-AGENTS, AT THE COST AND EXPENSE OF THE PLEDGORS, FOR THE PURPOSE OF RETAINING PHYSICAL POSSESSION OF THE PLEDGED SECURITIES, WHICH MAY BE HELD (IN THE REASONABLE DISCRETION OF THE COLLATERAL AGENT) IN THE NAME OF THE APPLICABLE PLEDGOR, ENDORSED OR ASSIGNED IN BLANK OR IN FAVOR OF THE COLLATERAL AGENT OR ANY NOMINEE OR NOMINEES OF THE COLLATERAL AGENT OR A SUB-AGENT APPOINTED BY THE COLLATERAL AGENT.

          SEVEN-ARTICLE TWENTY VOTING, ETC., WHILE NO EVENT OF DEFAULT. UNLESS AND UNTIL THERE SHALL HAVE OCCURRED AND BE CONTINUING AN EVENT OF DEFAULT AND THE COLLATERAL AGENT HAS GIVEN WRITTEN NOTICE TO THE COMPANY, EACH PLEDGOR SHALL, TO THE EXTENT NOT PROHIBITED IN SUCH NOTICE, BE ENTITLED TO VOTE ANY AND ALL PLEDGED SECURITIES OWNED BY IT, AND TO GIVE CONSENTS, WAIVERS OR RATIFICATIONS IN RESPECT THEREOF, PROVIDED THAT NO VOTE SHALL BE CAST OR ANY CONSENT, WAIVER OR RATIFICATION GIVEN OR ANY ACTION TAKEN WHICH WOULD VIOLATE OR RESULT IN BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT OR THE INDENTURE OR WHICH IS NOT PERMITTED UNDER THIS AGREEMENT OR THE INDENTURE AND COULD REASONABLY BE EXPECTED TO HAVE THE EFFECT OF MATERIALLY IMPAIRING THE VALUE OF THE COLLATERAL OR ANY MATERIAL PART THEREOF OR THE POSITION OR INTERESTS OF THE COLLATERAL AGENT OR ANY SECURED CREDITOR. ALL SUCH RIGHTS OF EACH PLEDGOR TO VOTE AND TO GIVE CONSENTS, WAIVERS AND RATIFICATIONS SHALL CEASE IN CASE AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND THE COLLATERAL AGENT HAS GIVEN WRITTEN NOTICE TO THE

COMPANY PROHIBITING THE EXERCISE BY ANY PLEDGOR OF ANY SUCH RIGHT, AND SECTION 7 HEREOF SHALL BECOME APPLICABLE.

          EIGHT-ARTICLE TWENTY DIVIDENDS AND OTHER DISTRIBUTIONS. UNLESS AND UNTIL THERE SHALL HAVE OCCURRED AND BE CONTINUING AN EVENT OF DEFAULT AND THE COLLATERAL AGENT HAS GIVEN WRITTEN NOTICE TO THE COMPANY PROHIBITING SUCH PAYMENT, ALL CASH DIVIDENDS AND DISTRIBUTIONS PAYABLE IN RESPECT OF THE PLEDGED STOCK AND PLEDGES INTERESTS AND ALL PAYMENTS IN RESPECT OF THE PLEDGED NOTES SHALL BE PAID TO THE APPLICABLE PLEDGOR. IF THERE SHALL HAVE OCCURRED AND BE CONTINUING AN EVENT OF DEFAULT, THE COLLATERAL AGENT SHALL BE PROVIDED WITH DIRECTLY, AND TO RETAIN AS PART OF THE COLLATERAL:

     (a) all other or additional stock or securities or other interests (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Securities;

     (b) all other or additional stock or other securities or other interests paid (other than cash) or distributed in respect of the Pledged Securities by way of stock split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

     (c) all other or additional stock or other securities or other interests or property (excluding cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Collateral Agent’s right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by each Pledgor contrary to the provisions of this Section 6 and Section 7 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid or delivered over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

          NINE-ARTICLE TWENTY REMEDIES IN CASE OF EVENTS OF DEFAULT. IF THERE SHALL HAVE OCCURRED AND BE CONTINUING AN EVENT OF DEFAULT AND THE COLLATERAL AGENT HAS GIVEN WRITTEN NOTICE TO THE COMPANY OF ITS INTENT TO EXERCISE ALL OR ANY OF ITS RIGHTS UNDER THIS SECTION 7, THEN AND IN EVERY SUCH CASE, THE COLLATERAL AGENT SHALL BE ENTITLED TO EXERCISE ALL OF THE RIGHTS, POWERS AND REMEDIES (WHETHER VESTED IN IT BY THIS AGREEMENT, THE SENIOR SECURED NOTES OR THE INDENTURE, OR BY LAW) FOR THE PROTECTION AND ENFORCEMENT OF ITS RIGHTS IN RESPECT OF THE COLLATERAL, AND THE COLLATERAL AGENT SHALL BE ENTITLED TO EXERCISE ALL THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE UCC AND ALSO SHALL BE ENTITLED, WITHOUT LIMITATION, TO EXERCISE THE FOLLOWING RIGHTS, WHICH THE COLLATERAL AGENT AGREES TO EXERCISE IN A COMMERCIALLY REASONABLE MANNER:

     (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to the Pledgors;

     (b) to transfer all or any part of the Collateral into the Collateral Agent’s name or the name of its nominee or nominees;

     (c) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note at such times and under the conditions set forth therein;

     (d) to vote all or any part of the Pledged Stock and/or Pledged Interests (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto in a commercially reasonable manner as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so upon the occurrence and during the continuance of an Event of Default provided the Collateral Agent has delivered written notice to the Company of its intent to exercise all or any of its rights under this clause (d))

     (e) to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent may determine in a commercially reasonable manner, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the applicable Pledgor. The Collateral Agent shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, other than such Pledgor’s right to receive any excess proceeds or Collateral remaining after the occurrence of the Termination Date. At any such sale, unless prohibited by applicable law, the Collateral Agent on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any Secured Creditor shall be liable for failure to collect (except in such cases where the Collateral Agent bids for and purchases all or part of the Collateral) or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

          ARTICLE THIRTY REMEDIES, ETC., CUMULATIVE. EACH AND EVERY RIGHT, POWER AND REMEDY OF THE COLLATERAL AGENT PROVIDED FOR IN THIS AGREEMENT, THE SENIOR SECURED NOTES OR THE INDENTURE NOW OR HEREAFTER EXISTING AT LAW OR IN EQUITY OR BY STATUTE, SHALL BE CUMULATIVE AND CONCURRENT AND SHALL BE IN ADDITION TO EVERY OTHER SUCH

RIGHT, POWER OR REMEDY. THE EXERCISE OR BEGINNING OF THE EXERCISE BY THE COLLATERAL AGENT OR ANY SECURED CREDITOR OF ANY ONE OR MORE OF THE RIGHTS, POWERS OR REMEDIES PROVIDED FOR IN THIS AGREEMENT, THE SENIOR SECURED NOTES OR THE INDENTURE OR NOW OR HEREAFTER EXISTING AT LAW OR IN EQUITY OR BY STATUTE SHALL NOT PRECLUDE THE SIMULTANEOUS OR LATER EXERCISE BY THE COLLATERAL AGENT OR ANY SECURED CREDITOR OF ALL SUCH OTHER RIGHTS, POWERS OR REMEDIES, AND NO FAILURE OR DELAY ON THE PART OF THE COLLATERAL AGENT OR ANY SECURED CREDITOR TO EXERCISE ANY SUCH RIGHT, POWER OR REMEDY SHALL OPERATE AS A WAIVER THEREOF EXCEPT AS REQUIRED BY APPLICABLE LAW. UNLESS OTHERWISE REQUIRED BY THE INDENTURE, NO NOTICE TO OR DEMAND ON ANY PLEDGOR IN ANY CASE SHALL ENTITLE IT TO ANY OTHER OR FURTHER NOTICE OR DEMAND IN SIMILAR OR OTHER CIRCUMSTANCES OR CONSTITUTE A WAIVER OF ANY OF THE RIGHTS OF THE COLLATERAL AGENT OR ANY SECURED CREDITOR TO ANY OTHER OR FURTHER ACTION IN ANY CIRCUMSTANCES WITHOUT NOTICE OR DEMAND.

          ARTICLE THIRTY-ONE APPLICATION OF PROCEEDS. ALL MONEYS COLLECTED BY THE COLLATERAL AGENT UPON ANY SALE OR OTHER DISPOSITION OF THE COLLATERAL, TOGETHER WITH ALL OTHER MONEYS RECEIVED BY THE COLLATERAL AGENT HEREUNDER, SHALL BE APPLIED TO THE PAYMENT OF THE OBLIGATIONS IN THE MANNER SET FORTH IN SECTION 7.4 OF THE SECURITY AGREEMENT.

          ARTICLE THIRTY-TWO PURCHASERS OF COLLATERAL. UPON ANY SALE OF THE COLLATERAL BY THE COLLATERAL AGENT HEREUNDER (WHETHER BY VIRTUE OF THE POWER OF SALE HEREIN GRANTED, PURSUANT TO JUDICIAL PROCESS OR OTHERWISE), THE RECEIPT OF THE COLLATERAL AGENT OR THE OFFICER MAKING THE SALE SHALL BE A SUFFICIENT DISCHARGE TO THE PURCHASER OR PURCHASERS OF THE COLLATERAL SO SOLD, AND SUCH PURCHASER OR PURCHASERS SHALL NOT BE OBLIGATED TO SEE TO THE APPLICATION OF ANY PART OF THE PURCHASE MONEY PAID OVER TO THE COLLATERAL AGENT OR SUCH OFFICER OR BE ANSWERABLE IN ANY WAY FOR THE MISAPPLICATION OR NONAPPLICATION THEREOF.

          ARTICLE THIRTY-THREE INDEMNITY. EACH PLEDGOR AGREES TO INDEMNIFY AND HOLD HARMLESS THE COLLATERAL AGENT AND EACH SECURED CREDITOR AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, EMPLOYEES, AGENTS AND SERVANTS (EACH, AN “INDEMNITEE”; COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, JUDGMENTS AND LIABILITIES (INCLUDING LIABILITIES FOR PENALTIES) OF WHATSOEVER KIND OR NATURE, AND TO REIMBURSE EACH INDEMNITEE FOR ALL COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, GROWING OUT OF OR RESULTING FROM THIS AGREEMENT OR THE EXERCISE BY ANY INDEMNITEE OF ANY RIGHT OR REMEDY GRANTED TO IT HEREUNDER OR UNDER THE INDENTURE (BUT EXCLUDING ANY CLAIMS, DEMANDS, LOSSES, JUDGMENTS AND LIABILITIES OR EXPENSES TO THE EXTENT FINALLY JUDICIALLY

DETERMINED TO HAVE BEEN INCURRED BY REASON OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE). IF AND TO THE EXTENT THAT THE OBLIGATIONS OF ANY PLEDGOR UNDER THIS SECTION 11 ARE UNENFORCEABLE FOR ANY REASON, SUCH PLEDGOR HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF SUCH OBLIGATIONS THAT IS PERMISSIBLE UNDER APPLICABLE LAW.

          ARTICLE THIRTY-FOUR FURTHER ASSURANCES; POWER-OF-ATTORNEY. 2. EACH PLEDGOR AGREES THAT IT WILL JOIN WITH THE COLLATERAL AGENT IN EXECUTING AND, AT ITS OWN EXPENSE, FILE AND REFILE UNDER THE UCC OR OTHER APPLICABLE LAW SUCH FINANCING STATEMENTS, CONTINUATION STATEMENTS AND OTHER DOCUMENTS IN SUCH OFFICES AS ARE NECESSARY OR AS THE COLLATERAL AGENT MAY DEEM REASONABLY NECESSARY AND WHEREVER REQUIRED BY LAW IN ORDER TO PERFECT AND PRESERVE THE COLLATERAL AGENT’S SECURITY INTEREST IN THE COLLATERAL AND HEREBY AUTHORIZES THE COLLATERAL AGENT TO FILE FINANCING STATEMENTS AND AMENDMENTS THERETO RELATIVE TO ALL OR ANY PART OF THE COLLATERAL WITHOUT THE SIGNATURE OF SUCH PLEDGOR, AND AGREES TO DO SUCH FURTHER ACTS AND THINGS AND TO EXECUTE AND DELIVER TO THE COLLATERAL AGENT SUCH ADDITIONAL CONVEYANCES, ASSIGNMENTS, AGREEMENTS AND INSTRUMENTS AS ARE NECESSARY OR AS THE COLLATERAL AGENT MAY REASONABLY REQUIRE OR DEEM NECESSARY TO CARRY INTO EFFECT THE PURPOSES OF THIS AGREEMENT OR TO FURTHER ASSURE AND CONFIRM UNTO THE COLLATERAL AGENT ITS RIGHTS, POWERS AND REMEDIES HEREUNDER.

          1. Each Pledgor hereby appoints the Collateral Agent such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default and provided that the Collateral Agent shall have delivered notice to the Company of its intent to exercise all or any of its rights under this clause (b), to take any action and to execute any instrument necessary or which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

          FIVE-ARTICLE THIRTY THE PLEDGEE AS AGENT. THE COLLATERAL AGENT WILL HOLD IN ACCORDANCE WITH THIS AGREEMENT ALL ITEMS OF THE COLLATERAL AT ANY TIME RECEIVED UNDER THIS AGREEMENT. IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO AND EACH SECURED CREDITOR, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, EACH SUCH PERSON ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF THE COLLATERAL AGENT AS HOLDER OF THE COLLATERAL AND INTERESTS THEREIN AND WITH RESPECT TO THE DISPOSITION THEREOF, AND OTHERWISE UNDER THIS AGREEMENT, ARE ONLY THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. THE COLLATERAL AGENT SHALL ACT HEREUNDER ON THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN ARTICLE SEVEN OF THE INDENTURE.

          SIX-ARTICLE THIRTY TRANSFER BY THE PLEDGOR. NO PLEDGOR WILL SELL OR OTHERWISE DISPOSE OF, GRANT ANY OPTION WITH RESPECT TO, OR MORTGAGE, PLEDGE OR OTHERWISE ENCUMBER ANY OF THE COLLATERAL OR ANY INTEREST THEREIN (EXCEPT AS MAY BE PERMITTED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE).

          SEVEN-ARTICLE THIRTY REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. 3. EACH PLEDGOR REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF (I) IT IS, OR AT THE TIME WHEN PLEDGED HEREUNDER WILL BE, THE LEGAL, RECORD AND BENEFICIAL OWNER OF, AND HAS (OR WILL HAVE) GOOD TITLE TO, ALL COLLATERAL PLEDGED BY IT HEREUNDER, SUBJECT TO NO LIEN (EXCEPT THE LIEN CREATED BY THIS AGREEMENT AND EXCEPT PERMITTED LIENS); (II) IT HAS FULL CORPORATE POWER, AUTHORITY AND LEGAL RIGHT TO PLEDGE ALL THE COLLATERAL PURSUANT TO THIS AGREEMENT; (III) THIS AGREEMENT HAS BEEN DULY AUTHORIZED, EXECUTED AND DELIVERED BY SUCH PLEDGOR AND CONSTITUTES A LEGAL, VALID AND BINDING OBLIGATION OF SUCH PLEDGOR ENFORCEABLE IN ACCORDANCE WITH ITS TERMS, EXCEPT TO THE EXTENT THAT THE ENFORCEABILITY HEREOF MAY BE LIMITED BY APPLICABLE BANKRUPTCY, INSOLVENCY, FRAUDULENT CONVEYANCE, REORGANIZATION, MORATORIUM OR OTHER SIMILAR LAWS GENERALLY AFFECTING CREDITORS’ RIGHTS AND BY EQUITABLE PRINCIPLES (REGARDLESS OF WHETHER ENFORCEMENT IS SOUGHT IN EQUITY OR AT LAW); (IV) EXCEPT TO THE EXTENT ALREADY OBTAINED OR MADE, NO CONSENT OF ANY OTHER PARTY (INCLUDING, WITHOUT LIMITATION, ANY STOCKHOLDER OR CREDITOR OF SUCH PLEDGOR OR ANY OF ITS SUBSIDIARIES) AND NO CONSENT, LICENSE, PERMIT, APPROVAL OR AUTHORIZATION OF, EXEMPTION BY, NOTICE OR REPORT TO, OR REGISTRATION, FILING OR DECLARATION WITH, ANY GOVERNMENTAL AUTHORITY IS REQUIRED TO BE OBTAINED BY SUCH PLEDGOR IN CONNECTION WITH (W) THE EXECUTION, DELIVERY OR PERFORMANCE OF THIS AGREEMENT, (X) THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, (Y) THE PERFECTION OR ENFORCEABILITY OF THE COLLATERAL AGENT’S SECURITY INTEREST IN THE COLLATERAL OR (Z) EXCEPT FOR COMPLIANCE WITH OR AS MAY BE REQUIRED BY APPLICABLE SECURITIES LAWS, THE EXERCISE BY THE COLLATERAL AGENT OF ANY OF ITS RIGHTS OR REMEDIES PROVIDED HEREIN; (V) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT WILL NOT VIOLATE ANY PROVISION OF ANY APPLICABLE LAW OR REGULATION OR OF ANY ORDER, JUDGMENT, WRIT, AWARD OR DECREE OF ANY COURT, ARBITRATOR OR GOVERNMENTAL AUTHORITY, DOMESTIC OR FOREIGN, APPLICABLE TO SUCH PLEDGOR, OR OF THE CERTIFICATE OF INCORPORATION OR BY-LAWS OF SUCH PLEDGOR OR OF ANY SECURITIES ISSUED BY SUCH PLEDGOR OR ANY OF ITS SUBSIDIARIES, OR OF ANY MATERIAL MORTGAGE, INDENTURE, LEASE, LOAN AGREEMENT, CREDIT AGREEMENT OR OTHER CONTRACT, AGREEMENT OR INSTRUMENT OR UNDERTAKING TO WHICH SUCH PLEDGOR OR ANY OF ITS SUBSIDIARIES IS A PARTY OR WHICH PURPORTS TO BE BINDING UPON SUCH PLEDGOR OR ANY OF ITS SUBSIDIARIES OR UPON ANY OF THEIR RESPECTIVE MATERIAL ASSETS AND WILL NOT RESULT IN THE CREATION OR IMPOSITION OF (OR THE OBLIGATION TO CREATE OR IMPOSE) ANY LIEN OR ENCUMBRANCE ON

ANY OF THE ASSETS OF SUCH PLEDGOR OR ANY OF ITS SUBSIDIARIES EXCEPT AS CONTEMPLATED BY THIS AGREEMENT; (VI) ALL THE SHARES OF THE PLEDGED STOCK AND PLEDGED INTERESTS HAVE BEEN DULY AND VALIDLY ISSUED, ARE FULLY PAID AND NON-ASSESSABLE (IN THE CASE OF PLEDGED STOCK) AND ARE SUBJECT TO NO OPTIONS TO PURCHASE OR SIMILAR RIGHTS; (VII) EACH OF THE PLEDGED NOTES TO THE EXTENT EXECUTED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES CONSTITUTES, OR WHEN EXECUTED BY THE OBLIGOR THEREOF WILL CONSTITUTE, THE LEGAL, VALID AND BINDING OBLIGATION OF SUCH OBLIGOR, ENFORCEABLE IN ACCORDANCE WITH ITS TERMS, EXCEPT TO THE EXTENT THAT THE ENFORCEABILITY THEREOF MAY BY LIMITED BY APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION, MORATORIUM OR OTHER SIMILAR LAWS GENERALLY AFFECTING CREDITORS’ RIGHTS AND BY EQUITABLE PRINCIPLES (REGARDLESS OF WHETHER ENFORCEMENT IS SOUGHT IN EQUITY OR AT LAW); AND (VIII) THE PLEDGE, COLLATERAL ASSIGNMENT AND, IN THE CASE OF CERTIFICATED SECURITIES (OTHER THAN THE PLEDGED STOCK OF COINMACH CORP. FOR SO LONG AS THE INTERCREDITOR AGREEMENT REMAINS IN FULL FORCE AND EFFECT), DELIVERY TO THE COLLATERAL AGENT OF THE SECURITIES OR, IN THE CASE OF UNCERTIFICATED SECURITIES AND SECURITIES OF COINMACH CORP., THE FILING OF A FINANCING STATEMENT NAMING SUCH PLEDGOR, AS DEBTOR, AND THE COLLATERAL AGENT, AS SECURED PARTY, IN EACH CASE PURSUANT TO THIS AGREEMENT CREATES A VALID AND PERFECTED LIEN ON THE COLLATERAL, SUBJECT TO NO OTHER LIEN OR TO ANY AGREEMENT PURPORTING TO GRANT TO ANY THIRD PARTY A LIEN ON THE PROPERTY OR ASSETS OF THE PLEDGOR WHICH WOULD INCLUDE THE COLLATERAL, EXCEPT PERMITTED LIENS. EACH PLEDGOR COVENANTS AND AGREES THAT IT WILL TAKE COMMERCIALLY REASONABLE STEPS TO DEFEND THE COLLATERAL AGENT’S RIGHT, TITLE AND SECURITY INTEREST IN AND TO THE COLLATERAL AGAINST THE CLAIMS AND DEMANDS OF ALL PERSONS WHOMSOEVER; AND EACH PLEDGOR COVENANTS AND AGREES THAT IT WILL HAVE LIKE TITLE TO AND RIGHT TO PLEDGE ANY OTHER PROPERTY AT ANY TIME HEREAFTER PLEDGED TO THE COLLATERAL AGENT AS COLLATERAL HEREUNDER AND WILL LIKEWISE TAKE COMMERCIALLY REASONABLE STEPS TO DEFEND THE RIGHT THERETO AND SECURITY INTEREST THEREIN OF THE COLLATERAL AGENT AND THE SECURED CREDITORS.

          2. Each Pledgor further represents, warrants and covenants that the exact legal name, type of organization and jurisdiction of organization (together with the organizational identification number, if any, issued by such jurisdiction to such Pledgor) of such Pledgor is set forth in Schedule B hereto. Such Pledgor shall not “reincorporate” or “reorganize” or otherwise cause the Collateral to be transferred to a Person incorporated or organized in another state except to the extent (x) permitted pursuant to the provisions of the Indenture, (y) it shall have given to Collateral Agent not less than 10 days’ prior written notice (in the form of an officers’ certificate) of its intention so to do clearly describing such transaction and providing such other information in connection therewith as Collateral Agent may reasonably request and (z) with respect to such transaction, such Pledgor shall have taken all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereby.

     (a) Intercompany Note and Intercompany Note Guaranty. No Pledgor shall:

     (1) sell, convey, transfer or assign (or otherwise engage in any other transfer for value of) the Intercompany Note or any of its interest therein;

     (2) amend, supplement, or waive any provision of the Intercompany Note, other than any amendment, supplement or waiver which would not have an adverse effect on the interests of the Collateral Agent or any other Secured Creditor, the Indenture or the Notes, or subordinate its rights under the Intercompany Note or the Senior Secured to the rights of any other creditor of Coinmach Corp.;

     (3) compromise, reduce, forgive or release or extend the time for payment of any obligation of Coinmach Corp. under the Intercompany Note; or

     (4) take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of Coinmach Corp. under the Intercompany Note.

          EIGHT-ARTICLE THIRTY PLEDGOR’S OBLIGATIONS ABSOLUTE, ETC. THE OBLIGATIONS OF EACH PLEDGOR UNDER THIS AGREEMENT SHALL BE ABSOLUTE AND UNCONDITIONAL AND SHALL REMAIN IN FULL FORCE AND EFFECT WITHOUT REGARD TO, AND SHALL NOT BE RELEASED, SUSPENDED, DISCHARGED, TERMINATED OR OTHERWISE AFFECTED BY, ANY CIRCUMSTANCE OR OCCURRENCE WHATSOEVER, INCLUDING, WITHOUT LIMITATION: (A) ANY RENEWAL, EXTENSION, AMENDMENT OR MODIFICATION OF OR ADDITION OR SUPPLEMENT TO OR DELETION FROM THE INDENTURE OR ANY OTHER INSTRUMENT OR AGREEMENT REFERRED TO THEREIN, OR ANY ASSIGNMENT OR TRANSFER OF ANY THEREOF; (B) ANY WAIVER, CONSENT, EXTENSION, INDULGENCE OR OTHER ACTION OR INACTION UNDER OR IN RESPECT OF ANY SUCH AGREEMENT OR INSTRUMENT, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT; (C) ANY FURNISHING OF ANY ADDITIONAL SECURITY TO THE COLLATERAL AGENT OR ITS ASSIGNEE OR ANY ACCEPTANCE THEREOF OR ANY RELEASE OF ANY SECURITY BY THE COLLATERAL AGENT OR ITS ASSIGNEE; (D) ANY LIMITATION ON ANY PARTY’S LIABILITY OR OBLIGATIONS UNDER ANY SUCH INSTRUMENT OR AGREEMENT OR ANY INVALIDITY OR UNENFORCEABILITY, IN WHOLE OR IN PART, OF ANY SUCH INSTRUMENT OR AGREEMENT OR ANY TERM THEREOF OR (E) ANY BANKRUPTCY, INSOLVENCY, REORGANIZATION, COMPOSITION, ADJUSTMENT, DISSOLUTION, LIQUIDATION OR OTHER LIKE PROCEEDING RELATING TO ANY PLEDGOR OR ANY SUBSIDIARY OF SUCH PLEDGOR, OR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT BY ANY TRUSTEE OR RECEIVER, OR BY ANY COURT, IN ANY SUCH PROCEEDING, WHETHER OR NOT SUCH PLEDGOR SHALL HAVE NOTICE OR KNOWLEDGE OF ANY OF THE FOREGOING.

          NINE-ARTICLE THIRTY REGISTRATION, ETC. IF AT ANY TIME WHEN THE COLLATERAL AGENT SHALL DETERMINE TO EXERCISE ITS RIGHT TO SELL ALL OR ANY PART OF THE PLEDGED SECURITIES PURSUANT TO SECTION 7, AND SUCH PLEDGED SECURITIES OR THE PART THEREOF TO BE SOLD SHALL NOT, FOR

ANY REASON WHATSOEVER, BE EFFECTIVELY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS THEN IN EFFECT, THE COLLATERAL AGENT MAY BUT WITHOUT ANY OBLIGATION, IN ITS SOLE AND ABSOLUTE DISCRETION, SELL SUCH PLEDGED SECURITIES OR PART THEREOF BY PRIVATE SALE IN SUCH MANNER AND UNDER SUCH CIRCUMSTANCES AS THE COLLATERAL AGENT MAY DEEM REASONABLY NECESSARY OR ADVISABLE IN ORDER THAT SUCH SALE MAY LEGALLY BE EFFECTED WITHOUT SUCH REGISTRATION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN ANY SUCH EVENT THE COLLATERAL AGENT, IN ITS COMMERCIALLY REASONABLE DISCRETION, (I) MAY PROCEED TO MAKE SUCH PRIVATE SALE NOTWITHSTANDING THAT A REGISTRATION STATEMENT FOR THE PURPOSE OF REGISTERING SUCH PLEDGED SECURITIES OR PART THEREOF SHALL HAVE BEEN FILED UNDER SUCH SECURITIES ACT, (II) MAY APPROACH AND NEGOTIATE WITH A SINGLE POSSIBLE PURCHASER TO EFFECT SUCH SALE AND (III) MAY RESTRICT SUCH SALE TO A PURCHASER WHO WILL REPRESENT AND AGREE THAT SUCH PURCHASER IS PURCHASING FOR ITS OWN ACCOUNT, FOR INVESTMENT, AND NOT WITH A VIEW TO THE DISTRIBUTION OR SALE OF SUCH PLEDGED SECURITIES OR PART THEREOF. IN THE EVENT OF ANY SUCH SALE, THE COLLATERAL AGENT SHALL INCUR NO RESPONSIBILITY OR LIABILITY FOR SELLING ALL OR ANY PART OF THE PLEDGED SECURITIES AT A PRICE WHICH THE COLLATERAL AGENT, IN ITS COMMERCIALLY REASONABLE DISCRETION, IN GOOD FAITH DEEMS REASONABLE UNDER THE CIRCUMSTANCES, NOTWITHSTANDING THE POSSIBILITY THAT A SUBSTANTIALLY HIGHER PRICE MIGHT BE REALIZED IF THE SALE WERE DEFERRED UNTIL AFTER REGISTRATION AS AFORESAID.

          ARTICLE FORTY TERMINATION; RELEASE. 4. ON THE TERMINATION DATE, THIS AGREEMENT AND THE SECURITY INTEREST CREATED HEREBY SHALL TERMINATE, AND THE COLLATERAL AGENT SHALL, AT THE REQUEST AND EXPENSE OF THE PLEDGORS, EXECUTE AND DELIVER TO THE PLEDGORS AS PROMPTLY THEREAFTER AS REASONABLY PRACTICABLE A PROPER INSTRUMENT OR INSTRUMENTS PROVIDED TO IT ACKNOWLEDGING THE SATISFACTION AND TERMINATION OF THIS AGREEMENT, AND WILL DULY ASSIGN, TRANSFER AND DELIVER TO THE PLEDGORS (WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY OTHER THAN A REPRESENTATION THAT THE COLLATERAL AGENT HAS NOT GRANTED ANY LIEN ON OR SECURITY INTEREST IN THE COLLATERAL) SUCH OF THE COLLATERAL AS MAY BE IN THE POSSESSION OF THE COLLATERAL AGENT OR ANY OF ITS SUB-AGENTS AND HAS NOT THERETOFORE BEEN SOLD OR OTHERWISE APPLIED OR RELEASED PURSUANT TO THIS AGREEMENT, TOGETHER WITH ANY PROCEEDS OF COLLATERAL AT THE TIME HELD BY THE COLLATERAL AGENT OR ANY OF ITS SUB-AGENTS HEREUNDER.

          3. Notwithstanding anything to the contrary contained above, upon the presentment of satisfactory evidence to the Collateral Agent in its sole discretion that all obligations evidenced by any Pledged Note have been repaid or otherwise satisfied or forgiven in full, and that any payments received by the applicable Pledgor were permitted to be received by such Pledgor pursuant to Section 6 hereof, the Collateral Agent shall, upon the request and at the expense of such Pledgor, duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty other than a representation that the Collateral Agent has not granted any lien on or security interest in such Pledged Note) such Pledged Note if same is then in the possession of the Collateral Agent or any of its sub-agents and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

          4. In the event that any part of the Collateral is sold in connection with a sale permitted by Section 4.16 of the Indenture or released in accordance with Section 11.05 of the Indenture and the proceeds of such sale or sales or from such release are applied in accordance with, and to the extent required by, the Indenture, to the extent required to be so applied, the Collateral Agent, at the request and expense of the Pledgors, will duly assign, transfer and deliver to the applicable Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent or any of its sub-agents and has not theretofore been released pursuant to this Agreement.

          5. At any time that any Pledgor desires that Collateral be released as provided in the foregoing subsection (a), (b) or (c), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer stating that the release of the respective Collateral is permitted pursuant to such subsection (a), (b) or (c).

          6. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

     ARTICLE FORTY-ONE NOTICES, ETC. ALL NOTICES AND COMMUNICATIONS HEREUNDER SHALL BE TELECOPIED OR DELIVERED BY MESSENGER OR OVERNIGHT COURIER SERVICE AND ALL SUCH NOTICES AND COMMUNICATIONS SHALL, WHEN MAILED, TELEGRAPHED, TELEXED, TELECOPIED, OR CABLED OR SENT BY OVERNIGHT COURIER, BE EFFECTIVE WHEN DELIVERED TO THE TELEGRAPH COMPANY, CABLE COMPANY OR OVERNIGHT COURIER, AS THE CASE MAY BE, OR SENT BY TELEX OR TELECOPIER AND WHEN MAILED SHALL BE EFFECTIVE THREE BUSINESS DAYS FOLLOWING DEPOSIT IN THE MAIL WITH PROPER POSTAGE, EXCEPT THAT NOTICES AND COMMUNICATIONS TO THE COLLATERAL AGENT SHALL NOT BE EFFECTIVE UNTIL RECEIVED BY THE COLLATERAL AGENT. ALL NOTICES AND OTHER COMMUNICATIONS SHALL BE IN WRITING AND ADDRESSED AS FOLLOWS:

(a)	if to any Pledgor, at:

Coinmach Service Corp. 303 Sunnyside Boulevard Plainview, New York 11803 Attention: Robert M. Doyle

with a copy to:

Coinmach Corporation 521 East Morehead Street Charlotte, North Carolina 28202 Attention: Stephen R. Kerrigan

with a copy to:

Mayer, Brown, Rowe & Maw LLP 1675 Broadway New York, New York 10019 Attention: Ronald S. Brody

(b)	if to the Collateral Agent, at:

The Bank of New York 101 Barclay Street Floor 8W New York, New York 10286 Attention: Corporate Trust Administration

or at such other address as shall have been furnished in writing by any Person described above to and received by the party required to give notice hereunder.

          TWO-ARTICLE FORTY WAIVER; AMENDMENT. NONE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT MAY BE CHANGED, WAIVED, MODIFIED OR VARIED IN ANY MANNER WHATSOEVER EXCEPT IN ACCORDANCE WITH ARTICLE NINE OF THE INDENTURE.

          THREE-ARTICLE FORTY MISCELLANEOUS. THIS AGREEMENT SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND SHALL INURE TO THE BENEFIT OF AND BE ENFORCEABLE BY EACH OF THE PARTIES HERETO AND ITS SUCCESSORS AND ASSIGNS. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE HEADINGS IN THIS AGREEMENT ARE FOR PURPOSES OF REFERENCE ONLY AND SHALL NOT LIMIT OR DEFINE THE MEANING HEREOF. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE AN ORIGINAL, BUT ALL OF WHICH SHALL CONSTITUTE ONE INSTRUMENT. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT SHALL PROVE TO BE INVALID OR UNENFORCEABLE, SUCH PROVISION SHALL BE DEEMED TO BE SEVERABLE FROM THE OTHER PROVISIONS OF THIS AGREEMENT, WHICH SHALL REMAIN BINDING ON ALL PARTIES HERETO.

     FOUR-ARTICLE FORTY RECOURSE. THIS AGREEMENT IS MADE WITH FULL RECOURSE TO EACH PLEDGOR AND PURSUANT TO AND UPON ALL THE

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS ON THE PART OF SUCH PLEDGOR CONTAINED HEREIN OR IN THE INDENTURE, AND OTHERWISE IN WRITING IN CONNECTION HEREWITH OR THEREWITH.

          FIVE-ARTICLE FORTY THE COLLATERAL AGENT. 5. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. In connection with its appointment and acting hereunder, the Collateral Agent shall be entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

          7. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

          8. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or wilful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgors to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

          9. The Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

     SIX-ARTICLE FORTY INTERCREDITOR AGREEMENT.

     (a) The Liens granted hereunder in favor of the Collateral Agent for the benefit of the Secured Creditors in respect of the Shared Collateral and the exercise of any right or remedy related thereto hereunder shall be subject, in each case, to the terms of the Intercreditor Agreement.

     (b) In the event of any conflict between the terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern.

     (c) Notwithstanding anything to the contrary herein, any provision hereof that requires any Pledgor to (i) deliver any Shared Collateral to the Collateral Agent or (ii) provide that the Collateral Agent have control over such Shared Collateral may be satisfied by (A) the delivery of such Shared Collateral by such Pledgor to the Credit Agreement Collateral Agent for the benefit of the Lenders and the Collateral Agent for the benefit of the Secured Creditors pursuant to Section 5.4 of the Intercreditor Agreement and (B) providing that the Credit Agreement Collateral Agent be provided with control with respect to such Shared Collateral of such Pledgor for the benefit of the Lenders and the Collateral Agent for the benefit of Secured Creditors pursuant to Section 5.4 of the Intercreditor Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

COINMACH SERVICE CORP.,
as the Company and Pledgor

By:

Name:
Title:

COINMACH LAUNDRY CORPORATION,
as Guarantor and Pledgor

By:

Name:
Title:

THE BANK OF NEW YORK, as Collateral Agent

By:

Name:
Title:

SCHEDULE A

PLEDGOR: COINMACH SERVICE CORP.

Part I. Pledged Stock

Percentage of
Class of
Name of		Number		Capital Stock
Issuing Corporation	Type of Shares	of Shares	Certificate No(s).	of Issuer

Part II. Pledged Interests

Percentage of all
Outstanding
Name of Issuing			Interests
Non-Corporate Entity	Type of Interest	Certificate No(s).	of Issuer
None.

Part III. Pledged Notes

Name of	Principal	Date of		Maturity
Issuer	Amount	Issuance	Interest Rate	Date

PLEDGOR: COINMACH LAUNDRY CORPORATION

Part I. Pledged Stock

Percentage of
Class of
Name of		Number	Certificate	Capital Stock
Issuing Corporation	Type of Shares	of Shares	No(s).	of Issuer

Part II. Pledged Interests

Percentage of all
Outstanding
Name of Issuing		Certificate	Interests
Non-Corporate Entity	Type of Interest	No(s).	of Issuer
None.

Part III. Pledged Notes

Name of	Principal	Date of		Maturity
Issuer	Amount	Issuance	Interest Rate	Date
None.

* NOTE: A SEPARATE SHEET SHOULD BE USED FOR EACH PLEDGOR.

SCHEDULE B

Organizational
Pledgor’s	Type of	Jurisdiction of	Identification	Chief Executive	Principal Place
Exact Name	Organization	Organization	Number	Office	of Business

EXHIBIT 1

PLEDGE AMENDMENT

          This Pledge Amendment, dated ___, is delivered pursuant to Section 3.2 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the PLEDGE AGREEMENT, dated as of November 24, 2004, among the undersigned, certain other parties identified therein and The Bank of New York, as Collateral Agent (the “Agreement”; capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement) and that the Pledged Securities listed on this Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Obligations.

,

as Pledgor

By:

Name: Title:

Part I. Pledged Stock

Percentage of
Class of
Name of		Number	Certificate	Capital Stock
Issuing Corporation	Type of Shares	of Shares	No(s).	of Issuer

Part II. Pledged Interests

Percentage of all
Outstanding
Name of Issuing			Interests
Non-Corporate Entity	Type of Interest	Certificate No(s).	of Issuer

Part III. Pledged Notes

Name of	Principal	Date of		Maturity
Issuer	Amount	Issuance	Interest Rate	Date

EXHIBIT 2

FORM OF ISSUER ACKNOWLEDGMENT

          The undersigned hereby (i) acknowledges receipt of a copy of the PLEDGE AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used herein but not defined herein have the meanings given such terms in the Agreement), dated as of November 24, 2004, among COINMACH SERVICE CORP., COIMACH LAUNDRY CORPORATION and THE BANK OF NEW YORK, as collateral agent (in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted and confirmed under the Agreement in [DESCRIBE SECURITIES] (the “Uncertificated Securities”), (iii) agrees that it will comply with the instructions of the Collateral Agent with respect to the Uncertificated Securities and all proceeds and other interests related thereto constituting Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any Person in the Uncertificated Securities or any related Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Agreement in connection with the registration of the Uncertificated Securities thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[NAME OF ISSUER]
By:
Name:
Title:

EXHIBIT J

FORM OF

INTERCREDITOR AGREEMENT

          This INTERCREDITOR AGREEMENT is dated as of ___, and entered into by and among COINMACH LAUNDRY CORPORATION, a Delaware corporation (the “Guarantor”), DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as the collateral agent for the First Lien Creditors (including its successors and assigns from time to time, the “First Lien Collateral Agent”) and THE BANK OF NEW YORK, in its capacity as collateral agent for the Noteholders (including its successors and assigns from time to time, the “Second Lien Collateral Agent”). Capitalized terms used herein shall have the meanings set forth in Section 1 below; provided that capitalized terms defined in the Credit Agreement used (but not otherwise defined) herein shall have the meanings ascribed to them in the Credit Agreement as in effect on the date hereof.

W I T N E S S E T H:

          WHEREAS, Borrower, the Guarantor, the subsidiary guarantors from time to time party thereto, the various financial institutions from time to time party thereto, the First Lien Collateral Agent, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc. (f/k/a Deutsche Banc Alex. Brown Inc.), as Lead Arranger and Book Manager, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC (f/k/a First Union Securities, Inc.) as Syndication Agents and Credit Lyonnais New York Branch, as Documentation Agent, are parties to the Credit Agreement, dated as of January 25, 2002 (as further amended, supplemented, amended and restated or otherwise modified from time to time (including pursuant to the Limited Waiver and Amendment No. 1 and Agreement dated as of November 15, 2004 (the “First Amendment”)) the “Credit Agreement”);

          WHEREAS, CSC, the Guarantor, the other guarantors from time to time party thereto and the Second Lien Collateral Agent, as collateral agent and trustee, entered into an Indenture, dated as of November 24, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Indenture”), governing the rights and duties of CSC under its 11% Senior Secured Notes due 2024 in an aggregate principal amount on the date thereof of $132,556,665 (together with any such notes subsequently issued not in violation of the Indenture, the “Senior Secured Notes”);

          WHEREAS, the obligations of Borrower under the Credit Agreement and any Interest Rate Protection Agreements or Other Hedging Agreements entered into with a counterparty who was a Secured Party (or affiliate thereof) at the time such Interest Rate Protection Agreement or Other Hedging Agreement was entered into will be secured by, among other things, a first priority security interest in the Common Collateral pursuant to the terms of the Holdings Pledge Agreement;

          WHEREAS, the obligations of the Guarantor under the Indenture will be secured by, among other things, a second priority security interest in the Common Collateral pursuant to the terms of the Noteholder Collateral Documents and this Agreement;

          WHEREAS, the Holdings Pledge Agreement, the Indenture and the Noteholder Collateral Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Common Collateral (including the Pledged Collateral) owned by the Guarantor; and

          WHEREAS, it is a condition precedent to the effectiveness of the First Amendment that the parties hereto enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

     SEVEN-ARTICLE FORTY DEFINITIONS. AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS SHALL HAVE THE FOLLOWING MEANINGS (SUCH MEANINGS TO BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND THE PLURAL FORM OF THE TERMS INDICATED):

     “Agreement” means this Intercreditor Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with the terms hereof.

     “Borrower” means Coinmach Corporation, a Delaware corporation.

     “Common Collateral” means the Collateral, as such term is defined in the Holdings Pledge Agreement.

     “Comparable Noteholder Collateral Document” means, in relation to any Common Collateral subject to any Security Document, that Noteholder Collateral Document which creates a security interest in the same Common Collateral, granted by the Guarantor.

     “Credit Agreement” is defined in the first recital; provided that (i) the term Credit Agreement shall (x) also include any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original collateral agent and lenders or another collateral agent or agents or other lenders, whether provided under the original Credit Agreement or any other credit or other agreement or indenture and whether entered into concurrently with or subsequent to the termination of the prior Credit Agreement); provided that any such renewal, extension, refunding, restructuring, replacement or refinancing does not increase the principal amount thereof beyond in violation of the restrictions in the Indenture and (y) exclude the Senior Secured Notes and other Noteholder Documents and (ii) if at any time a Discharge of Lender Claims occurs with re-

spect to the Credit Agreement (without giving effect to Section 5.5), then, to the extent provided in Section 5.5, the term “Credit Agreement” shall mean the Future First-Lien Credit Facility designated by Borrower in accordance with the terms of such section.

     “CSC” means Coinmach Service Corp., a Delaware corporation.

     “DIP Financing” is defined in Section 6.1.

     “Discharge of Lender Claims” means, except to the extent otherwise provided in Sections 5.5 and 6.5, the payment in full in cash of all Obligations, the expiration, termination or cash collateralization of all Letters of Credit, pursuant (for purposes of cash collateralization) to the terms thereof and the Credit Agreement, the termination of all commitments to extend credit under the Credit Agreement and the payment in full in cash of all other Lender Claims (other than Obligations for indemnification in respect of which no claim or demand for payment has been made and no notice for indemnification has been issued by the indemnitee at such time), as may be evidenced by a “pay-off” letter signed by an agent for the Lenders under the Credit Agreement.

     “Disposition” is defined in Section 5.1(a)(i).

     “First Amendment” is defined in the first recital.

     “First Lien Collateral Agent” means, in addition to the First Lien Collateral Agent as defined in the preamble, the then acting agent for the First Lien Creditors under the Loan Documents and any successor or assign thereto exercising substantially the same rights and powers.

     “First Lien Creditors” shall mean the “Secured Creditors” (as defined in the Credit Agreement) and any other Persons holding Lender Claims, including the First Lien Collateral Agent.

     “Future First-Lien Credit Facility” shall mean the Credit Agreement and any Credit Agreement (as defined in the Indenture) that is designated by Borrower as a “First-Lien Credit Facility” for purposes of the Indenture; provided that the First Lien Creditors under any Credit Agreement then in effect have consented to such designation.

     “Guarantor” is defined in the preamble.

     “Holdings Pledge Agreement” is defined in the Credit Agreement, provided that the term “Holdings Pledge Agreement” shall include any amendment (including Amendment No. 1 thereto dated as of the date hereof), amendment and restatement, supplement or other modification thereto and any other document or instrument evidencing the Guarantor’s pledge of Common Collateral under any Future First-Lien Credit Facility as any such document or instrument may from time to time be amended, supplemented, amended and restated or otherwise modified in a manner not inconsistent with this Agreement.

     “Indenture” is defined in the second recital.

     “Insolvency or Liquidation Proceeding” means with respect to any Person (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to such Person or any of its subsidiaries as a debtor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or any of its subsidiaries as a debtor or with respect to any substantial part of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of such Person or any of its subsidiaries whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person or any of its subsidiaries.

     “Lender Claims” means all Obligations outstanding under one or more of the Loan Documents. Lender Claims shall include all interest accrued or accruing (or which would, absent the commencement of an Insolvency or Liquidation Proceeding, accrue) after the commencement of an Insolvency or Liquidation Proceeding in accordance with and at the rate specified in the Credit Agreement whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding. To the extent any payment with respect to the Lender Claims (whether by or on behalf of any Obligor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

     “Lender Collateral” means any of the assets of the Obligors, whether real, personal or mixed, on which the First Lien Creditors or any of them now or hereafter holds a Lien as security for any Lender Claim (regardless of the effect of the application of any laws relating to fraudulent transfers or conveyances).

     “Lender Liens” means Liens on Common Collateral or Lender Collateral in favor of the First Lien Collateral Agent on behalf of the First Lien Creditors created as collateral security for the Lender Claims.

     “Loan Documents” means the Credit Agreement, the Credit Documents, and all documents and instruments evidencing any obligation under any Future First-Lien Credit Facility, and any other related document or instrument executed or delivered pursuant to any Loan Document or Future First-Lien Credit Facility at any time or otherwise evidencing Lender Claims, as any such document or instrument from time to time may be amended, supplemented, amended and restated or otherwise modified from time to time; provided that any such modification does not increase the principal amount thereof beyond the limit set forth in the Indenture.

     “Noteholder Claims” means all indebtedness, obligations and other liabilities (contingent or otherwise) arising under or with respect to the Noteholder Documents or any of them.

     “Noteholder Collateral” means any assets of CSC and its subsidiaries other than Borrower and its subsidiaries, whether real, personal or mixed, on which the Noteholders or any of them now or hereafter holds a Lien as security for any Noteholder Claim (regardless of the effect of the application of any laws relating to fraudulent transfers or conveyances).

     “Noteholder Collateral Documents” means, collectively, the Noteholder Security Agreements, and any document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise pursuant to which a Lien is granted by an obligor under the Indenture to secure the Noteholder Claims or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     “Noteholder Documents” means, collectively, the Indenture, the Senior Secured Notes, the Noteholder Collateral Documents and any other related document or instrument executed and delivered pursuant to any Noteholder Document at any time or otherwise evidencing any Noteholder Claims, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     “Noteholders” means the Persons holding Noteholder Claims, including the trustee under the Indenture and the Second Lien Collateral Agent, in each case, in their capacity as such.

     “Noteholder Security Agreements” means (i) the Security Agreement, dated as of November 24, 2004 among CSC, the Guarantor and the Second Lien Collateral Agent, as collateral agent and (ii) the Pledge Agreement dated as of November 24, 2004 among CSC, the Guarantor and the Second Lien Collateral Agent, as collateral agent, in each case as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     “Obligors” means Borrower, the Guarantor and each of the Subsidiary Guarantors.

     “Pledged Collateral” means the certificated securities constituting Common Collateral in the possession or under the control (as defined in Section 8-106 of the UCC) of the First Lien Collateral Agent (or its agents or bailees) in which a security interest is perfected by such possession or control.

     “Recovery” shall have the meaning set forth in Section 6.5 hereof.

     “Required Lenders” shall mean, with respect to any amendment or modification of the Credit Agreement or Future First-Lien Facility, or any termination or waiver of any provision of the Credit Agreement or Future First-Lien Facility, or any consent or departure by Borrower therefrom, those First Lien Creditors, the approval of which is required by the Credit Agreement or such Future First-Lien Facility, as the case may be, to approve such amendment or modification, termination or waiver or consent or departure.

     “Second Lien Collateral Agent” shall include, in addition to the Second Lien Collateral Agent defined in the preamble, the then acting collateral agent under the Indenture and any successor thereto exercising substantially the same rights and powers.

     “Senior Secured Notes” is defined in the second recital.

     EIGHT-ARTICLE FORTY LIEN PRIORITIES.

     SECTION 48.01. Priority. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to the Second Lien Collateral Agent for the benefit of the Noteholders or to the Noteholders on the Common Collateral or of any Liens granted to the First Lien Creditors on the Common Collateral and notwithstanding any provision of the UCC, or any applicable law, the avoidance or setting aside of any Lien granted to the First Lien Creditors on the Common Collateral, or the Noteholder Documents or the Loan Documents or any other circumstance whatsoever, the Second Lien Collateral Agent, on behalf of itself and the Noteholders, hereby agrees that: (i) any Lien on the Common Collateral securing the Lender Claims now or hereafter held by the First Lien Collateral Agent or the First Lien Creditors shall be first in priority to any Lien on the Common Collateral securing the Noteholder Claims and (ii) any Lien on the Common Collateral now or hereafter held by the Second Lien Collateral Agent or the Noteholders regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be second in priority in all respects to all Liens on the Common Collateral securing the Lender Claims. All Liens on the Common Collateral securing the Lender Claims shall be and remain first in priority to all Liens on the Common Collateral securing the Noteholder Claims for all purposes, whether or not such Lender Liens are subordinated to any Lien securing any other obligation of the Guarantor or any of its subsidiaries.

     SECTION 48.02. Prohibition on Contesting Liens. Each of the Second Lien Collateral Agent, for itself and on behalf of each Noteholder, and the First Lien Collateral Agent, for itself and on behalf of each other First Lien Creditor, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding with respect to CSC or any of its subsidiaries), the priority, validity or enforceability of a Lien held by the First Lien Creditors on the Lender Collateral or by the Noteholders on the Common Collateral, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Collateral Agent or any of the First Lien Creditors to enforce this Agreement, including the priority of the Liens securing the Lender Claims as provided in Sections 2.1 and 3.1 of this Agreement.

     SECTION 48.03. No New Liens. So long as the Discharge of Lender Claims has not occurred, (a) the parties hereto agree that (i) neither the Second Lien Collateral Agent nor any Noteholder shall acquire any security interest in or shall have any interest in (including following avoidance of any Lender Liens) any property, real or otherwise (other than the Common Collateral), of any of Borrower or any of its subsidiaries or any proceeds thereof and (ii) after the date hereof, if the Second Lien Collateral Agent on behalf of the Noteholders, shall hold (to its actual knowledge), any Lien on any assets of Borrower or any of its subsidiaries securing the Noteholder Claims that are not also subject to the prior Lien of the First Lien Creditors under the Loan Documents, the Second Lien Collateral Agent will notify the First Lien Collateral Agent in writing and, upon demand by the First Lien Collateral Agent, shall either release such Lien or assign it to the First Lien Creditors as security for the Lender Claims (unless the applicable Obligor shall promptly grant a similar Lien on such assets in favor of the First Lien Creditors and such Lien shall be prior to the Lien of the Second Lien Collateral Agent on such assets) and (b) each of Borrower and its subsidiaries agrees it will not grant, and the Guarantor agrees it will not permit its Subsidiaries to grant, any Lien on any of its assets in favor of the Second Lien Collateral Agent or the Noteholders unless Borrower or such subsidiary has granted a similar perfected prior Lien on such assets in favor of the First Lien Creditors.

     NINE-ARTICLE FORTY ENFORCEMENT.

     SECTION 49.01. Exercise of Remedies.

     (a) So long as the Discharge of Lender Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against CSC or any of its subsidiaries, (i) the Second Lien Collateral Agent and the Noteholders will not exercise or seek to exercise any rights or remedies (including by way of setoff) with respect to any Common Collateral, institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure, or contest, protest or object to any foreclosure proceeding or action brought by the First Lien Collateral Agent or any other First Lien Creditor, or any other exercise by any such party of any rights and remedies relating to the Common Collateral under the Credit Documents or otherwise, or object to the forbearance by the First Lien Collateral Agent or the First Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral and (ii) the First Lien Collateral Agent and the other First Lien Creditors shall have the exclusive right to enforce rights, exercise remedies (including by way of setoff and the right to credit bid their debt), refrain from enforcing or exercising remedies, and make determinations regarding release, disposition, or restrictions with respect to the Common Collateral without any consultation with or the consent of the Second Lien Collateral Agent or any Noteholder, all as if the Lien of the Second Lien Collateral Agent for the benefit of the Noteholders on the Common Collateral under the Noteholder Collateral Documents did not exist; provided that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Guarantor, the Second Lien Collateral Agent or any Noteholder may file a claim or statement of interest with respect to the Noteholder Claims, (B) the Second Lien Collateral Agent or any Noteholder may take any action not adverse to the Liens on the Common Collateral securing the Lender Claims in order to establish, preserve, perfect or protect its rights in the Common Collateral, (C) the Second Lien Collateral Agent or any Noteholder shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Guarantor arising under either the Bankruptcy Code or applicable non-bankruptcy law, in each case not otherwise in contravention of the terms of this Agreement and (D) the Second Lien Collateral Agent or any Noteholder shall be entitled to file any proof of claim and other filings and make any arguments and motions in order to preserve or protect its Lien on the Common Collateral that are, in each case, not otherwise in contravention of the terms of this Agreement, with respect to the Indenture and the Common Collateral. In exercising rights and remedies with respect to the Common Collateral, the First Lien Collateral Agent or any other First Lien Creditors may enforce the provisions of the Loan Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by the First Lien Collateral Agent and the other First Lien Creditors to sell or otherwise dispose of Common Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction.

     (b) The Second Lien Collateral Agent, for itself and on behalf of the Noteholders, agrees that neither the Second Lien Collateral Agent nor the Noteholders will take any action that would hinder or cause to delay any exercise of remedies undertaken by the First Lien Collateral Agent or any other First Lien Creditor under the Loan Documents as secured parties in respect of any Common Collateral, including any sale, lease, exchange, transfer or other disposition of the Common Collateral, whether by foreclosure or otherwise. The Second Lien Collateral Agent, for itself and on behalf of the Noteholders, hereby waives any and all rights it or the Noteholders may have as a junior lien creditor or otherwise (whether arising under the UCC or any other law) to object to the manner in which the First Lien Collateral Agent or the other First Lien Creditors seek to enforce the Liens granted on any of the Lender Collateral.

     (c) The Second Lien Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Noteholder Documents shall restrict in any way the rights and remedies of the First Lien Collateral Agent or the First Lien Creditors with respect to the Common Collateral as set forth in this Agreement and the Loan Documents.

     SECTION 49.02. Cooperation. Subject to the proviso in clause (a)(ii) of Section 3.1, the Second Lien Collateral Agent, on behalf of itself and the Noteholders, agrees that, unless and until the Discharge of Lender Claims has occurred, it will not commence, or join with any Person (other than the First Lien Creditors upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it under any of the Noteholder Documents with respect to the Common Collateral.

     ARTICLE FIFTY PAYMENTS.

     SECTION 50.01. Application of Proceeds. So long as the Discharge of Lender Claims has not occurred, the cash proceeds of Common Collateral received in connection with the sale, transfer or other disposition of such Common Collateral upon the exercise of remedies shall be applied by the First Lien Collateral Agent to the Lender Claims in such order as specified in the Credit Agreement until the Discharge of Lender Claims has occurred. Upon the Discharge of Lender Claims, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent (for turnover to the trustee under the Indenture for application in such order as specified in the Indenture and the other applicable Noteholder Documents) any proceeds of Common Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.

     SECTION 50.02. The Second Lien Collateral Agent, on behalf of itself and the Noteholders, agrees that it will not, in connection with the exercise of any right or remedy (including by way of setoff) with respect to any Common Collateral, take or receive any Common Collateral or any proceeds of Common Collateral unless and until the Discharge of Lender Claims has occurred. In the event any Common Collateral or proceeds thereof are received by the Second Lien Collateral Agent in violation of this Agreement, such Common Collateral and/or proceeds shall be segregated and held in trust for the benefit of the First Lien Creditors in the same form as received, and shall not be applied to the satisfaction of any Noteholder Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Lender Claims has occurred, except as expressly provided in the proviso in clause (a)(ii) of Section 3.1, the sole right of the Second Lien Collateral Agent and the Noteholders as secured parties with respect to the Common Collateral is to hold a perfected Lien on the Common Collateral pursuant to the Noteholder Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Lender Claims has occurred.

     SECTION 50.03. Each Obligor agrees that it will not, in connection with the exercise of any right or remedy with respect to any Common Collateral by the Second Lien Collateral Agent or the Noteholders, transfer, deliver or pay, as applicable, to the Second Lien Collateral Agent or any Noteholder any Common Collateral or any proceeds of Common Collateral unless and until the Discharge of Lender Claims has occurred.

     ONE-ARTICLE FIFTY OTHER AGREEMENTS.

     SECTION 51.01. Releases.

     (a) If, in connection with:

     (i) the exercise of any of the First Lien Collateral Agent’s remedies in respect of Common Collateral provided for in Section 3.1, including any sale, lease, exchange, transfer or other disposition (collectively, a “Disposition”) of any such Common Collateral; or

     (ii) a Disposition of any Common Collateral permitted under the terms of the Credit Documents (whether or not an event of default thereunder, and as defined therein, has occurred and is occurring), the First Lien Collateral Agent, for itself and on behalf of any of the First Lien Creditors, releases any of its Liens on any part of the Common Collateral, in each case other than in connection with a Disposition under clause (ii) above only, if such Disposition would result in an event of default under the Noteholder Documents, then the Liens, if any, of the Second Lien Collateral Agent, for itself or for the benefit of the Noteholders, on such Common Collateral shall be automatically, unconditionally and simultaneously released and the Second Lien Collateral Agent, for itself or on behalf of any such Noteholder, promptly shall execute and deliver to the First Lien Collateral Agent such termination statements, releases and other documents as the First Lien Collateral Agent may request and provide to it to effectively confirm such release.

     (b) The Second Lien Collateral Agent, on behalf of the Noteholders, shall promptly, at the request of the First Lien Collateral Agent or any officer or agent of the First Lien Collateral Agent, from time to time in the First Lien Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, take any and all appropriate action and to execute any and all releases, documents and instruments provided to it by the First Lien Collateral Agent which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments of transfer or release.

     SECTION 51.02. Insurance. Unless and until the Discharge of Lender Claims has occurred, the First Lien Collateral Agent and the other First Lien Creditors shall have the sole and exclusive right, subject to the rights of the Obligors under the Loan Documents, to adjust settlement for any insurance policy covering the Common Collateral in the event of any loss thereunder. Unless and until the Discharge of Lender Claims has occurred (and whether or not the Revolving Loan Maturity Date has occurred), all proceeds of any such policy and any such award if in respect of the Common Collateral shall be paid to the First Lien Collateral Agent for the benefit of the First Lien Creditors to the extent required under the Credit Agreement and thereafter to the Second Lien Collateral Agent for the benefit of the Noteholders to the extent required under the applicable Noteholder Documents and then to the owner of the subject property or as a court of competent jurisdiction may otherwise direct.

     SECTION 51.03. Amendments to Noteholder Collateral Documents.

     (a) Unless and until the Discharge of Lender Claims has occurred, without the prior written consent of the First Lien Collateral Agent and the Required Lenders, no Noteholder Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Noteholder Collateral Document, would be inconsistent in any material respect with any of the terms of this Agreement or the Loan Documents. The Second Lien Collateral Agent agrees that each Noteholder Collateral Document related to the Common Collateral shall include substantially the following language:

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder are subject to the provisions of the Intercreditor Agreement, dated as of November 24, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Intercreditor Agreement”), among Deutsche Bank Trust Company Americas, as First Lien Collateral Agent, The Bank of New York as Second Lien Collateral Agent, and Coinmach Laundry Corporation. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern.”

     (b) In the event the First Lien Collateral Agent enters into any amendment, waiver or consent in respect of any of the Security Documents related to the Common Collateral for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Security Document or changing in any manner the rights of the First Lien Collateral Agent, the First Lien Creditors or the Guarantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Noteholder Collateral Document without the consent of the Second Lien Collateral Agent or the Noteholders and without any action by the Second Lien Collateral Agent, CSC or any of its subsidiaries; provided that (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of the Noteholder Collateral Documents, except to the extent that a release of such Lien is permitted by Section 5.1, (B) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Lien Collateral Agent and the Noteholders (and not the holders of the Lender Liens in a like or similar manner) shall not apply to the Noteholder Collateral Documents without the consent of the Second Lien Collateral Agent (acting at the direction of the holders of the requsite aggregate principal amount of the applicable Noteholder Claims, determined in accordance with the Indenture) and (C) notice of such amendment, waiver or consent shall have been given to the Second Lien Collateral Agent; provided, further, that (x) nothing contained in this clause (b) shall impair the rights of the First Lien Collateral Agent and the holders of Lender Claims, or the obligations and agreements of the Second Lien Collateral Agent and Noteholders, under Sections 3 and 5.1 hereof and (y) the Security Documents and Noteholder Collateral Documents may, without the consent of the Second Lien Collateral Agent or the Noteholders, be amended or modified pursuant to this Section 5.3(b) to secure additional extensions of credit and add additional First Lien Creditors as long as such amendments or modifications do not violate the express provisions of the Indenture.

     SECTION 51.04. Bailee for Perfection.

     (a) Solely for the purpose of perfecting the security interest granted in the Pledged Collateral pursuant to the Noteholder Collateral Documents, and subject to the terms and conditions of this Section 5.4, the First Lien Collateral Agent agrees to hold and acknowledges that it holds the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as bailee for the Second Lien Collateral Agent and any assignee.

     (b) The rights of the Second Lien Collateral Agent shall at all times be subject to the terms of this Agreement and to the First Lien Collateral Agent’s rights under the Credit Documents.

     (c) The First Lien Collateral Agent shall have no obligation whatsoever to the Second Lien Collateral Agent or any Noteholder to assure that the Pledged Collateral is genuine or owned by the Guarantor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of the First Lien Collateral Agent under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee for the Second Lien Collateral Agent for purposes of perfecting the Lien held by the Second Lien Collateral Agent.

     (d) Neither the First Lien Collateral Agent nor the Second Lien Collateral Agent shall have, by reason of the Noteholder Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other. The First Lien Collateral Agent shall not have, by reason of the Noteholder Collateral Documents or this Agreement or any other document, a fiduciary relationship in respect of any Noteholder. The Second Lien Collateral Agent shall not have, by reason of the Noteholder Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the Lenders, in their capacity as such.

     (e) Upon the Discharge of Lender Claims, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent, at the sole cost and expense of the Guarantor, the Pledged Collateral in its possession or control together with any necessary endorsements (or oth-

erwise allow the Second Lien Collateral Agent to obtain possession or control of such Pledged Collateral) to the extent required by the Noteholder Documents or as a court of competent jurisdiction may otherwise direct.

     SECTION 51.05. When Discharge of Lender Claims Deemed to Not Have Occurred. If at any time after the Discharge of Lender Claims has occurred Borrower designates any Future First-Lien Credit Facility to be the “Credit Agreement” hereunder, then such Discharge of Lender Claims shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Lender Claims), and such Future First-Lien Credit Facility shall automatically be treated as the Credit Agreement for all purposes of this Agreement, including without limitation for purposes of the Lien priorities and rights in respect of Common Collateral set forth herein. Upon receipt of notice of such designation (including the identity of the new First Lien Collateral Agent), the Second Lien Collateral Agent shall promptly deliver at the Guarantor’s sole cost to the First Lien Collateral Agent the Pledged Collateral in its possession or control, together with any necessary endorsements (or otherwise allow such First Lien Collateral Agent to obtain possession or control of such Pledged Collateral). If the Obligations under a Future First-Lien Credit Facility are secured by the Common Collateral that do not also secure the Noteholder Claims, then the Noteholder Claims shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Noteholder Collateral Documents.

     SECTION 51.06. Rights as Unsecured Creditors. Except as otherwise set forth in Section 2.1, the Second Lien Collateral Agent and the Noteholders may exercise rights and remedies as unsecured creditors against CSC or any subsidiary of CSC in accordance with the terms of the Noteholder Documents and applicable law. Except as otherwise set forth in Section 2.1 of this Agreement, but subject to the terms of the Loan Documents, nothing in this Agreement shall prohibit the receipt by the Second Lien Collateral Agent or any Noteholder of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Collateral Agent or any Noteholder of rights or remedies as a secured creditor (including setoff) or enforcement in contravention of this Agreement of any Lien with respect to the Common Collateral held by any of them and such receipt is not proceeds of any Lender Collateral. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First Lien Collateral Agent or the First Lien Creditors may have with respect to the Lender Collateral.

     TWO-ARTICLE FIFTY INSOLVENCY OR LIQUIDATION PROCEEDINGS.

     SECTION 52.01. Financing Issues. If the Guarantor or any of its subsidiaries shall be subject to any Insolvency or Liquidation Proceeding and the First Lien Collateral Agent shall desire to permit the use of cash collateral or to permit Borrower to obtain financing under section 363 or section 364 of the Bankruptcy Code (“DIP Financing”), then the Second Lien Collateral Agent, on behalf of itself and the Noteholders, agrees that it will raise no objection to such use or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Lender Liens are junior in priority or pari passu with such DIP Financing, will maintain the priority of its Liens in the Common Collateral as junior in priority to such Lender Liens on the same basis as the other Liens securing the Noteholder Claims are second in priority to Lender Claims under this Agreement.

     SECTION 52.02. Relief from the Automatic Stay. While any Lender Claims are outstanding under the Loan Documents or any commitment under any DIP Financing provided by any First Lien Creditor is in effect, the Second Lien Collateral Agent, on behalf of itself and the Noteholders, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding with respect to the Guarantor or any of its subsidiaries in respect of the Lender Collateral, without the prior written consent of the First Lien Collateral Agent and the Required Lenders.

     SECTION 52.03. Adequate Protection. The Second Lien Collateral Agent, on behalf of itself and the Noteholders, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the First Lien Collateral Agent or the other First Lien Creditors for adequate protection or (b) any objection by the First Lien Collateral Agent or the other First Lien Creditors to any motion, relief, action or proceeding which objection is based on the First Lien Collateral Agent or the other First Lien Creditors claiming a lack of adequate protection. Notwithstanding the foregoing contained in this Section 6.3, in any Insolvency or Liquidation Proceeding with respect to CSC or any of its subsidiaries, in the event the Second Lien Collateral Agent, on behalf of itself and the Noteholders, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral that would constitute collateral under the Loan Documents, then the Second Lien Collateral Agent, on behalf of itself or any of the Noteholders, agrees that the First Lien Creditors shall also be granted a Lien on such additional collateral as security for the Lender Claims and any such DIP Financing and that any Lien on such additional collateral securing the Noteholder Claims shall be junior in priority to the Liens on such collateral securing the Lender Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Lien Creditors as adequate protection on the same basis as the other Liens securing the Noteholder Claims are junior in priority to such Lender Claims under this Agreement.

     SECTION 52.04. No Waiver; Voting Rights. Nothing contained herein shall prohibit or in any way limit the First Lien Collateral Agent or any other First Lien Creditor from objecting in any Insolvency or Liquidation Proceeding with respect to CSC or any of its subsidiaries involving or attempting to involve any Lender Collateral or otherwise to any action taken by the Second Lien Collateral Agent or any of the Noteholders, including the seeking by the Second Lien Collateral Agent or any Noteholder of adequate protection or the asserting by the Second Lien Collateral Agent or any Noteholder of any of its rights and remedies under the Noteholder Documents or otherwise. In any Insolvency or Liquidation Proceeding with respect to CSC or any of its subsidiaries that involves one or more Obligor or any Lender Collateral, neither the Second Lien Collateral Agent nor any Noteholder shall vote any Noteholder Claim for any plan of reorganization of CSC or any of its subsidiaries unless (i) such plan provides for the payment in full in cash of all Lender Claims on the effective date of such plan of reorganization, (ii) such plan provides for treatment of the Lender Claims in a manner that would result in such Lender Claims having relative lien (or, if the obligations, property or assets to be distributed in respect of the Lender Claims under such plan are unsecured, other) priority over the Noteholder Claims to at least the same extent as if such obligations, property or assets were secured by Liens and subject to Section 6.6, whether or not such obligations, property or assets are, in fact, secured by any such Liens, or (iii) the plan otherwise provides treatment of the Lender Claims in a manner approved by the First Lien Collateral Agent and the Required Lenders.

     SECTION 52.05. Preference Issues. If any First Lien Creditor is required in any Insolvency or Liquidation Proceeding with respect to CSC or any of its subsidiaries or otherwise to turn over or otherwise pay to the estate of any Obligor any amount as a preference (a “Recovery”), then such First Lien Creditor shall be entitled to a reinstatement of Lender Claims with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

     SECTION 52.06. Reorganization Securities. If, in any Liquidation or Insolvency Proceeding with respect to CSC or any of its subsidiaries, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of Lender Claims and on account of Noteholder Claims, then, to the extent the debt obligations distributed on account of the Lender Claims and on account of the Noteholder Claims are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

     SECTION 52.07. Expense Claims. Neither the Second Lien Collateral Agent nor any Noteholder will assert or enforce, at any time prior to the Discharge of Lender Claims, any claim under §506(c) of the Bankruptcy Code senior to or on a parity with the Lender Liens for costs or expenses of preserving or disposing of any Lender Collateral.

     SECTION 52.08. Post-Petition Claims.

     (a) Neither the Second Lien Collateral Agent nor any Noteholder shall oppose or seek to challenge any claim by the First Lien Collateral Agent or any other First Lien Creditor for allowance in any Insolvency or Liquidation Proceeding with respect to the Guarantor or any of its subsidiaries of Lender Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lender Lien, without regard to the existence of the Lien of the Second Lien Collateral Agent on behalf of the Noteholders on the Common Collateral.

     (b) Neither the First Lien Collateral Agent nor any other First Lien Creditor shall oppose or seek to challenge any claim by the Second Lien Collateral Agent or any Noteholder for allowance in any Insolvency or Liquidation Proceeding with respect to CSC or any of its subsidiaries of Noteholder Claims consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Collateral Agent on behalf of the Noteholders on the Noteholder Collateral (after taking into account the Lender Liens).

     SECTION 52.09. Waiver. The Second Lien Collateral Agent, for itself and on behalf of the Noteholders, waives any claim it may hereafter have against the First Lien Collateral

Agent or any First Lien Creditor arising out of the election of any First Lien Creditor of the application of section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Common Collateral in any Insolvency or Liquidation Proceeding with respect to CSC or any of its subsidiaries.

     SECTION 52.10. Nature of Obligations; Post-Petition Interest. The Second Lien Collateral Agent, on behalf of itself and the Noteholders, hereby acknowledges and agrees that (i) the Noteholders’ claims against the Guarantor in respect of the Common Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the First Lien Creditors against the Guarantor in respect of the Common Collateral and (ii) the Lender Claims include all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, receivership, reorganization or similar proceeding of any Obligor at the rate provided for in the applicable Loan Documents governing the same, whether or not a claim for post-petition interest is allowed or allowable in any such case, proceeding or other action. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Guarantor in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then the Second Lien Collateral Agent, on behalf of the Noteholders, and each of the Noteholders hereby acknowledge and agree that all distributions pursuant to Section 4.1 or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Guarantor in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Collateral Agent on behalf of the Noteholders), the First Lien Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective bankruptcy, insolvency, reorganization, receivership or similar proceeding) before any distribution is made in respect of the claims held by the Second Lien Collateral Agent, on behalf of the Noteholders, with the Second Lien Collateral Agent and each of the Noteholders hereby acknowledging and agreeing to turn over to the First Lien Collateral Agent for the benefit of holders of the Lender Claims all amounts otherwise received or receivable by them to the extent needed to effectuate the intent of this sentence even if such turnover of amounts has the effect of reducing the amount of the claim of the Noteholders).

     SECTION 52.11. Proofs of Claim. Subject to the limitations set forth in this Agreement, the First Lien Collateral Agent may file proofs of claim and other pleadings and motions with respect to any Lender Claims, the Indenture or the Common Collateral in any Insolvency or Liquidation Proceeding with respect to CSC or any of its subsidiaries. If a proper proof of claim has not been filed in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, the First Lien Collateral Agent shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Noteholders with respect to the Indenture or any of the Common Collateral; provided that the First Lien Collateral Agent shall have provided written notice of its intent to file a proof of claim on behalf of the Noteholders to the Second Lien Collateral Agent at least the lesser of (x) three (3) days and (y) the number of days remaining in the ten (10) day period described in this sentence, in each case before so filing. In furtherance of the foregoing, the Second Lien Collateral Agent hereby agrees upon request of the First Lien Collateral Agent, to promptly execute and deliver any document or instrument provided to it that the First Lien Collateral Agent is required or permitted to deliver pursuant to this Section 6.11.

     THREE-ARTICLE FIFTY RELIANCE; WAIVERS; ETC.

     SECTION 53.01. Reliance. The consent by the First Lien Creditors to the execution and delivery of the Noteholder Documents and the grant to the Second Lien Collateral Agent, on behalf of the Noteholders, of a Lien on the Common Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the First Lien Creditors to the Obligors shall be deemed to have been given and made in reliance upon this Agreement. The Second Lien Collateral Agent, on behalf of itself and the Noteholders, acknowledges that it and the Noteholders have, independently and without reliance on the First Lien Collateral Agent or any other First Lien Creditor, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indenture, this Agreement and the transactions contemplated hereby and thereby and they will continue to make their own credit decision in taking or not taking any action under the Indenture or this Agreement.

     SECTION 53.02. No Warranties or Liability. The Second Lien Collateral Agent, on behalf of itself and Noteholders, acknowledges and agrees that each of the First Lien Collateral Agent and the other First Lien Creditors has made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Loan Documents. The First Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit to Borrower in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the First Lien Creditors may manage their loans and extensions of credit without regard to any rights or interests that the Second Lien Collateral Agent or any of the Noteholders have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the First Lien Collateral Agent nor any First Lien Creditor shall have any duty to the Second Lien Collateral Agent or any of the Noteholders to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with CSC or any of its subsidiaries (including the Noteholder Documents), regardless of any knowledge thereof which the First Lien Collateral Agent or any First Lien Creditor may have or be charged with.

     SECTION 53.03. No Waiver of Lien Priorities.

     (a) To the fullest extent permitted under applicable law, no right of the First Lien Creditors, the First Lien Collateral Agent or any of them to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of CSC or any of its subsidiaries or by any act or failure to act by any First Lien Creditor, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Loan Documents or any of the Noteholder Documents, regardless of any knowledge thereof which the First Lien Collateral Agent or the other First Lien Creditors, or any of them, may have or be otherwise charged with;

     (b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Obligors under the Loan Documents), the First Lien Creditors and any of them may, to the fullest extent permitted under applicable law, at any time and from time to time, without the consent of, or notice to, the Second Lien Collateral Agent or any Noteholder, without incurring any liabilities to the Second Lien Collateral Agent or any Noteholder and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Collateral Agent or any Noteholder is affected, impaired or extinguished thereby) do any one or more of the following:

     (i) make loans and advances to any Obligor or issue, guaranty or obtain letters of credit for the account of any Obligor or otherwise extend credit to any Obligor, in any amount (subject to the limits set forth in the Indenture) and on any terms, whether pursuant to a commitment or as a discretionary advance (subject to the limits set forth in the Indenture) and whether or not any default or event of default or failure of condition is then continuing;

     (ii) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase (subject to the limits set forth in the Indenture) or alter the terms of, any of the Lender Claims or any Lien on any Lender Collateral (including, without limitation, the Common Collateral) or guaranty thereof or any liability of the Obligors, or any liability incurred directly or indirectly in respect thereof (including any increase in (subject to the limits set forth in the Indenture) or extension) of the Lender Claims, without any restriction as to the amount, tenor or terms of any such increase (subject to the limits set forth in the Indenture) or extension or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First Lien Creditors, the Lender Claims or any of the Loan Documents;

     (iii) subject, in the case of Pledged Collateral, to Section 5.4, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Lender Collateral or any liability of any Obligor to the First Lien Creditors, or any liability incurred directly or indirectly in respect thereof;

     (iv) settle or compromise any Lender Claim or any other liability of any Obligor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Lender Claims) in any manner or order;

     (v) exercise or delay in or refrain from exercising any right or remedy against any Obligor or any security or any other Person, elect any remedy and otherwise deal freely with the Obligors and the Lender Collateral and any security or any liability of any Obligor to the First Lien Creditors or any liability incurred directly or indirectly in respect thereof;

     (vi) release or discharge any Lender Claims or any guaranty thereof or any agreement or obligation of any Obligor or any other person or entity with respect thereto;

     (vii) take or fail to take any Lender Lien or any other collateral security for any Lender Claims or take or fail to take any action which may be necessary or appropriate to ensure that any Lender Lien or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Lender Claim or any other obligation secured thereby; or

     (viii) release, discharge or permit the lapse of any or all Lender Liens or any other Liens upon any property at any time securing any Lender Claims;

     (c) The Second Lien Collateral Agent, on behalf of itself and the Noteholders, also agrees, to the fullest extent permitted under applicable law, that no First Lien Creditor shall have any liability to the Second Lien Collateral Agent or any Noteholder, and the Second Lien Collateral Agent, on behalf of itself and the Noteholders, to the fullest extent permitted under applicable law, hereby waives any claim against any First Lien Creditor, arising out of any and all actions which such First Lien Creditor may take or permit or omit to take with respect to: (i) the Loan Documents, (ii) the collection of the Lender Claims or (iii) the foreclosure upon, or sale, liquidation or other disposition of, the Lender Collateral. The Second Lien Collateral Agent, on behalf of itself and the Noteholders, agrees that neither the First Lien Collateral Agent nor any other First Lien Creditor shall have any duty to them, express or implied, fiduciary or otherwise, in respect of the maintenance or preservation of the Lender Collateral, the Lender Claims or otherwise; and

     (d) The Second Lien Collateral Agent, on behalf of itself and the Noteholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert, or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

     SECTION 53.04. Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Collateral Agent and the other First Lien Creditors and the Second Lien Collateral Agent and the Noteholders, respectively, hereunder shall remain in full force and effect irrespective of:

     (a) any lack of validity or enforceability of any Loan Documents or any Noteholder Documents or any setting aside or avoidance of any Lender Lien;

     (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Lender Claims or Noteholder Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Credit Document or of the terms of the Indenture or any other Noteholder Document;

     (c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Lender Claims or Noteholder Claims or any guarantee thereof;

     (d) the commencement of any Insolvency or Liquidation Proceeding in respect of CSC or any of its subsidiaries; or

     (e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of the Lender Claims, or of the Second Lien Collateral Agent, any Noteholder, the First Lien Collateral Agent or any other First Lien Creditor in respect of this Agreement.

     FOUR-ARTICLE FIFTY MISCELLANEOUS.

     SECTION 54.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Loan Documents or the Noteholder Documents, the provisions of this Agreement shall govern.

     SECTION 54.02. Continuing Nature of This Agreement. This Agreement shall continue to be effective until the Discharge of Lender Claims shall have occurred. This is a continuing agreement of lien priority. The Second Lien Collateral Agent, on behalf of itself and the Noteholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding with respect to CSC or any of its subsidiaries.

     SECTION 54.03. Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the Second Lien Collateral Agent, the First Lien Collateral Agent and the Guarantor and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

     SECTION 54.04. Information Concerning Financial Condition of CSC and Its Subsidiaries. The First Lien Collateral Agent and the other First Lien Creditors, on the one hand, and the Second Lien Collateral Agent and the Noteholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of CSC and its subsidiaries, the Guarantor, and all endorsers and/or guarantors of the Noteholder Claims or the Lender Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Noteholder Claims or the Lender Claims. Neither the First Lien Collateral Agent nor any other First Lien Creditors shall have any duty to advise the Second Lien Collateral Agent or any Noteholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First Lien Collateral Agent or any of the other First Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second Lien Collateral Agent or any Noteholder, it or they shall be under no obligation (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

     SECTION 54.05. Successor Second Lien Collateral Agent. Each successor Second Lien Collateral Agent under the Indenture shall execute and deliver a counterpart of and become a party to this Agreement, and no replacement or resignation of the Second Lien Collateral Agent shall be effective until its successor shall have executed and delivered a counterpart of this Agreement.

     SECTION 54.06. Application of Payments. All payments received by the First Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the Lender Claims as the First Lien Creditors, in their sole discretion, deem appropriate. The Second Lien Collateral Agent, on behalf of itself and the Noteholders, assents to any extension or postponement of the time of payment of the Lender Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Lender Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

     SECTION 54.07. Governing Law; Submission to Jurisdiction; Venue.

     (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GUARANTOR, THE FIRST LIEN COLLATERAL AGENT ON BEHALF OF ITSELF AND THE OTHER FIRST LIEN CREDITORS AND THE SECOND LIEN COLLATERAL AGENT ON BEHALF OF ITSELF AND THE NOTEHOLDERS, HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY OR INTERESTS IN PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE GUARANTOR, THE FIRST LIEN COLLATERAL AGENT ON BEHALF OF ITSELF AND THE OTHER FIRST LIEN CREDITORS AND THE SECOND LIEN COLLATERAL AGENT ON BEHALF OF ITSELF AND THE NOTEHOLDERS, FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY PARTY TO THIS AGREEMENT AT ITS ADDRESS SET FORTH BENEATH ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE FIRST LIEN COLLATERAL AGENT UNDER THIS AGREEMENT OR ANY FIRST LIEN SECURED CREDITOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

     (b) EACH OF THE GUARANTOR, THE FIRST LIEN COLLATERAL AGENT ON BEHALF OF ITSELF AND THE OTHER FIRST LIEN CREDITORS AND THE SECOND LIEN COLLATERAL AGENT, ON BEHALF OF ITSELF AND THE NOTEHOLDERS, HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HERE-

AFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     SECTION 54.08. Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH PARTIES RELATING THERETO. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE EACH PARTY ENTERING INTO THIS AGREEMENT.

     SECTION 54.09. Notices. All notices to the Noteholders and the First Lien Creditors permitted or required under this Agreement may be sent to the Second Lien Collateral Agent and the First Lien Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

     SECTION 54.10. Further Assurances. Each party hereto agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the requesting party may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

     SECTION 54.11. Subrogation. The Second Lien Collateral Agent, on behalf of itself and the Noteholders, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Lender Claims has occurred.

     SECTION 54.12. Binding on Successors and Assigns; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the First Lien Collateral Agent, the other First Lien Creditors, the Second Lien Collateral Agent, the Noteholders and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder. This Agreement shall be binding upon the Guarantor and its successors and assigns; provided that the Guarantor or any successor or assign thereof shall be entitled to en-

force any provision of this Agreement (other than any provision hereof expressly preserving any right of the Guarantor under any Loan Document or Noteholder Document).

     SECTION 54.13. Specific Performance. Each of the First Lien Collateral Agent and the Second Lien Collateral Agent may demand specific performance of this Agreement; provided that the Second Lien Collateral Agent may not demand specific performance hereunder from any Obligor unless and until the Discharge of Lender Claims has occurred. The Second Lien Collateral Agent, on behalf of itself and the Noteholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First Lien Collateral Agent.

     SECTION 54.14. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

     SECTION 54.15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 54.16. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

     SECTION 54.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties listed below. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding with respect to CSC or any of its subsidiaries. All references to a Person or any of its subsidiaries shall include such Person or any of its subsidiaries as debtor and debtor-in-possession and any receiver or trustee for such Obligor (as the case may be) in any Insolvency or Liquidation Proceeding with respect to such Person.

     SECTION 54.18. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Creditors on the one hand and the Noteholders on the other hand with respect to the Common Collateral. None of CSC or any of its subsidiaries or any other creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair the obligations of the Guarantor or any of its subsidiaries, which are absolute and unconditional, to pay the Obligations and the Indenture as and when the same shall become due and payable in accordance with their terms.

     SECTION 54.19. Incorporation by Reference. In connection with its appointment and acting hereunder, the Second Lien Collateral Agent shall be entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

First Lien Collateral Agent: [ ] as First Lien Collateral Agent
By:
Name:
Title:

Address:

Second Lien Collateral Agent: [ ] as Second Lien Collateral Agent
By:
Name:
Title:

Address:

COINMACH LAUNDRY CORPORATION
By:
Name:
Title:

Address:

ACKNOWLEDGED BY: COINMACH CORPORATION
By:
Name:
Title:

COINMACH SERVICE CORP.
By:
Name:
Title:

EXHIBIT K

FORM OF POST-MERGER EVENT

PLEDGE AGREEMENT

               PLEDGE AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of ______, 20___, made by [NAME OF ENTITY], a[n] [JURISDICTION OF INCORPORATION] corporation (the “Pledgor”), as successor to the merger of [Coinmach Service Corp., a Delaware corporation, Coinmach Laundry Corporation, a Delaware corporation, and Coinmach Corp., a Delaware corporation,] in favor of THE BANK OF NEW YORK (“BNY”), as Collateral Agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”) for the benefit of itself, the Trustee (as defined below) and the Holders (as defined in the Indenture defined below) from time to time of the Senior Secured Notes (as defined below) (collectively, the “Secured Creditors”). Except as otherwise defined herein, all capitalized terms used herein and defined in the Indenture, dated as of November 24, 2004 (as amended, modified or supplemented from time to time (the “Indenture”), among the Pledgor, the subsidiary guarantors party thereto from time to time and BNY as trustee (the “Trustee”) and as Collateral Agent shall be used herein as so defined.

R E C I T A L S :

               8. The Pledgor is the [successor to the] issuer of $132,566,664.68 aggregate principal amount of 11% Senior Secured Notes due 2024 that were originally issued on November 24, 2004 pursuant to the Indenture (together with all additional 11% Senior Secured Notes due 2024 from time to time thereafter in accordance with the Indenture, the “Senior Secured Notes”).

               9. The Pledgor has received and will continue to receive substantial benefits from the proceeds of the Senior Secured Notes and is required to grant to the Collateral Agent Liens on and security interests in the Collateral owned by it to secure its Obligations (as defined below) pursuant to Section 11.02(b) of the Indenture.

               10. The Pledgor [has previously granted] [is contemporaneously herewith granting] a Lien and pledged all of its right, title and interest in and relating to the Capital Stock of each of its direct Subsidiaries and Proceeds thereof (collectively, the “Shared Collateral”) in favor of [Deutsche Bank Trust Company Americas (“DB Trust”)], as collateral agent (the “Credit Agreement Collateral Agent”) under the Credit Agreement (as amended, modified or supplemented from time to time, the “Credit Agreement”) dated as of [January 25, 2002], among, inter alia, the Pledgor, the lenders party thereto from time to time in their capacities as lenders thereunder, [DB Trust], as administrative agent and the Credit Agreement Collateral Agent.

               11. The relative priority of the Liens on the Shared Collateral in favor of the Collateral Agent and the Credit Agreement Collateral Agent are defined in that certain inter creditor agreement (the “Intercreditor Agreement”) dated as of [the date hereof] (as the same may be amended, supplemented or otherwise modified from time to time) among the Pledgor, the Collateral Agent and the Credit Agreement Collateral Agent.

               12. The Pledgor desires to enter into this Agreement in order to satisfy the requirements of Section 11.02(b) of the Indenture and to secure the payment and performance of all the Obligations.

A G R E E M E N T :

               NOW, THEREFORE, in consideration of the above-described extensions of credit made, and that may from time to time be made, to the Pledgor and other benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

               FIVE-ARTICLE FIFTY SECURITY FOR OBLIGATIONS. THIS AGREEMENT IS MADE BY THE PLEDGOR FOR THE BENEFIT OF THE SECURED CREDITORS TO SECURE THE FULL AND PROMPT PAYMENT AND PERFORMANCE WHEN DUE (WHETHER AT THE STATED MATURITY, BY ACCELERATION OR OTHERWISE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE) OF THE OBLIGATIONS, WHETHER OUTSTANDING ON THE DATE OF THIS AGREEMENT OR EXTENDED FROM TIME TO TIME AFTER THE DATE OF THIS AGREEMENT.

               SIX-ARTICLE FIFTY DEFINITION OF STOCK, INTERESTS, OBLIGATIONS, TERMINATION DATE, SECURITIES, ETC.; REPRESENTATIONS AND WARRANTIES. AS USED HEREIN,

          (1) the term “Stock” shall mean (x) with respect to each of its direct Subsidiaries that are corporations incorporated under the laws of the United States or any State or territory thereof (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of whatever class at any time owned by the Pledgor of each Domestic Corporation and (y) with respect to each of its direct Subsidiaries that are corporations that do not constitute Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock of whatever class at any time owned by the Pledgor of each Foreign Corporation, in each case described in clauses (i)(x) and (i)(y) of this sentence, together with the certificates representing such shares; provided that, except as provided in the last sentence of this Section 2, the Pledgor shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of capital stock of any Foreign Corporation entitled to vote,

          (2) the term “Interests” shall mean (x) with respect to each of its direct Subsidiaries that are limited liability companies, partnerships or other entities (other than corporations) organized under the laws of the United States or any State or territory thereof (each, a “Domestic Non-Corporate Entity”), all of the issued and out standing membership interests, partnership interests or other interests of whatever class at any time owned by the Pledgor of each Domestic Non-Corporate Entity and (y) with respect to each of its direct Subsidiaries that are limited liability companies, partnerships or other entities (other than corporations) that do not constitute Domestic Non-Corporate Entities (each, a “Foreign Non-Corporate Entity”), all of the issued and outstanding membership interests, partnership interests or other interests of whatever class at any time owned by the Pledgor of each Foreign Non-Corporate Entity, in each case described in clauses (ii)(x) and (ii)(y) of this sentence, together with all rights, privileges, authority and powers of the Pledgor in and to each such Domestic Non-Corporate Entity or Foreign Non-Corporate Entity or under the membership, partnership or other operative agreement of each such entity, and the certificates and agreements, if any, representing such membership, partnership or other equity interests; provided that, except as provided in the last sentence of this Section 2, the Pledgor shall not be required to pledge hereunder more than 65% of the total combined voting power of all classes of interests of any Foreign Non-Corporate Entity entitled to vote,

          (3) “Obligations” shall mean the collective reference to the unpaid principal of and interest on the Senior Secured Notes and all other obligations and liabilities of the Pledgor (including, without limitation, any increase in the aggregate principal amount of the Senior Secured Notes, together with any interest accruing at the then applicable rate provided in the Indenture or the Senior Secured Notes after the maturity of the Senior Secured Notes and interest accruing at the then applicable rate provided in the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Pledgor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Collateral Agent or any Secured Creditor, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Indenture, the Senior Secured Notes, this Agreement, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel that are required to be paid by the Pledgor pursuant to the terms of any of the foregoing agreements).

          (4) “Termination Date” means the earliest to occur of the date on which (a) all Obligations have been paid in full in cash; (b) the Company exercises its legal defeasance option or covenant defeasance option described in Section 8.01 of the Indenture; and (c) the satisfaction and discharge of the Indenture occurs in accordance with Section 8.02 thereof.

               If and to the extent that the Collateral Agent receives or holds stock certificates representing more than 65% of the total combined voting power of all classes of capital stock or other interests of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote, the Collateral Agent agrees to act as bailee and custodian for the benefit of the Pledgor with respect to any portion of such capital stock or other interest representing more than 65% of the total combined voting power of all classes of capital stock or other interest of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote except as otherwise provided in the last sentence of this Section 2. As used herein, the term “Securities” shall mean all of the Stock and Interests.

               The Pledgor represents and warrants, as to the stock of each of its direct Subsidiaries that are corporations and interests in each of its direct Subsidiaries that are non-corporate entities, that on the date hereof (a) the Stock consists of the number and type of shares of the stock of the corporations as described in Part I of Schedule A hereto; (b) such Stock constitutes that percentage of the applicable class of stock issued and outstanding capital stock of the issuing corporation as is set forth in Part I of Schedule A hereto; (c) the Interests consist of the type of interests of the non-corporate entities as described in Part II of Schedule A hereto; (d) such Interests constitute that percentage of the issues interests of the issuing non-corporate entities as described in Part II of Schedule A hereto; and (e) the Pledgor is the holder of record and sole beneficial owner of the Stock and the Interest and there exist no options or preemptive rights in respect of any of the Securities. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder which would permit a pledge of 66-2/3% or more (or would be adjusted to permit a pledge of less than 66-2/3%) of the total combined voting power of all classes of capital stock of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote without causing the undistributed earnings of such Foreign Corporation or Foreign Non-Corporate Entity as determined for Federal income taxes to be treated as a deemed dividend to the Pledgor for Federal income tax purposes and without causing any other material adverse tax consequences to the Pledgor or any of its Subsidiaries or Affiliates, then the 65% limitation set forth in the provisions to clauses (i) and (ii) of this Section 2 shall no longer be applicable (or shall be adjusted as appropriate) and the Pledgor shall duly pledge and deliver to the Collateral Agent such of the Securities not theretofore required to be pledged hereunder or the Collateral Agent shall return such Securities, as applicable.

               SEVEN-ARTICLE FIFTY PLEDGE OF SECURITIES, ETC.

               SECTION 57.01. Pledge. To secure the payment and performance when due of all of the Obligations and for the purposes set forth in Section 1, the Pledgor (i) hereby grants to the Collateral Agent for the benefit of the Secured Creditors a continuing security interest in and to all of the right, title and interests of the Pledgor in, to and under the Collateral (as hereinafter defined), (ii) hereby pledges and deposits with the Collateral Agent the Securities owned by the Pledgor on the date hereof, and, subject to Section 23, delivers to the Collateral Agent certificates therefor, accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of capital stock, or such other instruments of transfer as are reasonably acceptable to the Collateral Agent and (iii) hereby collaterally assigns, transfers, hypothecates and sets over to the Collateral Agent all of the Pledgor’s right, title and interest in and to such Securities (and in and to the certificates evidencing such Securities and the other Collateral), to be held by the Collateral Agent as collateral security for the Obligations, upon the terms and conditions set forth in this Agreement.

               SECTION 57.02. Subsequently Acquired Securities. If the Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Securities at any time or from time to time after the date hereof, the Pledgor will promptly thereafter (and in any event within five Business Days) pledge and deposit such Securities (or certificates representing Securities) as security with the Collateral Agent and deliver to the Collateral Agent certificates therefor, accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Securities) in the case of capital stock, or such other instruments of transfer as are reasonably acceptable to the Collateral Agent, and will promptly thereafter (and in any event within five Business Days) deliver to the Collateral Agent a pledge amendment duly executed by a principal executive officer of the Pledgor in substantially the form of Exhibit 1 hereto (each, a “Pledge Amendment”) describing such Securities and certifying that the same have been duly pledged with the Collateral Agent hereunder. Subject to the last sentence of Section 2, no Pledgor shall be required at any time to pledge hereunder more than 65% of the total combined voting power of all classes of capital stock or other interests of any Foreign Corporation or Foreign Non-Corporate Entity entitled to vote.

               SECTION 57.03. Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2, if any Securities (whether now owned or hereafter acquired) are uncertificated securities, the Pledgor shall promptly (and in any event within ten Business Days) notify the Collateral Agent thereof, and shall promptly (and in any event within ten Business Days) take all actions reasonably required to perfect the security interest of the Collateral Agent under applicable law. The Pledgor further agrees to take such actions as are necessary or that the Collateral Agent deems reasonably necessary or desirable to effect the foregoing (including, without limitation, causing the issuer of such uncertificated Securities to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Securities hereunder substantially in the form of Exhibit 2 hereto) and to permit the Collateral Agent to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel to the Collateral Agent with respect to any such pledge of uncertificated Securities promptly upon the reasonable request of the Collateral Agent.

               SECTION 57.04. Definitions of Pledged Stock; Pledged Securities and Collateral. As used herein, “Collateral” shall mean all of the following property of the Pledgor, whether now existing or owned or hereafter arising or acquired:

          (1) all Stock at any time pledged or required to be pledged hereunder (hereinafter called the “Pledged Stock”);

          (2) all Interests at any time pledged or required to be pledged hereunder (hereinafter called the “Pledged Interests”; together with all Pledged Stock are hereinafter called the “Pledged Securities”);

          (3) all dividends, cash, options, warrants, rights, distributions, returns of capital and other property, equity interests or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received or otherwise distributed to the Pledgor in respect of or in exchange for any or all of the Pledged Securities (collectively, “Distributions”);

          (4) without affecting the obligations of the Pledgor under any provision prohibiting such action hereunder or under the Indenture, in the event of any consolidation or merger in which any Person listed in Schedule A hereto is not the surviving entity, all shares of each class of the capital stock of the successor corporation or interests or certificates of the successor limited liability company or partnership or other entity owned by the Pledgor (unless such successor is the Pledgor itself) formed by or resulting from such consolidation or merger; and

          (5) all Proceeds (as defined under the Uniform Commercial Code as in effect in any relevant jurisdiction (the “UCC”) or under other relevant law, “Proceeds”) of any of the foregoing, and in any event, including, without limitation, any and all (a) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent or to the Pledgor from time to time with respect to any of the Collateral, (b) payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person acting under color of a Governmental Authority), (c) products of the Collateral and (d) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, including any securities and moneys received and at any time held by the Collateral Agent hereunder.

               EIGHT-ARTICLE FIFTY APPOINTMENT OF SUB-AGENTS; ETC. THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO APPOINT ONE OR MORE SUB-AGENTS, AT THE COST AND EXPENSE OF THE PLEDGOR FOR THE PURPOSE OF RETAINING PHYSICAL POSSESSION OF THE PLEDGED SECURITIES, WHICH MAY BE HELD (IN THE REASONABLE DISCRETION OF THE COLLATERAL AGENT) IN THE NAME OF THE PLEDGOR, ASSIGNED IN BLANK OR IN FAVOR OF THE COLLATERAL AGENT OR ANY NOMINEE OR NOMINEES OF THE COLLATERAL AGENT OR A SUB-AGENT APPOINTED BY THE COLLATERAL AGENT.

               NINE-ARTICLE FIFTY VOTING, ETC., WHILE NO EVENT OF DEFAULT. UNLESS AND UNTIL THERE SHALL HAVE OCCURRED AND BE CONTINUING AN EVENT OF DEFAULT AND THE COLLATERAL AGENT HAS GIVEN WRITTEN NOTICE TO THE PLEDGOR, THE PLEDGOR SHALL, TO THE EXTENT NOT PROHIBITED IN SUCH NOTICE, BE ENTITLED TO VOTE ANY AND ALL PLEDGED SECURITIES OWNED BY IT, AND TO GIVE CONSENTS, WAIVERS OR RATIFICATIONS IN RESPECT THEREOF, PROVIDED THAT NO VOTE SHALL BE CAST OR ANY CONSENT, WAIVER OR RATIFICATION GIVEN OR ANY ACTION TAKEN WHICH WOULD VIOLATE OR RESULT IN BREACH OF ANY COVENANT CONTAINED IN THIS AGREEMENT OR THE INDENTURE OR WHICH IS NOT PERMITTED UNDER THIS AGREEMENT OR THE INDENTURE AND COULD REASONABLY BE EXPECTED TO HAVE THE EFFECT OF MATERIALLY IMPAIRING THE VALUE OF THE COLLATERAL OR ANY MATERIAL PART THEREOF OR THE POSITION OR INTERESTS OF THE COLLATERAL AGENT OR ANY SECURED CREDITOR. ALL SUCH RIGHTS OF THE PLEDGOR TO VOTE AND TO GIVE CONSENTS, WAIVERS AND RATIFICATIONS SHALL CEASE IN CASE AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING AND THE COLLATERAL AGENT HAS GIVEN WRITTEN NOTICE TO THE PLEDGOR PROHIBITING THE EXERCISE BY THE PLEDGOR OF ANY SUCH RIGHT, AND SECTION 7 HEREOF SHALL BECOME APPLICABLE.

               ARTICLE SIXTY DIVIDENDS AND OTHER DISTRIBUTIONS. UNLESS AND UNTIL THERE SHALL HAVE OCCURRED AND BE CONTINUING AN EVENT OF

DEFAULT AND THE COLLATERAL AGENT HAS GIVEN WRITTEN NOTICE TO THE PLEDGOR PROHIBITING SUCH PAYMENT, ALL CASH DIVIDENDS AND DISTRIBUTIONS PAYABLE IN RESPECT OF THE PLEDGED STOCK AND PLEDGED INTERESTS SHALL BE PAID TO THE PLEDGOR. IF THERE SHALL HAVE OCCURRED AND BE CONTINUING AN EVENT OF DEFAULT, THE COLLATERAL AGENT SHALL BE PROVIDED WITH DIRECTLY, AND TO RETAIN AS PART OF THE COLLATERAL:

          (a) all other or additional stock or securities or other interests (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Securities;

          (b) all other or additional stock or other securities or other interests paid (other than cash) or distributed in respect of the Pledged Securities by way of stock split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

          (c) all other or additional stock or other securities or other interests or property (excluding cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Collateral Agent’s right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by the Pledgor contrary to the provisions of this Section 6 and Section 7 shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith paid or delivered over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

               ONE-ARTICLE SIXTY REMEDIES IN CASE OF EVENTS OF DEFAULT. IF THERE SHALL HAVE OCCURRED AND BE CONTINUING AN EVENT OF DEFAULT AND THE COLLATERAL AGENT HAS GIVEN WRITTEN NOTICE TO THE PLEDGOR OF ITS INTENT TO EXERCISE ALL OR ANY OF ITS RIGHTS UNDER THIS SECTION 7, THEN AND IN EVERY SUCH CASE, THE COLLATERAL AGENT SHALL BE ENTITLED TO EXERCISE ALL OF THE RIGHTS, POWERS AND REMEDIES (WHETHER VESTED IN IT BY THIS AGREEMENT, THE SENIOR SECURED NOTES OR THE INDENTURE, OR BY LAW) FOR THE PROTECTION AND ENFORCEMENT OF ITS RIGHTS IN RESPECT OF THE COLLATERAL, AND THE COLLATERAL AGENT SHALL BE ENTITLED TO EXERCISE ALL THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE UCC AND ALSO SHALL BE ENTITLED, WITHOUT LIMITATION, TO EXERCISE THE FOLLOWING RIGHTS, WHICH THE COLLATERAL AGENT AGREES TO EXERCISE IN A COMMERCIALLY REASONABLE MANNER:

          (a) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 to the Pledgor;

          (b) to transfer all or any part of the Collateral into the Collateral Agent’s name or the name of its nominee or nominees;

          (c) to vote all or any part of the Pledged Stock and/or Pledged Interests (whether or not transferred into the name of the Collateral Agent) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto in a commercially reasonable manner as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Collateral Agent the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so upon the occurrence and during the continuance of an Event of Default provided the Collateral Agent has delivered written notice to the Pledgor of its intent to exercise all or any of its rights under this clause (c))

          (d) to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Collateral Agent may determine in a commercially reasonable manner, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the Pledgor. The Collateral Agent shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, other than the Pledgor’s right to receive any excess proceeds or Collateral remaining after the occurrence of the Termination Date. At any such sale, unless prohibited by applicable law, the Collateral Agent on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Collateral Agent nor any Secured Creditor shall be liable for failure to collect (except in such cases where the Collateral Agent bids for and purchases all or part of the Collateral) or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

               TWO-ARTICLE SIXTY REMEDIES, ETC., CUMULATIVE. EACH AND EVERY RIGHT, POWER AND REMEDY OF THE COLLATERAL AGENT PROVIDED FOR IN THIS AGREEMENT, THE SENIOR SECURED NOTES OR THE INDENTURE NOW OR HEREAFTER EXISTING AT LAW OR IN EQUITY OR BY STATUTE, SHALL BE CUMULATIVE AND CONCURRENT AND SHALL BE IN ADDITION TO EVERY OTHER SUCH RIGHT, POWER OR REMEDY. THE EXERCISE OR BEGINNING OF THE EXERCISE BY THE COLLATERAL AGENT OR ANY SECURED CREDITOR OF ANY ONE OR MORE OF THE RIGHTS, POWERS OR REMEDIES PROVIDED FOR IN THIS AGREEMENT, THE SENIOR SECURED NOTES OR THE INDENTURE OR NOW OR HEREAFTER EXISTING AT LAW OR IN EQUITY OR BY STATUTE SHALL NOT PRECLUDE THE SIMULTANEOUS OR LATER EXERCISE BY THE COLLATERAL AGENT OR ANY SECURED CREDITOR OF ALL SUCH OTHER RIGHTS, POWERS OR REME DIES, AND NO FAILURE OR DELAY ON THE PART OF THE COLLATERAL AGENT OR ANY SECURED CREDITOR TO EXERCISE ANY SUCH RIGHT, POWER OR REMEDY SHALL OPERATE AS A WAIVER THEREOF EXCEPT AS REQUIRED BY APPLICABLE

LAW. UNLESS OTHERWISE REQUIRED BY THE INDENTURE, NO NOTICE TO OR DEMAND ON THE PLEDGOR IN ANY CASE SHALL ENTITLE IT TO ANY OTHER OR FURTHER NOTICE OR DEMAND IN SIMILAR OR OTHER CIRCUMSTANCES OR CONSTITUTE A WAIVER OF ANY OF THE RIGHTS OF THE COLLATERAL AGENT OR ANY SECURED CREDITOR TO ANY OTHER OR FURTHER ACTION IN ANY CIRCUMSTANCES WITHOUT NOTICE OR DEMAND.

               THREE-ARTICLE SIXTY APPLICATION OF PROCEEDS.

          (a) All moneys collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied in the order set forth in Section 6.10 of the Indenture. Any balance of such Proceeds remaining after the occurrence of the Termination Date, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive the same.

          (b) It is understood and agreed that the Pledgor shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations, except to the extent that such proceeds are not applied by the Collateral Agent in accordance with this Agreement and the Indenture.

               FOUR-ARTICLE SIXTY PURCHASERS OF COLLATERAL. UPON ANY SALE OF THE COLLATERAL BY THE COLLATERAL AGENT HEREUNDER (WHETHER BY VIRTUE OF THE POWER OF SALE HEREIN GRANTED, PURSUANT TO JUDICIAL PROCESS OR OTHERWISE), THE RECEIPT OF THE COLLATERAL AGENT OR THE OFFICER MAKING THE SALE SHALL BE A SUFFICIENT DISCHARGE TO THE PURCHASER OR PURCHASERS OF THE COLLATERAL SO SOLD, AND SUCH PURCHASER OR PURCHASERS SHALL NOT BE OBLIGATED TO SEE TO THE APPLICATION OF ANY PART OF THE PURCHASE MONEY PAID OVER TO THE COLLATERAL AGENT OR SUCH OFFICER OR BE ANSWERABLE IN ANY WAY FOR THE MISAPPLICATION OR NONAPPLICATION THEREOF.

               FIVE-ARTICLE SIXTY INDEMNITY. THE PLEDGOR AGREES TO INDEMNIFY AND HOLD HARMLESS THE COLLATERAL AGENT AND EACH SECURED CREDITOR AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, EMPLOYEES, AGENTS AND SERVANTS (EACH, AN “INDEMNITEE”; COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, JUDGMENTS AND LIABILITIES (INCLUDING LIABILITIES FOR PENALTIES) OF WHATSOEVER KIND OR NATURE, AND TO REIMBURSE EACH INDEMNITEE FOR ALL COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, GROWING OUT OF OR RESULTING FROM THIS AGREEMENT OR THE EXERCISE BY ANY INDEMNITEE OF ANY RIGHT OR REMEDY GRANTED TO IT HEREUNDER OR UNDER THE INDENTURE (BUT EXCLUDING ANY CLAIMS, DEMANDS, LOSSES, JUDGMENTS AND LIABILITIES OR EXPENSES TO THE EXTENT FINALLY JUDICIALLY DETERMINED TO HAVE BEEN INCURRED BY REASON OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE). IF AND TO THE EXTENT THAT THE OBLIGATIONS OF THE PLEDGOR UNDER THIS SECTION 11 ARE UNENFORCEABLE FOR ANY REASON, THE PLEDGOR HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION

TO THE PAYMENT AND SATISFACTION OF SUCH OBLIGATIONS THAT IS PERMISSIBLE UNDER APPLICABLE LAW.

               SIX-ARTICLE SIXTY FURTHER ASSURANCES; POWER-OF-ATTORNEY. 6. THE PLEDGOR AGREES THAT IT WILL JOIN WITH THE COLLATERAL AGENT IN EXECUTING AND, AT ITS OWN EXPENSE, FILE AND REFILE UNDER THE UCC OR OTHER APPLICABLE LAW SUCH FINANCING STATEMENTS, CONTINUATION STATEMENTS AND OTHER DOCUMENTS IN SUCH OFFICES AS ARE NECESSARY OR AS THE COLLATERAL AGENT MAY DEEM REASONABLY NECESSARY AND WHEREVER REQUIRED BY LAW IN ORDER TO PERFECT AND PRESERVE THE COLLATERAL AGENT’S SECURITY INTEREST IN THE COLLATERAL AND HEREBY AUTHORIZES THE COLLATERAL AGENT TO FILE FINANCING STATEMENTS AND AMENDMENTS THERETO RELATIVE TO ALL OR ANY PART OF THE COLLATERAL WITHOUT THE SIGNATURE OF THE PLEDGOR, AND AGREES TO DO SUCH FURTHER ACTS AND THINGS AND TO EXECUTE AND DELIVER TO THE COLLATERAL AGENT SUCH ADDITIONAL CONVEYANCES, ASSIGNMENTS, AGREEMENTS AND INSTRUMENTS AS ARE NECESSARY OR AS THE COLLATERAL AGENT MAY REASONABLY REQUIRE OR DEEM NECESSARY TO CARRY INTO EFFECT THE PURPOSES OF THIS AGREEMENT OR TO FURTHER ASSURE AND CONFIRM UNTO THE COLLATERAL AGENT ITS RIGHTS, POWERS AND REMEDIES HEREUNDER.

               10. The Pledgor hereby appoints the Collateral Agent the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default and provided that the Collateral Agent shall have delivered notice to the Pledgor of its intent to exercise all or any of its rights under this clause (b), to take any action and to execute any instrument necessary or which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

               SEVEN-ARTICLE SIXTY THE PLEDGEE AS AGENT. THE COLLATERAL AGENT WILL HOLD IN ACCORDANCE WITH THIS AGREEMENT ALL ITEMS OF THE COLLATERAL AT ANY TIME RECEIVED UNDER THIS AGREEMENT. IT IS EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO AND EACH SECURED CREDITOR, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, EACH SUCH PERSON ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF THE COLLATERAL AGENT AS HOLDER OF THE COLLATERAL AND INTERESTS THEREIN AND WITH RESPECT TO THE DISPOSITION THEREOF, AND OTHERWISE UNDER THIS AGREEMENT, ARE ONLY THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. THE COLLATERAL AGENT SHALL ACT HEREUNDER ON THE TERMS AND CONDITIONS SET FORTH HEREIN AND IN ARTICLES SEVEN AND ELEVEN OF THE INDENTURE.

               EIGHT-ARTICLE SIXTY TRANSFER BY THE PLEDGOR. NO PLEDGOR WILL SELL OR OTHERWISE DISPOSE OF, GRANT ANY OPTION WITH RESPECT TO, OR MORTGAGE, PLEDGE OR OTHERWISE ENCUMBER ANY OF THE COLLATERAL OR ANY INTEREST THEREIN (EXCEPT AS MAY BE PERMITTED IN ACCORDANCE WITH THE TERMS OF THE INDENTURE).

               NINE-ARTICLE SIXTY REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGOR. 7. THE PLEDGOR REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF (I) IT IS, OR AT THE TIME WHEN PLEDGED HEREUNDER WILL BE, THE LEGAL, RECORD AND BENEFICIAL OWNER OF, AND HAS (OR WILL HAVE) GOOD TITLE TO, ALL COLLATERAL PLEDGED BY IT HEREUNDER, SUBJECT TO NO LIEN (EXCEPT THE LIEN CREATED BY THIS AGREEMENT AND EXCEPT PERMITTED LIENS); (II) IT HAS FULL CORPORATE POWER, AUTHORITY AND LEGAL RIGHT TO PLEDGE ALL THE COLLATERAL PURSUANT TO THIS AGREEMENT; (III) THIS AGREEMENT HAS BEEN DULY AUTHORIZED, EXECUTED AND DELIVERED BY THE PLEDGOR AND CONSTITUTES A LEGAL, VALID AND BINDING OBLIGATION OF THE PLEDGOR ENFORCEABLE IN ACCORDANCE WITH ITS TERMS, EXCEPT TO THE EXTENT THAT THE ENFORCEABILITY HEREOF MAY BE LIMITED BY APPLICABLE BANKRUPTCY, INSOLVENCY, FRAUDULENT CONVEYANCE, REORGANIZATION, MORATORIUM OR OTHER SIMILAR LAWS GENERALLY AFFECTING CREDITORS’ RIGHTS AND BY EQUITABLE PRINCIPLES (REGARDLESS OF WHETHER ENFORCEMENT IS SOUGHT IN EQUITY OR AT LAW); (IV) EXCEPT TO THE EXTENT ALREADY OBTAINED OR MADE, NO CONSENT OF ANY OTHER PARTY (INCLUDING, WITHOUT LIMITATION, ANY STOCKHOLDER OR CREDITOR OF THE PLEDGOR OR ANY OF ITS SUBSIDIARIES) AND NO CONSENT, LICENSE, PERMIT, APPROVAL OR AUTHORIZATION OF, EXEMPTION BY, NOTICE OR REPORT TO, OR REGISTRATION, FILING OR DECLARATION WITH, ANY GOVERNMENTAL AUTHORITY IS REQUIRED TO BE OBTAINED BY THE PLEDGOR IN CONNECTION WITH (W) THE EXECUTION, DELIVERY OR PERFORMANCE OF THIS AGREEMENT, (X) THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, (Y) THE PERFECTION OR ENFORCEABILITY OF THE COLLATERAL AGENT’S SECURITY INTEREST IN THE COLLATERAL OR (Z) EXCEPT FOR COMPLIANCE WITH OR AS MAY BE REQUIRED BY APPLICABLE SECURITIES LAWS, THE EXERCISE BY THE COLLATERAL AGENT OF ANY OF ITS RIGHTS OR REMEDIES PROVIDED HEREIN; (V) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT WILL NOT VIOLATE ANY PROVISION OF ANY APPLICABLE LAW OR REGULATION OR OF ANY ORDER, JUDGMENT, WRIT, AWARD OR DECREE OF ANY COURT, ARBITRATOR OR GOVERNMENTAL AUTHORITY, DOMESTIC OR FOREIGN, APPLICABLE TO THE PLEDGOR, OR OF THE CERTIFICATE OF INCORPORATION OR BY-LAWS OF THE PLEDGOR OR OF ANY SECURITIES ISSUED BY THE PLEDGOR OR ANY OF ITS SUBSIDIARIES, OR OF ANY MATERIAL MORTGAGE, INDENTURE, LEASE, LOAN AGREEMENT, CREDIT AGREEMENT OR OTHER CONTRACT, AGREEMENT OR INSTRUMENT OR UNDERTAKING TO WHICH THE PLEDGOR OR ANY OF ITS SUBSIDIARIES IS A PARTY OR WHICH PURPORTS TO BE BINDING UPON THE PLEDGOR OR ANY OF ITS SUBSIDIARIES OR UPON ANY OF THEIR RESPECTIVE MATERIAL ASSETS AND WILL NOT RESULT IN THE CREATION OR IMPOSITION OF (OR THE OBLIGATION TO CREATE OR IMPOSE) ANY LIEN OR ENCUMBRANCE ON ANY OF THE ASSETS OF THE PLEDGOR OR ANY OF ITS SUBSIDIARIES EXCEPT AS CONTEMPLATED BY THIS AGREEMENT; (VI) ALL THE SHARES OF THE PLEDGED STOCK AND PLEDGED INTERESTS HAVE BEEN DULY AND VALIDLY ISSUED, ARE FULLY PAID AND NON-ASSESSABLE (IN THE CASE OF PLEDGED STOCK) AND ARE SUBJECT TO NO OPTIONS TO PURCHASE OR SIMILAR RIGHTS; AND (VII) THE

PLEDGE, COLLATERAL ASSIGNMENT AND, IN THE CASE OF CERTIFICATED SECURITIES (OTHER THAN THE SHARED COLLATERAL FOR SO LONG AS THE INTERCREDITOR AGREEMENT REMAINS IN FULL FORCE AND EFFECT), DELIVERY TO THE COLLATERAL AGENT OF THE SECURITIES OR, IN THE CASE OF UNCERTIFICATED SECURITIES AND THE SHARED COLLATERAL, THE FILING OF A FINANCING STATEMENT NAMING THE PLEDGOR, AS DEBTOR, AND THE COLLATERAL AGENT, AS SECURED PARTY, IN EACH CASE PURSUANT TO THIS AGREEMENT CREATES A VALID AND PERFECTED LIEN ON THE COLLATERAL, SUBJECT TO NO OTHER LIEN OR TO ANY AGREEMENT PURPORTING TO GRANT TO ANY THIRD PARTY A LIEN ON THE PROPERTY OR ASSETS OF THE PLEDGOR WHICH WOULD INCLUDE THE COLLATERAL, EXCEPT PERMITTED LIENS. THE PLEDGOR COVENANTS AND AGREES THAT IT WILL TAKE COMMERCIALLY REASONABLE STEPS TO DEFEND THE COLLATERAL AGENT’S RIGHT, TITLE AND SECURITY INTEREST IN AND TO THE COLLATERAL AGAINST THE CLAIMS AND DEMANDS OF ALL PERSONS WHOMSOEVER; AND THE PLEDGOR COVENANTS AND AGREES THAT IT WILL HAVE LIKE TITLE TO AND RIGHT TO PLEDGE ANY OTHER PROPERTY AT ANY TIME HEREAFTER PLEDGED TO THE COLLATERAL AGENT AS COLLATERAL HEREUNDER AND WILL LIKEWISE TAKE COMMERCIALLY REASONABLE STEPS TO DEFEND THE RIGHT THERETO AND SECURITY INTEREST THEREIN OF THE COLLATERAL AGENT AND THE SECURED CREDITORS.

               11. The Pledgor further represents, warrants and covenants that the exact legal name, type of organization and jurisdiction of organization (together with the organizational identification number, if any, issued by such jurisdiction to the Pledgor) of the Pledgor is set forth in Schedule B hereto. The Pledgor shall not change its name, “reincorporate” or “reorganize” or otherwise cause the Collateral to be transferred to a Person incorporated or organized in another state except to the extent (x) permitted pursuant to the provisions of the Indenture, (y) it shall have given to Collateral Agent not less than 10 days’ prior written notice (in the form of an officers’ certificate) of its intention so to do clearly describing such transaction and providing such other information in connection therewith as Collateral Agent may reasonably request and (z) with respect to such transaction, the Pledgor shall have taken all action reasonably satisfactory to Collateral Agent to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Collateral intended to be granted hereby.

               ARTICLE SEVENTY REGISTRATION, ETC. IF AT ANY TIME WHEN THE COLLATERAL AGENT SHALL DETERMINE TO EXERCISE ITS RIGHT TO SELL ALL OR ANY PART OF THE PLEDGED SECURITIES PURSUANT TO SECTION 7, AND SUCH PLEDGED SECURITIES OR THE PART THEREOF TO BE SOLD SHALL NOT, FOR ANY REASON WHATSOEVER, BE EFFECTIVELY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS THEN IN EFFECT, THE COLLATERAL AGENT MAY BUT WITHOUT ANY OBLIGATION, IN ITS SOLE AND ABSOLUTE DISCRETION, SELL SUCH PLEDGED SECURITIES OR PART THEREOF BY PRIVATE SALE IN SUCH MANNER AND UNDER SUCH CIRCUMSTANCES AS THE COLLATERAL AGENT MAY DEEM REASONABLY NECESSARY OR ADVISABLE IN ORDER THAT SUCH SALE MAY LEGALLY BE EFFECTED WITHOUT SUCH REGISTRATION. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN ANY SUCH EVENT THE COLLATERAL AGENT, IN ITS COMMERCIALLY REASONABLE DISCRETION, (I) MAY PROCEED TO

MAKE SUCH PRIVATE SALE NOTWITHSTANDING THAT A REGISTRATION STATEMENT FOR THE PURPOSE OF REGISTERING SUCH PLEDGED SECURITIES OR PART THEREOF SHALL HAVE BEEN FILED UNDER SUCH SECURITIES ACT, (II) MAY APPROACH AND NEGOTIATE WITH A SINGLE POSSIBLE PURCHASER TO EFFECT SUCH SALE AND (III) MAY RESTRICT SUCH SALE TO A PURCHASER WHO WILL REPRESENT AND AGREE THAT SUCH PURCHASER IS PURCHASING FOR ITS OWN ACCOUNT, FOR INVESTMENT, AND NOT WITH A VIEW TO THE DISTRIBUTION OR SALE OF SUCH PLEDGED SECURITIES OR PART THEREOF. IN THE EVENT OF ANY SUCH SALE, THE COLLATERAL AGENT SHALL INCUR NO RESPONSIBILITY OR LIABILITY FOR SELLING ALL OR ANY PART OF THE PLEDGED SECURITIES AT A PRICE WHICH THE COLLATERAL AGENT, IN ITS COMMERCIALLY REASONABLE DISCRETION, IN GOOD FAITH DEEMS REASONABLE UNDER THE CIRCUMSTANCES, NOTWITHSTANDING THE POSSIBILITY THAT A SUBSTANTIALLY HIGHER PRICE MIGHT BE REALIZED IF THE SALE WERE DEFERRED UNTIL AFTER REGISTRATION AS AFORESAID.

               ONE-ARTICLE SEVENTY TERMINATION; RELEASE. 8. ON THE TERMINATION DATE, THIS AGREEMENT AND THE SECURITY INTEREST CREATED HEREBY SHALL TERMINATE, AND THE COLLATERAL AGENT SHALL, AT THE REQUEST AND EXPENSE OF THE PLEDGOR, EXECUTE AND DELIVER TO THE PLEDGOR AS PROMPTLY THEREAFTER AS REASONABLY PRACTICABLE A PROPER INSTRUMENT OR INSTRUMENTS PROVIDED TO IT ACKNOWLEDGING THE SATISFACTION AND TERMINATION OF THIS AGREEMENT, AND WILL DULY ASSIGN, TRANSFER AND DELIVER TO THE PLEDGOR (WITHOUT RECOURSE AND WITHOUT ANY REPRESENTATION OR WARRANTY OTHER THAN A REPRESENTATION THAT THE COLLATERAL AGENT HAS NOT GRANTED ANY LIEN ON OR SECURITY INTEREST IN THE COLLATERAL) SUCH OF THE COLLATERAL AS MAY BE IN THE POSSESSION OF THE COLLATERAL AGENT OR ANY OF ITS SUB-AGENTS AND HAS NOT THERETOFORE BEEN SOLD OR OTHERWISE APPLIED OR RELEASED PURSUANT TO THIS AGREEMENT, TOGETHER WITH ANY PROCEEDS OF COLLATERAL AT THE TIME HELD BY THE COLLATERAL AGENT OR ANY OF ITS SUB-AGENTS HEREUNDER.

               12. In the event that any part of the Collateral is sold in connection with a sale permitted by Section 4.16 of the Indenture or released in accordance with Section 11.05 of the Indenture and the proceeds of such sale or sales or from such release are applied in accordance with, and to the extent required by, the Indenture, to the extent required to be so applied, the Collateral Agent, at the request and expense of the Pledgor, will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent or any of its sub-agents and has not theretofore been released pursuant to this Agreement.

               13. At any time that the Pledgor desires that Collateral be released as provided in the foregoing subsection (a) or (b), it shall deliver to the Collateral Agent a certificate signed by its chief financial officer stating that the release of the respective Collateral is permitted pursuant to such subsection (a) or (b).

               14. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with this Section 17.

               TWO-ARTICLE SEVENTY NOTICES, ETC. ALL NOTICES AND COMMUNICATIONS HEREUNDER SHALL BE TELECOPIED OR DELIVERED BY MESSENGER OR OVERNIGHT COURIER SERVICE AND ALL SUCH NOTICES AND COMMUNICATIONS SHALL, WHEN MAILED, TELEGRAPHED, TELEXED, TELECOPIED, OR CABLED OR SENT BY OVERNIGHT COURIER, BE EFFECTIVE WHEN DELIVERED TO THE TELEGRAPH COMPANY, CABLE COMPANY OR OVERNIGHT COURIER, AS THE CASE MAY BE, OR SENT BY TELEX OR TELECOPIER AND WHEN MAILED SHALL BE EFFECTIVE THREE BUSINESS DAYS FOLLOWING DEPOSIT IN THE MAIL WITH PROPER POSTAGE, EXCEPT THAT NOTICES AND COMMUNICATIONS TO THE COLLATERAL AGENT SHALL NOT BE EFFECTIVE UNTIL RECEIVED BY THE COLLATERAL AGENT. ALL NOTICES AND OTHER COMMUNICATIONS SHALL BE IN WRITING AND ADDRESSED AS FOLLOWS:

(a)	if to the Pledgor, at:

with a copy to:

with a copy to:

(b)	if to the Collateral Agent, at:

or at such other address as shall have been furnished in writing by any Person described above to and received by the party required to give notice hereunder.

               THREE-ARTICLE SEVENTY WAIVER; AMENDMENT. NONE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT MAY BE CHANGED, WAIVED, MODIFIED OR VARIED IN ANY MANNER WHATSOEVER EXCEPT IN ACCORDANCE WITH ARTICLE NINE OF THE INDENTURE.

               FOUR-ARTICLE SEVENTY MISCELLANEOUS. THIS AGREEMENT SHALL BE BINDING UPON THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS AND SHALL INURE TO THE BENEFIT OF AND BE ENFORCEABLE BY EACH OF THE PARTIES HERETO AND ITS SUCCESSORS AND ASSIGNS. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE HEADINGS IN THIS AGREEMENT ARE FOR PURPOSES OF REFERENCE ONLY AND SHALL NOT LIMIT OR DEFINE THE MEANING HEREOF. THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, EACH OF WHICH SHALL BE AN ORIGINAL, BUT ALL OF WHICH SHALL CONSTITUTE ONE INSTRUMENT. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT SHALL PROVE TO BE INVALID OR UNENFORCEABLE, SUCH PROVISION SHALL BE DEEMED TO BE SEVERABLE FROM THE OTHER PROVISIONS OF THIS AGREEMENT, WHICH SHALL REMAIN BINDING ON ALL PARTIES HERETO.

               FIVE-ARTICLE SEVENTY RECOURSE. THIS AGREEMENT IS MADE WITH FULL RECOURSE TO THE PLEDGOR AND PURSUANT TO AND UPON ALL THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS ON THE PART OF THE PLEDGOR CONTAINED HEREIN OR IN THE INDENTURE, AND OTHERWISE IN WRITING IN CONNECTION HEREWITH OR THEREWITH.

               SIX-ARTICLE SEVENTY THE COLLATERAL AGENT. 9. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement acknowledges and agrees that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. In connection with its appointment and acting hereunder, the Collateral Agent shall be entitled to all rights, privileges, benefits, protections, immunities and indemnities provided to it under the Indenture.

               15. Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

               16. The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or wilful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Pledgor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

               17. The Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in the jurisdiction other than the United States.

               SEVEN-ARTICLE SEVENTY INTERCREDITOR AGREEMENT.

          (a) The Liens granted hereunder in favor of the Collateral Agent for the benefit of the Secured Creditors in respect of the Shared Collateral and the exercise of any right or remedy related thereto hereunder shall be subject, in each case, to the terms of the Intercreditor Agreement.

          (b) In the event of any conflict between the terms and provisions of this Agreement and of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern.

          (c) Notwithstanding anything to the contrary herein, any provision hereof that requires the Pledgor to (i) deliver any Shared Collateral to the Collateral Agent or (ii) provide that the Collateral Agent have control over such Shared Collateral may be satisfied by (A) the delivery of such Shared Collateral by the Pledgor to the Credit Agreement Collateral Agent for the benefit of the Lenders and the Collateral Agent for the benefit of the Secured Creditors pursuant to Section 5.4 of the Intercreditor Agreement and (B) providing that the Credit Agreement Collateral Agent be provided with control with respect to such Shared Collateral of the Pledgor for the benefit of the Lenders and the Collateral Agent for the benefit of Secured Creditors pursuant to Section 5.4 of the Intercreditor Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

,
as the Pledgor

By:
Name:
Title:

THE BANK OF NEW YORK, as Collateral Agent
By:
Name:
Title:

SCHEDULE A

Part I. Pledged Stock

Percentage of
Class of
Name of		Number	Certificate	Capital Stock
Issuing Corporation	Type of Shares	of Shares	No(s).	of Issuer

Part II. Pledged Interests

Name of Issuing			Percentage of all Outstanding
Non-Corporate Entity	Type of Interest	Certificate No(s).	Interests of Issuer

SCHEDULE B

Organizational
Pledgor’s	Type of	Jurisdiction of	Identification	Chief Executive	Principal Place
Exact Name	Organization	Organization	Number	Office	of Business

EXHIBIT 1

LEDGE AMENDMENT

               This Pledge Amendment, dated _______, is delivered pursuant to Section 3.2 of the Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the PLEDGE AGREEMENT, dated as of November 24, 2004, between the undersigned and The Bank of New York, as Collateral Agent (the “Agreement”; capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement) and that the Pledged Securities listed on this Pledge Amendment shall be deemed to be and shall become part of the Collateral and shall secure all Obligations.

,
as the Pledgor

By:
Name:
Title:

Part I. Pledged Stock

Percentage of
Class of
Name of		Number	Certificate	Capital Stock
Issuing Corporation	Type of Shares	of Shares	No(s).	of Issuer

Part II. Pledged Interests

Name of Issuing			Percentage of all Outstanding
Non-Corporate Entity	Type of Interest	Certificate No(s).	Interests of Issuer

EXHIBIT 2

FORM OF ISSUER ACKNOWLEDGMENT

               The undersigned hereby (i) acknowledges receipt of a copy of the PLEDGE AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”; capitalized terms used herein but not defined herein have the meanings given such terms in the Agreement), dated as of November 24, 2004, between [NAME OF ENTITY], a[n] [JURISDICTION OF INCORPORATION] corporation (the “Pledgor”), and THE BANK OF NEW YORK, as collateral agent (in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted and confirmed under the Agreement in [DESCRIBE SECURITIES] (the “Uncertificated Securities”), (iii) agrees that it will comply with the instructions of the Collateral Agent with respect to the Uncertificated Securities and all proceeds and other interests related thereto constituting Collateral without further consent by the Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any Person in the Uncertificated Securities or any related Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Agreement in connection with the registration of the Uncertificated Securities thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[NAME OF ISSUER]
By:
Name:
Title:

K-21